EXHIBIT 99.2

                                                              [EXECUTION COPY]

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                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                            ALLSCRIPTS HOLDING, INC.,



                                ALLSCRIPTS, INC.,


                            BURSAR ACQUISITION, INC.,



                         BURSAR ACQUISITION NO. 2, INC.,



                             IDX SYSTEMS CORPORATION


                                       AND


                           CHANNELHEALTH INCORPORATED


                            DATED AS OF JULY 13, 2000


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
                                TABLE OF CONTENTS

Section                                                                                                                 Page
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Article I                 THE MERGERS.....................................................................................2

           1.1       The Allscripts Merger................................................................................2

           1.2       The ChannelHealth Merger.............................................................................3

           1.3       Closing..............................................................................................3

           1.4       Effective Time.......................................................................................3

           1.5       Effects of the Mergers...............................................................................4

           1.6       Names of Surviving Corporations......................................................................4

           1.7       Charter Documents....................................................................................4

           1.8       Directors............................................................................................4

Article II                EFFECT OF THE MERGERS ON THE STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES....4

           2.1       Effect on Allscripts Stock...........................................................................4

           2.2       Effect on ChannelHealth Common Stock.................................................................5

           2.3       Exchange of Certificates.............................................................................7

           2.4       Lost Certificates...................................................................................10

           2.5       Withholding Rights..................................................................................10

           2.6       Stockholders' Representative........................................................................11

           2.7       Effect of ChannelHealth Stockholders' Approval of the ChannelHealth Merger..........................12

           2.8       Further Assurances..................................................................................13

Article III               EARNOUT........................................................................................13

           3.1       Earnout.............................................................................................13

           3.2       Registration of Earnout Shares......................................................................15

           3.3       Registration Procedures.............................................................................15

           3.4       Requirements of ChannelHealth Stockholders..........................................................17

           3.5       Indemnification and Contribution....................................................................17

           3.6       Registrations on behalf of Other Holders............................................................20

           3.7       Assignment of Rights................................................................................20

           3.8       Blackouts...........................................................................................20


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Section                                                                                                                 Page
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Article IV                RETENTION OF ASSETS............................................................................20

           4.1       Assets Retained by IDX..............................................................................20

Article V                 ACCRUED LIABILITIES ADJUSTMENT.................................................................21

           5.1       Adjustment to ChannelHealth Cash Reserves...........................................................21

           5.2       Termination of Agreement............................................................................23

           5.3       Procedure Upon Termination..........................................................................23

           5.4       Effect of Termination...............................................................................23

ARTICLE VI-A              23

REPRESENTATIONS AND WARRANTIES OF IDX....................................................................................23

           6A.1      Organization and Good Standing......................................................................23

           6A.2      Authorization of Agreement..........................................................................23

           6A.3      Conflicts; Consents of Third Parties................................................................24

           6A.4      Financial Advisors..................................................................................24

           6A.5      ChannelHealth Capitalization........................................................................25

           6A.6      Ownership and Transfer of Shares....................................................................25

           6A.7      Related Party Transactions..........................................................................25

           6A.8      Material Contracts..................................................................................25

           6A.9      Opinion of Financial Advisor........................................................................25

Article VI                REPRESENTATIONS AND WARRANTIES OF CHANNELHEALTH................................................26

           6.1       Organization and Good Standing......................................................................26

           6.2       Authorization of Agreement..........................................................................26

           6.3       Capitalization......................................................................................26

           6.4       No Subsidiaries.....................................................................................27

           6.5       Corporate Records...................................................................................27

           6.6       Conflicts; Consents of Third Parties................................................................27

           6.7       Financial Statements................................................................................28

           6.8       No Undisclosed Liabilities..........................................................................28

           6.9       Absence of Certain Developments.....................................................................28

           6.10      Taxes...............................................................................................30

           6.11      Real Property.......................................................................................32

           6.12      Tangible Personal Property..........................................................................32

           6.13      Intangible Property.................................................................................33


                                       ii
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Section                                                                                                                 Page
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           6.14      Material Contracts..................................................................................34

           6.15      Employee Benefits...................................................................................34

           6.16      Labor...............................................................................................37

           6.17      Litigation..........................................................................................37

           6.18      Compliance with Laws; Permits.......................................................................38

           6.19      Environmental Matters...............................................................................38

           6.20      Insurance...........................................................................................39

           6.21      Inventories; Receivables; Payables..................................................................39

           6.22      Related Party Transactions..........................................................................39

           6.23      Customers and Suppliers.............................................................................39

           6.24      Banks...............................................................................................40

           6.25      Registration Statement; Proxy Statement/Prospectus..................................................40

           6.26      No Misrepresentation................................................................................40

           6.27      Financial Advisors..................................................................................41

Article VII               REPRESENTATIONS AND WARRANTIES OF PARENT AND ALLSCRIPTS........................................41

           7.1       Organization and Good Standing......................................................................41

           7.2       Authorization of Agreement..........................................................................41

           7.3       Conflicts; Consents of Third Parties................................................................41

           7.4       Shares..............................................................................................42

           7.5       Capitalization......................................................................................42

           7.6       Options and Warrants; Registration Rights...........................................................43

           7.7       Allscripts SEC Filings..............................................................................43

           7.8       Litigation..........................................................................................43

           7.9       Financial Advisors..................................................................................44

           7.10      Absence of Material Adverse Change..................................................................44

           7.11      No Undisclosed Liabilities..........................................................................44

           7.12      Compliance with Laws; Permits.......................................................................44

           7.13      Registration Statement; Proxy Statement/Prospectus..................................................44

           7.14      Operation of SubA and SubB..........................................................................45

           7.15      Opinion of Financial Advisor........................................................................45

           7.16      No Misrepresentation................................................................................45


                                      iii
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Section                                                                                                                 Page
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Article VIII              COVENANTS......................................................................................45

           8.1       Access to Information...............................................................................45

           8.2       Conduct of Business Pending the Closing.............................................................46

           8.3       Consents............................................................................................49
           8.4       Filings with Governmental Bodies....................................................................50

           8.5       Other Actions.......................................................................................50

           8.6       No Solicitation.....................................................................................50

           8.7       Preservation of Records.............................................................................51

           8.8       Publicity...........................................................................................51

           8.9       Repayment of Loans..................................................................................51

           8.10      Use of Names........................................................................................51

           8.11      Stock Options.......................................................................................52

           8.12      Employees and Employee Benefit Obligations..........................................................52

           8.13      Listing of Parent Shares and Earnout Shares.........................................................53

           8.14      Allscripts Special Meeting..........................................................................53

           8.15      ChannelHealth Special Meeting.......................................................................53

           8.16      Blue Sky Approvals..................................................................................54

           8.17      Indemnification of Officers and Directors...........................................................54

           8.18      Proxy Statement/Prospectus; Registration Statement..................................................55

           8.19      Rule 144............................................................................................55

           8.20      Tax Covenant........................................................................................56

           8.21      Stock Rights and Restrictions Agreement.............................................................56

Article IX                CONDITIONS TO CLOSING..........................................................................56

           9.1       Conditions Precedent to Obligations of Parent and Allscripts........................................56

           9.2       Conditions Precedent to Obligations of IDX and ChannelHealth........................................58

Article X                 DOCUMENTS TO BE DELIVERED......................................................................59

           10.1      Documents to be Delivered by IDX and ChannelHealth..................................................59

           10.2      Documents to be Delivered by Allscripts.............................................................60

Article XI                INDEMNIFICATION................................................................................60

           11.1      Non-Tax Indemnification.............................................................................60

           11.2      Non-Tax Indemnification Procedures..................................................................62

           11.3      Tax Matters.........................................................................................64


                                       iv
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Section                                                                                                                 Page
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           11.4      Employee Benefits and Labor Indemnity...............................................................68

           11.5      Tax Treatment of Indemnity Payments.................................................................68

           11.6      Limitations.........................................................................................68

           11.7      Acknowledgement by Allscripts.......................................................................69

Article XII               MISCELLANEOUS..................................................................................70

           12.1      Certain Definitions.................................................................................70

           12.2      Survival of Representations and Warranties..........................................................77

           12.3      Expenses............................................................................................78

           12.4      Specific Performance................................................................................78

           12.5      Further Assurances..................................................................................78

           12.6      Submission to Jurisdiction; Consent to Service of Process...........................................78

           12.7      Entire Agreement; Amendments and Waivers............................................................79

           12.8      Governing Law.......................................................................................79

           12.9      Table of Contents and Headings......................................................................79

           12.10     No Third Party Beneficiaries........................................................................79

           12.11     Notices.............................................................................................79

           12.12     Severability........................................................................................81

           12.13     Binding Effect; Assignment..........................................................................81

           12.14     Counterpart Execution...............................................................................81


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                             SCHEDULES AND EXHIBITS
                             ----------------------

SCHEDULES

IDX SCHEDULES:

Schedule 6A.3                  -          Conflicts
Schedule 6A.5                  -          Capitalization
Schedule 6A.7                  -          Related Party Transactions
Schedule 6A.8                  -          Material Contracts

CHANNELHEALTH SCHEDULES:

Schedule 3.1(b)(ii)            -          Qualifying Sales
Schedule 4.1                   -          Retained Assets
Schedule 6.3(b)                -          Capitalization
Schedule 6.6(a)                -          Conflicts
Schedule 6.8                   -          Assumed Liabilities
Schedule 6.9                   -          Certain Developments
Schedule 6.10                  -          Tax Returns
Schedule 6.10(o)               -          Tax Incentives
Schedule 6.11                  -          Real Property
Schedule 6.12(a)               -          Personal Property Leases
Schedule 6.13                  -          Intangible Property
Schedule 6.14                  -          Material Contracts
Schedule 6.15(a)               -          Plans
Schedule 6.15(c)               -          Qualified Plan Exceptions
Schedule 6.16(a)               -          Labor Agreements
Schedule 6.16(b)               -          Labor Organizations
Schedule 6.17                  -          Litigation
Schedule 6.19                  -          Environmental Matters
Schedule 6.20                  -          Insurance Policies
Schedule 6.22                  -          Related Party Transactions
Schedule 6.23                  -          Customers and Suppliers
Schedule 6.24                  -          Banks
Schedule 7.3                   -          Conflicts
Schedule 7.6                   -          Registration Rights
Schedule 8.10                  -          Names
Schedule 8.12(a)               -          Management Employees
Schedule 8.12(b)               -          Operational Employees

EXHIBITS
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
Exhibit A-1          -         Voting Agreement and Irrevocable Proxy of IDX
Exhibit A-2          -         Voting Agreement and Irrevocable Proxy of Pequot
Exhibit B-1          -         Voting Agreement and Irrevocable Proxy of Morgan Stanley Venture Partners III, L.P. and Morgan
                               Stanley Venture Investors III, L.P.
Exhibit B-2          -         Voting Agreement and Irrevocable Proxy of Liberty Partners Holdings 6, LLC
Exhibit C            -         ChannelHealth/IDX Asset Purchase Agreement
Exhibit D            -         Strategic Alliance Agreement
Exhibit E            -         Stock Rights and Restrictions Agreement
Exhibit F            -         Cross-License Agreement
Exhibit G            -         Terms of Transition Services Agreement
Exhibit H            -         Lease Agreement


                     AGREEMENT AND PLAN OF MERGER, dated as of July 13, 2000 ("this Agreement"), among ALLSCRIPTS HOLDING, INC., a Delaware corporation ("Parent"), ALLSCRIPTS, INC., a Delaware corporation ("Allscripts"), BURSAR ACQUISITION, INC., a Delaware corporation ("SubA"), BURSAR ACQUISITION NO. 2, INC., a Delaware corporation ("SubB"), IDX SYSTEMS CORPORATION, a Vermont corporation ("IDX") and CHANNELHEALTH INCORPORATED, a Delaware corporation ("ChannelHealth").

                     WHEREAS, (i) Parent is a newly formed corporation organized and existing under the laws of the State of Delaware, the issued and outstanding capital stock of which is owned by Allscripts; (ii) Allscripts is a corporation organized and existing under the laws of the State of Delaware; (iii) IDX is a corporation organized and existing under the laws of the State of Vermont and
(iv) ChannelHealth is a corporation organized and existing under the laws of the State of Delaware, 88.49% of the issued and outstanding capital stock of which is owned by IDX as of the date of this Agreement;

                     WHEREAS, Allscripts has caused Parent to form SubA and SubB, each a wholly owned subsidiary of Parent, and all the outstanding capital stock of each of SubA and SubB is owned by Parent;

                     WHEREAS, the Board of Directors of each of Allscripts and ChannelHealth deem it advisable and in the best interests of their stockholders that each of Allscripts and ChannelHealth become subsidiaries of Parent pursuant to the Mergers (as defined in Section 1.2) as provided for in this Agreement;

                     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent and Allscripts entering into this Agreement, Allscripts and each of IDX and Pequot Private Equity Fund II, L.P. ("Pequot") are entering into a separate Voting Agreement and Irrevocable Proxy dated the date hereof (the "ChannelHealth Voting Agreements") in the forms of Exhibit A-1 and Exhibit A-2 hereto, respectively, pursuant to which each of IDX and Pequot will agree to vote to adopt this Agreement and to take such certain other actions in furtherance of the ChannelHealth Merger;

                     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to IDX and ChannelHealth entering into this Agreement, ChannelHealth and each of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and Liberty Partners Holdings 6, LLC are entering into a separate Voting Agreement and Irrevocable Proxy dated the date hereof (the "Allscripts Voting Agreements") in the forms of Exhibit B-1 and Exhibit B-2 hereto, respectively, pursuant to which each of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and Liberty Partners Holdings 6, LLC will agree to vote to approve the issuance of the shares of Parent Common Stock to the stockholders of ChannelHealth necessary to consummate the ChannelHealth Merger and to take such certain other actions in furtherance of the Merger;

                     WHEREAS, simultaneously with the execution and delivery of this Agreement, ChannelHealth and IDX are entering into an Asset Purchase Agreement dated the date hereof (the "ChannelHealth/IDX Asset Purchase Agreement") in the form of Exhibit C hereto;

                     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

                     WHEREAS, for federal income tax purposes, it is intended that the formation of Parent and the Mergers to effectuate the contribution of all the outstanding shares of ChannelHealth Stock (as defined herein) and Allscripts Common Stock (as defined herein) to Parent in exchange for Parent Common Stock constitute an exchange under Section 351 and/or a reorganization within the meaning of Section 368(a) of the Code; and

                     WHEREAS, for financial accounting purposes, it is intended that the transactions contemplated by this Agreement will be accounted for as a purchase transaction.

                     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   Article I

                                   THE MERGERS

                     1.1 The Allscripts Merger.

                     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SubA shall merge with and into Allscripts (the "Allscripts Merger") at the Effective Time (as defined in Section 1.4), and each share of common stock, par value $0.01 per share, of Allscripts (the "Allscripts Common Stock") not directly owned by Allscripts and issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") as set forth in Section 2.1. Following the Effective Time, the separate corporate existence of SubA shall cease and Allscripts shall be the surviving corporation in the Allscripts Merger (the "Allscripts Surviving Corporation") and shall become a wholly owned subsidiary of Parent. Allscripts shall succeed to and assume all the rights and obligations of SubA in accordance with the DGCL.

                     (b) In connection with the Allscripts Merger, Allscripts shall take such actions as may be necessary to cause Parent to reserve sufficient shares of Parent Common Stock, prior to the Allscripts Merger, to permit the issuance of shares of Parent Common Stock to the holders of the Allscripts Common Stock as of the Effective Time in accordance with the terms of this Agreement.

                     1.2 The ChannelHealth Merger.

                     (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, SubB shall merge with and into ChannelHealth (the "ChannelHealth Merger", and together with the Allscripts Merger, the "Mergers") at the Effective Time, and each issued and outstanding share of common stock , $0.001 par value of ChannelHealth (the "ChannelHealth Common Stock") and each outstanding share of Series A Convertible Preferred Stock, $0.001 par value of ChannelHealth (the "ChannelHealth Preferred Stock" and together with the ChannelHealth Common Stock, the "ChannelHealth Stock") not directly owned by ChannelHealth shall be converted into the right to receive shares of Parent Common Stock as set forth in Section 2.2. Following the Effective Time, the separate corporate existence of SubB shall cease and ChannelHealth shall be the surviving corporation in the ChannelHealth Merger (the "ChannelHealth Surviving Corporation", and together with the Allscripts Surviving Corporation, the "Surviving Corporations") and shall become a wholly owned subsidiary of Parent. ChannelHealth shall succeed to and assume all the rights and obligations of SubB in accordance with the DGCL.

                     (b) In connection with the ChannelHealth Merger, Allscripts shall take such actions as may be necessary to cause Parent to reserve sufficient shares of Parent Common Stock, prior to the ChannelHealth Merger, to permit the issuance of shares of Parent Common Stock to the holders of the ChannelHealth Stock as of the Effective Time in accordance with the terms of this Agreement.

                     1.3 Closing. The closing of the Mergers (the "Closing") will take place at 9:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

                     1.4 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, individually, a "Certificate of Merger" with respect to one of the Mergers and collectively with respect to both Mergers, the "Certificates of Merger") executed in accordance with the DGCL for each Merger, and shall make all other filings or recordings required under the DGCL as applicable. Each Merger shall become effective at such time as is specified in the applicable Certificate of Merger (the time at which both the Mergers become fully effective being hereinafter referred to as the "Effective Time").

                     1.5 Effects of the Mergers. The Mergers shall have the effects set forth in Section 259 of the DGCL.

                     1.6 Names of Surviving Corporations. The names of the Surviving Corporations from and after the Effective Time shall be "Allscripts" and "ChannelHealth" respectively, until changed or amended in accordance with applicable law.

                     1.7 Charter Documents. At the Effective Time (i) the Certificate of Incorporation and Bylaws of SubA, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Allscripts Surviving Corporation, and (ii) the Certificate of Incorporation and Bylaws of SubB, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the ChannelHealth Surviving Corporation.

                     1.8 Directors.

                     (a) SubA. The directors of SubA at the Effective Time shall be the directors of the Allscripts Surviving Corporation until the next annual meeting of stockholders of the Allscripts Surviving Corporation (or their earlier resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

                     (b) SubB. The directors of SubB at the Effective Time shall be the directors of the ChannelHealth Surviving Corporation until the next annual meeting of stockholders of the ChannelHealth Surviving Corporation (or their earlier resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.


                                   Article II

              EFFECT OF THE MERGERS ON THE STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

                     2.1 Effect on Allscripts Stock. At the Effective Time, by virtue of the Allscripts Merger and without any action on the part of SubA, Allscripts or the holders of any securities of Allscripts or SubA:

                     (a) Cancellation of Treasury Stock. Each share of Allscripts Common Stock that is owned directly by Allscripts immediately prior to the Effective Time, if any, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                     (b) Conversion of Allscripts Common Stock. Subject to
Section 2.3(e), each share of Allscripts Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) (the "Allscripts Exchange Ratio") fully paid and non-assessable share of Parent

Common Stock (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Allscripts Common Stock between the date of this Agreement and the Closing) (the "Allscripts Merger Consideration"). As of the Effective Time and without any action on the part of the holders thereof, all such shares of Allscripts Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Allscripts Common Stock (the "Allscripts Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) if applicable, certain dividends and other distributions in accordance with Section 2.3(c) and (iii) if applicable, cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.3(e), without interest.

                     (c) Conversion of Common Stock of SubA. Each share of common stock, par value $.01 per share, of SubA issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Allscripts Surviving Corporation.

                     2.2 Effect on ChannelHealth Common Stock. As of the Effective Time, by virtue of the ChannelHealth Merger and without any action on the part of SubB, ChannelHealth or the holders of any securities of ChannelHealth or SubB:

                     (a) Cancellation of Treasury Stock. Each share of ChannelHealth Stock that is owned directly by ChannelHealth, if any, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                     (b) Conversion of ChannelHealth Stock. Subject to Section 2.3(e), each share of ChannelHealth Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.2(a) and ChannelHealth Dissenting Shares (as defined in Section 2.2(e) below)) shall be converted into the right to receive .33730 (the "ChannelHealth Exchange Ratio") fully paid and non-assessable shares of Parent Common Stock (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Allscripts Common Stock between the date of this Agreement and the Closing) (the "ChannelHealth Merger Consideration"). As of the Effective Time and without any action on the part of the holders thereof, all such shares of ChannelHealth Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder (each, a "ChannelHealth Stockholder") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of ChannelHealth Stock (the "ChannelHealth Certificates" and together with the Allscripts Certificates, the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) the applicable ChannelHealth Merger

Consideration, (ii) if applicable, certain dividends and other distributions in accordance with Section 2.3(c), without interest, (iii) if applicable, cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.3(e), without interest and (iv) Earnout Shares, if applicable.

                     (c) Conversion of Common Stock of SubB. Each share of common stock, par value $0.01 per share, of SubB issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the ChannelHealth Surviving Corporation.

                     (d) ChannelHealth Stock Options. As soon as practicable following the date of this Agreement, Parent shall take such action as may be required to effect the following provisions of this Section 2.2(d). As of the time of Closing each option to purchase shares of ChannelHealth Common Stock (a "ChannelHealth Option") which is then outstanding shall be assumed by Parent and converted into an option (an "Assumed Option") to purchase the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to (i) the number of shares of ChannelHealth Common Stock subject to such option multiplied by (ii) the ChannelHealth Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of ChannelHealth Common Stock under such option immediately prior to the Closing divided by (B) the ChannelHealth Exchange Ratio; provided, however, that in the case of any ChannelHealth Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the Assumed Options shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the converted ChannelHealth Option immediately prior to the Closing. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Assumed Options appropriate notices setting forth such holders' rights pursuant to such Assumed Options, as amended by this Section 2.2(d), and the agreements evidencing such Assumed Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 2.2(d) and such notice). Parent shall take such actions as are reasonably necessary for the assumption of the ChannelHealth Options pursuant to this Section 2.2(d), including the reservation, issuance and listing of shares of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.2(d). Parent shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to the shares of Parent Common Stock subject to the Assumed Options as soon as practicable, and in any event within thirty (30) days after the Closing Date, and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Assumed Options remain outstanding.

                     (e) ChannelHealth Dissenting Shares.

                     (i) For purposes of this Agreement, "ChannelHealth Dissenting Shares" means shares of ChannelHealth Common Stock held as of the Effective Time by a stockholder who has not voted such shares of ChannelHealth Common Stock in favor of the adoption of this Agreement and the ChannelHealth

Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. ChannelHealth Dissenting Shares shall not be converted into or represent the right to receive shares of Parent Common Stock, unless such stockholder shall have forfeited his, her or its right to appraisal under the DGCL or properly withdrawn his, her or its demand for appraisal. If such stockholder has so forfeited or withdrawn his, her or its right to appraisal of ChannelHealth Dissenting Shares, then (A) as of the occurrence of such event, such holder's ChannelHealth Dissenting Shares shall cease to be ChannelHealth Dissenting Shares and shall be converted into and represent the right to receive the shares of Parent Common Stock issuable in respect of such shares of ChannelHealth Common Stock pursuant to Section 2.2(b), and (B) promptly following the occurrence of such event, Parent shall deliver to the Exchange Agent a certificate representing the shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(b).

                     (ii) ChannelHealth shall give Parent (A) prompt notice of any written demands for appraisal of any shares of ChannelHealth Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by ChannelHealth and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. ChannelHealth shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of shares of ChannelHealth Common Stock or offer to settle or settle any such demands.

                     2.3 Exchange of Certificates.

                     (a) Exchange Agent. Prior to the Effective Time, Parent, Allscripts and ChannelHealth shall enter into an agreement with such bank or trust company as may be designated by Allscripts and ChannelHealth to act as exchange agent for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Allscripts Common Stock and ChannelHealth Stock, for exchange in accordance with this Article II through the Exchange Agent, Parent Certificates representing the number of whole shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Allscripts Common Stock and issuable pursuant to Section 2.2 in exchange for outstanding shares of ChannelHealth Stock. Parent Certificates deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund". Parent shall make available to the Exchange Agent, from time to time as required after the Effective Time, cash necessary to pay dividends and distributions in accordance with Section 2.3(c) and to make payments in lieu of any fractional shares in accordance with Section 2.3(e).

                     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the Allscripts Merger Consideration pursuant to Section 2.1, or the ChannelHealth

Merger Consideration pursuant to Section 2.2 (collectively, the "Merger Consideration"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Allscripts and ChannelHealth may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.3(c) and cash in lieu of any fractional share in accordance with Section 2.3(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of ChannelHealth Stock that is not registered in the transfer records of ChannelHealth, or of Allscripts Common Stock that is not registered in the transfer records of Allscripts, a Parent Certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non-income taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, if applicable, certain dividends or other distributions in accordance with Section 2.3(c) and, if applicable, cash in lieu of any fractional share in accordance with Section 2.3(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date on or after the Closing Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Closing Date theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to

Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Closing Date but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes.

                     (d) No Further Ownership Rights in Allscripts Common Stock or ChannelHealth Stock. All shares of Parent Common Stock issued, and all cash paid, upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Allscripts Common Stock or ChannelHealth Stock theretofore represented by such Certificates, subject, however, to the applicable Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Closing Date that may have been authorized or made by Allscripts on such shares of Allscripts Common Stock or by ChannelHealth on such shares of ChannelHealth Stock that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation of the shares of Allscripts Common Stock or ChannelHealth Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the applicable Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

                     (e) No Fractional Shares.

                     (i) No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                     (ii) The Surviving Corporations shall pay each former holder of Allscripts Common Stock or ChannelHealth Stock, as applicable, an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Allscripts Common Stock or ChannelHealth Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the Nasdaq Stock Market, Inc. (the "Nasdaq") (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the first trading day following the Closing Date.

                     (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Allscripts Common Stock and ChannelHealth Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Allscripts Common Stock and ChannelHealth Common Stock subject to and in accordance with the terms of Section 2.3(c).

                     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of their claim for the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                     (g) No Liability. None of Parent, Allscripts, ChannelHealth or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                     2.4 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the related Surviving Corporation, the posting by such person of a bond in such reasonable amount as the related Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

                     2.5 Withholding Rights. Each of the Surviving Corporations and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Allscripts Common Stock or ChannelHealth Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by either of the Surviving Corporations or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Allscripts Common Stock or ChannelHealth Stock in respect of which such deduction and withholding was made by either of the Surviving Corporations or Parent, as the case may be.

                     2.6 Stockholders' Representative.

                     (a) In order to efficiently administer the transactions contemplated hereby, including (i) the waiver of any condition to the obligation of ChannelHealth to consummate the transactions contemplated hereby, (ii) any adjustment in the Cash Reserves (as defined in Section 5.1(d) below) pursuant to
Article V, (iii) the ability to consent, approve and agree on behalf of the holders of ChannelHealth Stock at the Effective Time (the "ChannelHealth Stockholders") to the calculation of the Earnout Revenue pursuant to Article III and (iv) the orderly distribution of the ChannelHealth Merger Consideration and, if applicable, the Earnout Shares from Parent to the ChannelHealth Stockholders, the ChannelHealth Stockholders (other than IDX) hereby designate IDX as their representative (in such capacity, the "Stockholders' Representative") in the manner described in Section 2.6(d) below.

                     (b) The ChannelHealth Stockholders hereby authorize the Stockholders' Representative (i) to make all decisions on behalf of the ChannelHealth Stockholders relating to any adjustment in the Cash Reserves pursuant to Section 4.2, (ii) to make all decisions and grant all consents and approvals on behalf of the ChannelHealth Stockholders relating to the calculation of the Earnout Revenue and any distribution of Earnout Shares pursuant to Article III, (iii) to take all action necessary in connection with the waiver of any condition to the obligation of ChannelHealth to consummate the transactions contemplated hereby, (iv) to determine the ChannelHealth Stockholders to whom ChannelHealth Merger Consideration shall be distributed the amount of consideration to be so distributed, and the address of such ChannelHealth Stockholders, (v) to give and receive all notices required to be given under this Agreement and (vi) to take any and all additional action as is contemplated to be taken by or on behalf of the ChannelHealth Stockholders by the terms of this Agreement.

                     (c) All decisions and actions by the Stockholders' Representative shall be binding upon all of the ChannelHealth Stockholders and no ChannelHealth Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                     (d) By virtue of the adoption of this Agreement and the approval of the ChannelHealth Merger by the ChannelHealth Stockholders at a meeting of the ChannelHealth Stockholders (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL, each ChannelHealth Stockholder that is not a holder of ChannelHealth Dissenting Shares hereby agrees that:

                     (i) Parent shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Parent or Allscripts to the extent the Parent has relied upon the instructions or decisions of the Stockholders' Representative;

                     (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the ChannelHealth Stockholders and no ChannelHealth Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

                     (iii) the provisions of this Section 2.6 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any ChannelHealth Stockholder may have in connection with the transactions contemplated by this Agreement;

                     (iv) the provisions of this Section 2.6 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each ChannelHealth Stockholder, and any references in this Agreement to a ChannelHealth Stockholder or the ChannelHealth Stockholders shall mean and include the successors to the ChannelHealth Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

                     (v) All fees and expenses incurred by the Stockholders' Representative shall be paid by the ChannelHealth Stockholders (other than holders of ChannelHealth Dissenting Shares) in proportion to their ownership of ChannelHealth Stock immediately prior to the Effective Time.

                     2.7 Effect of ChannelHealth Stockholders' Approval of the ChannelHealth Merger. Subject to the provisions of the last sentence of this
Section 2.7, the adoption of this Agreement and the approval of the ChannelHealth Merger by the ChannelHealth Stockholders at a meeting of the ChannelHealth Stockholders (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL shall be deemed to constitute approval by each ChannelHealth Stockholder individually, to the same extent as if such ChannelHealth Stockholder were a party to this Agreement, of (i) all of the provisions of this Agreement that pertain to the ChannelHealth Stockholders and that impose liabilities, obligations or burdens on the ChannelHealth Stockholders or that limit the rights of the ChannelHealth Stockholders (including, without limitation, with respect to the rights of the ChannelHealth Stockholders to receive all or any portion of the ChannelHealth Merger Consideration), (ii) the appointment of the Stockholders' Representative,
(iii) the grant to the Stockholders' Representative of all of the powers, rights and privileges contemplated under this Agreement, (iv) the provisions of this Agreement concerning the replacement and substitution of the Stockholders' Representative and (v) any and all provisions of this Agreement that contemplate, authorize or provide for any adjustment in the ChannelHealth Merger Consideration payable to the ChannelHealth Stockholders pursuant to the ChannelHealth Merger (including, without limitation, any provisions of this Agreement that specify or provide a procedure for determining or implementing any such increase, reduction or other adjustment in the ChannelHealth Merger Consideration). Notwithstanding the foregoing, the provisions of this Section

2.7 shall not apply to those ChannelHealth Stockholders that duly exercise the appraisal rights afforded to dissenting stockholders pursuant to Section 262 of the DGCL.

                     2.8 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporations shall be authorized to execute and deliver, in the name and on behalf of Allscripts or ChannelHealth, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Allscripts or ChannelHealth, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporations any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporations as a result of, or in connection with, the Mergers.


                                  Article III

                                    EARNOUT

                     3.1 Earnout.

                     (a) In further consideration of the ChannelHealth Merger, the Parent shall issue and deliver or cause to be issued and delivered to the Stockholders' Representative for the benefit of the ChannelHealth Stockholders on or before March 31, 2003 (the "Earnout Date"), if the following conditions are satisfied:

                     (i) if the Gross Qualifying Revenues (as defined below) to Parent, or any Affiliate of Parent from January 1, 2002 to December 31, 2002 (the "Earnout Revenue") is greater than or equal to $180 million but less than or equal to $210 million, .04131 additional shares of Parent Common Stock for each share of ChannelHealth Stock held at the Effective Time (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Allscripts Common Stock between the date of this Agreement and the Earnout Date);

                     (ii) if Earnout Revenue is greater than $210 million, .06278 additional shares of Parent Common Stock for each share of ChannelHealth
Stock held at the Effective Time (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Allscripts Common Stock between the date of this Agreement and the Earnout Date);

                     (iii) if Earnout Revenue is less than $180 million, no additional shares of Parent Common Stock; or

                     (iv) if, prior to December 31, 2002, Parent sells, transfers or otherwise disposes of, or causes any of its Affiliates to sell, transfer or otherwise dispose of all or substantially all of its business or intellectual property related to physician-focused, internet based services that automate clinical, financial and administrative functions involved in the healthcare delivery process, .06278 additional shares of Parent Common Stock for each share of ChannelHealth Stock held at the Effective Time (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Allscripts Common Stock between the date of this Agreement and the Earnout Date).

                     Any shares of Parent Common Stock issued by Parent pursuant to this Section 3.1(a) are referred to in this Agreement as the "Earnout Shares." Parent shall issue the Parent Certificates representing the Earnout Shares, if any, pursuant to this Section 3.1(a) in the name of each ChannelHealth Stockholder and representing a number of shares of Parent Common Stock equal to such ChannelHealth Stockholder's percentage interest in the Earnout Shares, which percentage interests shall be based upon each holder's pro rata interest in all shares of ChannelHealth Stock issued and outstanding immediately prior to the Effective Time. No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued pursuant to this Section 3.1(a), and in lieu thereof the ChannelHealth Stockholders entitled thereto will be paid cash for their fractional share interests pursuant to the procedures set forth in Section 2.3(e). Notwithstanding anything herein to the contrary, no ChannelHealth Stockholder shall be entitled to any Earnout Shares in respect of such ChannelHealth Stockholder's ownership of ChannelHealth Dissenting Shares.

                     (b) For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                     (i) "Gross Qualifying Revenues" means revenues from Qualifying Sales (as defined below) which are recognized by Parent or any Affiliate of Parent in accordance with GAAP, prior to any reductions of any kind, including reductions of commissions paid to IDX.

                     (ii) "Qualifying Sales" are sales generated from the service lines set forth on Schedule 3.1(b)(ii), less the commissions payable to IDX set forth on such Schedule.

                     (c) Parent will report Gross Qualifying Revenues to the Stockholders' Representative on a monthly basis during the period from January 1, 2002 through December 31, 2002 not later than 30 days after the end of the month. After receiving a report from Parent and upon 15 business days written notice, up to four times per year, the Stockholders' Representative shall have the right at its expense to have reasonable access, during normal business hours, to inspect the books and records of Parent and any Affiliate of Parent relating to Gross Qualifying Revenues for the limited purpose of verifying Parent's compliance with this Article III. Parent shall make such books and records available at its offices in Libertyville, Illinois and such books and records shall be made available in the manner which they are regularly maintained by Parent. In addition, at the request of the Stockholders' Representative in accordance with this Section 3.1(c), Parent shall also make photocopies of such books and records available at IDX's primary Vermont office for inspection by the Stockholders' Representative.

                     (d) Following receipt from Parent of the final report of Gross Qualifying Revenues as provided in Section 3.1(c), the Stockholders' Representative shall have a period of 20 days after delivery to present in writing to Parent any objections thereto, which objections shall be set forth in reasonable detail. If no objections are raised within such 20-day period, the report shall be deemed accepted and approved by the Stockholders' Representative. However, in the event of a dispute, the parties shall follow the procedures set forth in Sections 5.1(c) and 5.1(e).

                     3.2 Registration of Earnout Shares. If any Earnout Shares are issued pursuant to Section 3.1, Parent shall file with the Commission, within five business days following the Earnout Date, a non-exclusive "shelf" registration statement pursuant to Rule 415 under the Securities Act covering the resale to the public by the holders of all of the Earnout Shares on a continuous basis (the "Earnout Registration Statement"). The Earnout Registration Statement will be on Form S-3 unless Parent ceases to be eligible to register the Earnout Shares for resale on such Form, in which case such registration will be on another appropriate form in accordance herewith. Parent shall use its best efforts to cause the Earnout Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. Parent shall cause the Earnout Registration Statement to remain effective until the second anniversary of the filing thereof or such earlier time as all of the Earnout Shares covered by the Earnout Registration Statement have been sold pursuant thereto.

                     3.3 Registration Procedures. In connection with Parent's registration obligations hereunder, Parent will:

                     (a) Not less than two business days prior to the filing of the Earnout Registration Statement, or any related prospectus or amendment or supplement thereto (but excluding any documents incorporated or deemed to be incorporated by reference), furnish to each ChannelHealth Stockholder and its counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of each ChannelHealth Stockholder and its counsel. Parent will in good faith seek to address any questions or issues raised by any ChannelHealth Stockholder or its counsel as a result of such review.

                     (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, as may be necessary to keep the Earnout Registration Statement continuously effective for resale of all of the Earnout Shares; (ii) cause the prospectus included therein to be amended or supplemented as required; (iii) promptly provide each ChannelHealth Stockholder and its counsel with copies of all correspondence from and to the Commission relating to the Earnout Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Earnout Shares covered by the Earnout Registration Statement.

                     (c) Notify each ChannelHealth Stockholder and its counsel immediately: (i) when a prospectus, prospectus supplement or post-effective amendment to the Earnout Registration Statement is proposed to be filed; (ii) on effectiveness of the Earnout Registration Statement or any post-effective amendment; (iii) of any request by the Commission, or other federal or state governmental authority, for amendments or supplements to the Earnout Registration Statement or prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Earnout Registration Statement or the initiation of any proceedings for that purpose; (v) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Earnout Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Earnout Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Earnout Registration Statement, prospectus or other documents so that such document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (d) Furnish to each ChannelHealth Stockholder and its counsel without charge (i) at least one conformed copy of each Earnout Registration Statement and amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested reasonably promptly after the filing of such documents with the Commission, and (ii) as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Parent hereby consents to the use of such prospectus and each amendment or supplement thereto by the ChannelHealth Stockholders and any underwriters in connection with the offering and sale of the Earnout Shares covered by such prospectus and any amendment or supplement thereto.

                     (e) Use its best efforts to register or qualify the Earnout Shares covered by the Earnout Registration Statement under the securities laws of each jurisdiction as any ChannelHealth Stockholder may reasonably request; provided, however that Parent will not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                     (f) If Parent has delivered preliminary or final prospectuses to the ChannelHealth Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, promptly notify each ChannelHealth Stockholder and promptly provide each ChannelHealth Stockholder with revised or supplemented prospectuses.

                     (g) Pay the following expenses incurred in complying with Sections 3.2 and 3.3: all registration and filing fees, exchange listing fees, fees and expenses of counsel for Parent, and fees and expenses of accountants for Parent, but excluding any brokerage fees, selling commissions or underwriting discounts and legal fees incurred by each ChannelHealth Stockholder in connection with sales under the Earnout Registration Statement.

                     3.4 Requirements of ChannelHealth Stockholders. Each ChannelHealth Stockholder shall furnish to Parent in writing such information regarding such ChannelHealth Stockholder and the proposed sale of Earnout Shares by such ChannelHealth Stockholder as is required by law to be disclosed in the Earnout Registration Statement.

                     3.5 Indemnification and Contribution.

                     (a) Indemnification by Parent. Parent will indemnify and hold harmless each ChannelHealth Stockholder, its agents (including any underwriters retained by such ChannelHealth Stockholder in connection with the offer and sale of Earnout Shares) and any directors, officers and employees of any such Person, each Person who controls any such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the directors, officers, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fee and expenses) (collectively, "Damages") arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Earnout Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such ChannelHealth Stockholder furnished in writing to Parent by such ChannelHealth Stockholder expressly for use therein or by such ChannelHealth Stockholder's failure to deliver a copy of the Earnout Registration Statement or prospectus or amendment or supplement thereto. Parent will notify each ChannelHealth Stockholder promptly of the institution, threat or assertion of any proceeding of which Parent is aware in connection with the subject matter of this Section 3.5.

                     (b) Indemnification by the ChannelHealth Stockholders. Each ChannelHealth Stockholder will indemnify and hold harmless Parent, the directors, officers, agents and employees of Parent, each person who controls Parent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Damages arising solely out of or relating solely to any untrue or alleged untrue statement of a material fact contained in the Earnout Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or relating solely to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding such ChannelHealth

Stockholder so furnished in writing by such ChannelHealth Stockholder to Parent specifically for inclusion in the Earnout Registration Statement or such prospectus. In no event will the liability of any ChannelHealth Stockholder hereunder be greater in amount than the net proceeds actually received by such ChannelHealth Stockholder from the sale of Earnout Shares pursuant to the Earnout Registration Statement. Each ChannelHealth Stockholder will notify Parent promptly of the institution, threat or assertion of any proceeding of which such ChannelHealth Stockholder is aware in connection with the subject matter of this Section 3.5.

                     (c) Conduct of Indemnification Proceedings. A party entitled, or seeking to assert rights, to indemnification under this Section 3.5 (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification pursuant to this Section 3.5 may be sought or, if earlier, upon the assertion of any such claim by a third party. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such action, suit, proceeding or claim, and shall describe (to the extent known by the Indemnified Party) the facts constituting the basis for such action, suit, proceeding or claim and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent the Indemnifying Party thereby is prejudiced. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel per jurisdiction for all Indemnified Parties. The Party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such action, suit, proceeding or claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such action, suit, proceeding or claim.

The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party.

                     (d) Contribution. If a claim for indemnification under
Section 3.5(a) or 3.5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 3.5 was available to such party in accordance with its terms.

                     The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.5(d), no ChannelHealth Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds actually received by such ChannelHealth Stockholder from the sale of Earnout Shares pursuant to the Earnout Registration Statement exceeds the amount of any damages that such ChannelHealth Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                     (e) The indemnity and contribution agreements contained in this Section 3.5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

                     3.6 Registrations on behalf of Other Holders. Parent may, at its election, include securities of other holders of Parent's securities in the Earnout Registration Statement.

                     3.7 Assignment of Rights. No ChannelHealth Stockholder may assign any of its rights under Section 3.2 through 3.7 except in connection with the transfer of some or all of its Earnout Shares to a child or spouse, or trust or other entity for their benefit; provided, however, each such transferee agrees in a written instrument delivered to Parent to be bound by the provisions of Section 3.2 through 3.7. Any such permitted transferee shall be deemed to be a "ChannelHealth Stockholder" for purposes of Section 3.2 through 3.7

                     3.8 Blackouts. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that Parent shall not be required to keep any Earnout Registration Statement effective or useable for offers and sales of the Earnout Shares, file a post effective amendment to an Earnout Registration Statement or any prospectus supplement or to supplement or amend any Earnout Registration Statement, if Parent is then involved in discussions concerning, or otherwise engaged in, any material financing, offering or investment, acquisition or divestiture transaction or other material business purpose if Parent determines in good faith that the making of such a filing, supplement or amendment at such time would interfere with such transaction or purpose. Parent shall promptly give the holders of Earnout Shares written notice of such postponement containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Upon receipt by a holder of Earnout Shares of notice of an event of the kind described in this
Section 3.8, such holder shall forthwith discontinue such holder's disposition of Earnout Shares until such holder's receipt of notice from Parent that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. Parent shall use its reasonable efforts to permit sales of Earnout Shares on such shelf registration statement for at least 180 days during any 360-day period.

                                   Article IV

                               RETENTION OF ASSETS

                     4.1 Assets Retained by IDX. Notwithstanding anything in this Agreement to the contrary, it is specifically understood and agreed that the assets of ChannelHealth identified on Schedule 4.1 hereto shall be assigned, sold, conveyed, transferred and delivered by ChannelHealth to IDX on or before the Closing Date as contemplated by the ChannelHealth/IDX Asset Purchase Agreement and shall not be included in the properties or assets of ChannelHealth acquired by Parent through the ChannelHealth Merger (the "Retained Assets").

                                   Article V

                         ACCRUED LIABILITIES ADJUSTMENT

                     5.1 Adjustment to ChannelHealth Cash Reserves.

                     (a) As soon as practicable following the Closing Date and in any event within 60 days of the Closing Date, Parent shall cause the ChannelHealth Surviving Corporation to prepare and deliver to Parent and the Stockholders' Representative a balance sheet of ChannelHealth as at the close of business on the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be audited and certified by Ernst & Young LLP, ChannelHealth's regular independent certified public accountants ("ChannelHealth's Accountants"), shall be based upon the books and records of ChannelHealth, shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and shall present fairly the financial position of ChannelHealth as at the Closing Date. All accruals as at the Closing Date which, in accordance with GAAP applied on a basis consistent with ChannelHealth's practice of the preceding fiscal year, should be reflected on a balance sheet, shall be reflected on the Closing Date Balance Sheet, including, without limitation, with respect to such items as employee bonuses, profit-sharing plan contributions and promotional expenses. Allscripts's regular independent public accountants, PricewaterhouseCoopers LLP ("Allscripts's Accountants") and the Stockholders' Representative's regular independent public accountants, Ernst & Young LLP (the "Stockholders' Representative's Accountants"), shall each have the opportunity to observe the taking of inventories in connection with the preparation of the Closing Date Balance Sheet, to consult with and to examine the work papers, schedules and other documents prepared or reviewed by ChannelHealth's Accountants in connection with the preparation of their report and of the Accrued Liabilities Certificate referred to in Section 5.1(b).

                     (b) "Accrued Liabilities" shall be the accounts payable, other current liabilities and accrued liabilities of ChannelHealth as reflected on the Closing Date Balance Sheet; provided, however, the Closing Date Balance Sheet shall not include accrued liabilities relating to Taxes for which IDX is indemnifying Allscripts pursuant to Article XI.

                     The calculation of Accrued Liabilities shall be made by ChannelHealth's Accountants, who shall render a certificate (the "Accrued Liabilities Certificate") showing such calculation and stating that such calculation has been made in accordance with the provisions of this Article V. The Accrued Liabilities Certificate shall be delivered to Parent and IDX as soon as practicable following the Closing Date but in no event later than 90 days thereafter.

                     (c) Each of Parent and IDX shall have a period of 20 days after delivery of Accrued Liabilities Certificate to present in writing to ChannelHealth's Accountants (with a copy to the other party) any objections Parent or IDX, as the case may be, may have to any of the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 20-day period, the Accrued Liabilities

Certificate shall be deemed accepted and approved by Parent and by IDX, and appropriate payment shall be made as contemplated by Section 5.2(d)

                     If IDX shall raise any objections within such 20-day period, ChannelHealth's Accountants and Parent's Accountants shall attempt to resolve the matter or matters in dispute and, if resolved, such firms shall send a joint notice to Parent and IDX stating the manner in which the dispute was resolved, ChannelHealth's Accountants shall send to Parent and IDX a confirmation of the original Accrued Liabilities Certificate or, if necessary, a revised Accrued Liabilities Certificate prepared in accordance with such resolution, and Parent's Accountants shall send a letter to Parent and IDX confirming that such confirmed or revised Accrued Liabilities Certificate is in accordance with such resolution, whereupon the confirmed or revised Accrued Liabilities Certificate shall be final and binding on the parties hereto and payment shall be made as contemplated by Section 5.2(d) within five business days following the receipt of such documents by IDX and Allscripts.

                     If such dispute cannot be resolved by Parent and IDX or by such accounting firms within 40 days after the delivery of the Accrued Liabilities Certificate, then the specific matters in dispute shall be submitted to Arthur Andersen LLP, or, if such firm declines to act in such capacity, such other firm of independent public accountants mutually acceptable to Parent and IDX, which firm shall make a final and binding determination as to such matter or matters. Arthur Andersen LLP or such other accounting firm shall send its written determination to Parent, IDX, ChannelHealth's Accountants and Parent's Accountants. ChannelHealth's Accountants shall then send to Parent and IDX a confirmation of the original Accrued Liabilities Certificate or, if necessary, a revised Accrued Liabilities Certificate prepared in accordance with such determination, and Parent's Accountants shall send a letter to Parent and IDX confirming that such confirmed or revised Accrued Liabilities Certificate is in accordance with such determination, whereupon the confirmed or revised Accrued Liabilities Certificate shall be binding on the parties hereto and payment shall be made as contemplated by Section 5.2(d) within five business days following the receipt of such documents by Parent and IDX.

                     The parties agree to cooperate with each other and each other's authorized representatives and with Arthur Andersen LLP or any other accounting firm selected by Parent and IDX in order that any and all matters in dispute shall be resolved as soon as practicable and that a final determination of the Accrued Liabilities shall be made.

                     (d) If the amount of the Accrued Liabilities shall exceed Cash Reserves (as defined below) of ChannelHealth as reflected on the Closing Date Balance Sheet, IDX shall pay to Parent, by the delivery to Parent of a certified or bank cashier's check in New York Clearing House funds, payable to the order of Parent or, at Parent's option, by wire transfer of immediately available funds to an account designated by Parent, the amount of such excess. For purposes of this Agreement, "Cash Reserves" shall mean cash and cash equivalents as reflected on the Closing Date Balance Sheet.

                     (e) The fees and expenses hereunder of ChannelHealth's Accountants shall be paid by IDX, those of Parent's Accountants shall be paid by Parent and those of Arthur Andersen LLP or any other accounting firm selected by Parent and IDX pursuant to Section 5.1(c) above shall be paid one-half by Parent and one-half by IDX.

                     5.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                     (a) At the election of IDX or Allscripts on or after December 31, 2000, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

                     (b) by mutual written consent of IDX and Allscripts; or

                     (c) by IDX or Allscripts if there shall be in effect a final Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                     5.3 Procedure Upon Termination. In the event of termination by Allscripts or IDX, or both, pursuant to Section 5.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the Mergers contemplated hereunder shall be abandoned, without further action by Allscripts, IDX or any other party hereto. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

                     5.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any such party; provided, however, that the obligations of the parties set forth in
Section 12.3 hereof and in the Non-Disclosure and Non-Use Agreement dated April 26, 2000 between IDX and Allscripts shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this
Section 5.4 shall relieve any party hereto of any liability for a breach of this Agreement.

                                  ARTICLE VI-A

                      REPRESENTATIONS AND WARRANTIES OF IDX

                     IDX hereby represents and warrants to Parent and Allscripts that:

                     6A.1 Organization and Good Standing. IDX is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont.

                     6A.2 Authorization of Agreement. IDX has full corporate power and authority to execute and deliver this Agreement, a Strategic Alliance Agreement substantially in the form of Exhibit D hereto, a Stock Rights and

Restrictions Agreement substantially in the form of Exhibit E hereto, an Amended and Restated Cross License and Software Maintenance Agreement substantially in the form of Exhibit F hereto (the "Cross License Agreement"), a Transition Services Agreement substantially in the form of Exhibit G hereto and a Facilities Lease Agreement substantially in the form of Exhibit H hereto (collectively, the "Ancillary Agreements") and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by IDX in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement and the Ancillary Agreements, the "IDX Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the IDX Documents will be at or prior to the Closing, duly executed and delivered by the IDX and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of IDX Documents when so executed and delivered will constitute, legal, valid and binding obligations of IDX, enforceable against IDX in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     6A.3 Conflicts; Consents of Third Parties.

                     (a) Except as set forth on Schedule 6A.3 hereto, neither the execution and delivery by IDX of this Agreement and of the IDX Documents, nor the compliance by IDX with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of IDX, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which IDX is a party or by which IDX or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which IDX is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of IDX and its subsidiaries, taken as a whole.

                     (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of IDX in connection with the execution and delivery of this Agreement or the IDX Documents or the compliance by IDX with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act").

                     6A.4 Financial Advisors. Other than Credit Suisse First Boston Corporation, the fees of which are the responsibility solely of IDX, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for IDX in connection with the transactions contemplated by this

Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                     6A.5 ChannelHealth Capitalization. Except as set forth on
Schedule 6A.5 hereof, there is no existing option, warrant, call, right, commitment or other agreement of any character to which IDX is a party requiring the issuance, sale or transfer of any additional shares of capital stock or other equity securities of ChannelHealth or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of ChannelHealth. IDX is not a party to any voting trust or other voting agreement with respect to any of the shares of ChannelHealth Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of ChannelHealth.

                     6A.6 Ownership and Transfer of Shares. As of the date hereof, IDX is the record and beneficial owner of (i) 25,000,000 shares of ChannelHealth Common Stock, free and clear of any and all Liens except Permitted Exceptions and (ii) no shares of ChannelHealth Preferred Stock.

                     6A.7 Related Party Transactions. Except as set forth on
Schedule 6A.7, neither IDX nor any of its Affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to ChannelHealth. To IDX's knowledge, except as set forth in Schedule 6A.7, neither IDX nor any Affiliate of IDX nor any officer or employee of any of them is a party to any Material Contract (as such term is defined in Section 6.14).

                     6A.8 Material Contracts. Schedule 6A.8 sets forth each Contract to which IDX is a party or by which it is bound under which ChannelHealth receives a direct benefit (whether by addendum to such Contract or otherwise) (the "IDX Contracts"). There have been made available to Allscripts true and complete copies of all of IDX Contracts. Except as set forth on
Schedule 6A.8, each of the IDX Contracts is in full force and effect and is the legal, valid and binding obligation of IDX, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 6A.8, IDX is not in default in any material respect under any IDX Contract, nor to the knowledge of IDX has there occurred any event that but for the passage of time, the giving of notice or both would constitute such a default; nor, to the knowledge of IDX, is any other party to any IDX Contract in default thereunder in any material respect.

                     6A.9 Opinion of Financial Advisor. The financial advisor of IDX, Credit Suisse First Boston Corporation, has delivered to IDX an opinion dated on or about the date of this Agreement to the effect, as of such date, that the ChannelHealth Exchange Ratio is fair to the holders of the Common Stock of IDX from a financial point of view.

                                   Article VI

                 REPRESENTATIONS AND WARRANTIES OF CHANNELHEALTH

                     ChannelHealth hereby represents and warrants to Parent and Allscripts that:

                     6.1 Organization and Good Standing.

                     ChannelHealth is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. ChannelHealth is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except for any such failures to be qualified or in good standing that would not reasonably be expected to have a Material Adverse Effect.

                     6.2 Authorization of Agreement. ChannelHealth has full corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document or instrument or certificate contemplated by this Agreement or to be executed by ChannelHealth in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement and the Ancillary Agreements, the "ChannelHealth Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of ChannelHealth Documents will be at or prior to the Closing, duly and validly executed and delivered by ChannelHealth and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the ChannelHealth Documents when so executed and delivered will constitute, legal, valid and binding obligations of ChannelHealth, enforceable against ChannelHealth in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     6.3 Capitalization.

                     (a) The authorized capital stock of ChannelHealth consists of (i) 100,000,000 shares of ChannelHealth Common Stock and (ii) 3,000,000 shares of ChannelHealth Preferred Stock. As of the date hereof, there are 25,527,425 shares of Common Stock issued and outstanding, there are 2,719,429 shares of Preferred Stock issued and outstanding and no shares of ChannelHealth Common Stock are held by ChannelHealth as treasury stock. All of the issued and outstanding shares of ChannelHealth Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

                     (b) Except as set forth on Schedule 6.3(b) hereof, there is no existing option, warrant, call, right, commitment or other agreement of any character to which ChannelHealth is a party requiring, and there are no securities of ChannelHealth outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of ChannelHealth or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of ChannelHealth. ChannelHealth is not a party to any voting trust or other voting agreement with respect to any of the shares of ChannelHealth Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of ChannelHealth.

                     6.4 No Subsidiaries. ChannelHealth does not, directly or indirectly, own any stock or other equity interest in any other Person.

                     6.5 Corporate Records.

                     (a) ChannelHealth has delivered to Allscripts true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State or other appropriate official of Delaware) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of ChannelHealth.

                     (b) The minute books of ChannelHealth previously made available to Allscripts contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of ChannelHealth. The stock certificate books and stock transfer ledgers of ChannelHealth previously made available to Allscripts are true, correct and complete. All stock transfer Taxes levied or payable with respect to all transfers of shares of ChannelHealth prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

                     6.6 Conflicts; Consents of Third Parties.

                     (a) Except as set forth in Schedule 6.6(a), none of the execution and delivery by ChannelHealth of this Agreement and the ChannelHealth Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by ChannelHealth with any of the provisions hereof or thereof will
(i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of ChannelHealth; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which ChannelHealth is a party or by which it or any of its properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which ChannelHealth is bound; or (iv) result in the creation of any Lien upon the properties or assets of ChannelHealth except Permitted Exceptions and, except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                     (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of ChannelHealth in connection with the execution and delivery of this Agreement or the ChannelHealth Documents, or the compliance by ChannelHealth with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act.

                     6.7 Financial Statements. ChannelHealth has delivered to Allscripts copies of (i) the unaudited balance sheet of ChannelHealth as at December 31, 1999 and the related unaudited statements of income and of cash flows of ChannelHealth for the year then ended and (ii) the unaudited balance sheet of ChannelHealth as at March 31, 2000 and the related statements of income and cash flows of ChannelHealth for the three-month period then ended (such unaudited statements are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared using ChannelHealth's past practices and in accordance with GAAP (subject to the lack of footnotes and normal year-end adjustments) and presents fairly in all material respects the financial position, results of operations and cash flows of ChannelHealth as at the dates and for the periods indicated.

                     For the purposes hereof, the unaudited balance sheet of ChannelHealth as at March 31, 2000 is referred to as the "Balance Sheet" and March 31, 2000 is referred to as the "Balance Sheet Date".

                     6.8 No Undisclosed Liabilities. Except as set forth in
Schedule 6.8, ChannelHealth has no material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, adequately reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

                     6.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 6.9, since the Balance Sheet Date:

                     (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                     (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of ChannelHealth having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

                     (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of ChannelHealth or any repurchase, redemption or other acquisition by ChannelHealth of any outstanding shares of capital stock or other securities of, or other ownership interest in, ChannelHealth;

                     (iv) ChannelHealth has not awarded or paid any bonuses to employees of ChannelHealth with respect to the fiscal year ended December 31, 1999, except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of ChannelHealth's directors, officers or employees or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of ChannelHealth);

                     (v) there has not been any material change by ChannelHealth in accounting or Tax reporting principles, methods or policies except as required by GAAP;

                     (vi) ChannelHealth has not conducted its business other than in the ordinary course consistent with past practice;

                     (vii) ChannelHealth has not failed to promptly pay and discharge material current liabilities except where disputed in good faith by appropriate proceedings;

                     (viii) ChannelHealth has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to IDX or any Affiliate of IDX;

                     (ix) ChannelHealth has not mortgaged, pledged or subjected to any Lien, other than a Permitted Exception, any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of ChannelHealth, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                     (x) ChannelHealth has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;

                     (xi) ChannelHealth has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice;

                     (xii) ChannelHealth has not made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $100,000 in the aggregate;

                     (xiii) ChannelHealth has not instituted or settled any material Legal Proceeding;

                     (xiv) ChannelHealth has not made or revoked any Tax election (and no such election has been made or revoked on its behalf), and ChannelHealth has not (and no Person on ChannelHealth's behalf has) settled or compromised a Tax dispute; and

                     (xv) ChannelHealth has not agreed to do anything set forth in this Section 6.9.

                     6.10 Taxes.

                     (a) Except as set forth on Schedule 6.10, all Tax Returns required to be filed by or on behalf of ChannelHealth, and all consolidated, combined or unitary Tax Returns that include ChannelHealth, have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; all Taxes for which ChannelHealth may be liable (including interest and penalties) have been fully and timely paid or have been adequately provided for in the Financial Statements; and ChannelHealth has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                     (b) ChannelHealth has complied with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

                     (c) Except as set forth on Schedule 6.10, Allscripts has received complete copies of (i) all federal, state, local and foreign Tax Returns of ChannelHealth relating to the taxable periods since ChannelHealth's date of incorporation and (ii) any audit report issued within the last year (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to ChannelHealth, its income, assets or operations. All income and franchise Tax Returns filed by or on behalf of ChannelHealth for the taxable years ended on the respective dates set forth on

Schedule 6.10 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

                     (d) No claim has been made by a taxing authority in a jurisdiction where ChannelHealth does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

                     (e) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including ChannelHealth have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has IDX or ChannelHealth received any written notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

                     (f) Neither ChannelHealth nor any other Person (including
IDX) on behalf of ChannelHealth has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code (or any predecessor provision) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by ChannelHealth,
(B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by ChannelHealth (and neither ChannelHealth nor IDX has any knowledge that the IRS has proposed any such adjustment or change in accounting method), or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of ChannelHealth, (C) executed or entered into a closing or similar agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to ChannelHealth, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                     (g) No property owned by ChannelHealth (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                     (h) ChannelHealth is not a US. real property holding corporation within the meaning of Section 897 of the Code.

                     (i) ChannelHealth is not a party to any Tax sharing or similar Contract, agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                     (j) There is no Contract, agreement, plan or arrangement involving ChannelHealth and covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by ChannelHealth, Allscripts or their respective Affiliates by reason of Section 280G of the Code, except as set forth on Schedule 6.10(j), or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                     (k) ChannelHealth has not obtained and is not subject to any private letter ruling of the IRS or comparable rulings, advisory opinions or similar documents of other taxing authorities.

                     (l) There are no Liens as a result of any unpaid Taxes upon any of the assets of ChannelHealth.

                     (m) ChannelHealth has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or
4977 of the Code.

                     (n) ChannelHealth has never owned any Subsidiaries and, except for the consolidated group for which IDX is the common parent, has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

                     (o) Schedule 6.10(o) sets forth all Tax incentives, credits or similar arrangements available to ChannelHealth by reason of job creation, job training or similar activities. The availability of such incentives, credits or other arrangements will not be adversely affected by the transactions contemplated hereby.

                     6.11 Real Property.

                     Except as set forth on Schedule 6.11, ChannelHealth does not now own or lease, and has never owned any real property, and at the Closing Date will not own or lease any real property, except for the property subject to the Facilities Lease Agreement attached hereto as Exhibit H, to be executed as of the Closing Date.

                     6.12 Tangible Personal Property.

                     (a) Schedule 6.12(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of ChannelHealth or to which ChannelHealth is a party or by which the properties or assets of ChannelHealth is bound. ChannelHealth has delivered or otherwise made available to Allscripts true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

                     (b) ChannelHealth has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by ChannelHealth or, to the best knowledge of ChannelHealth, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, in each case where such default would reasonably be expected to have a Material Adverse Effect.

                     (c) ChannelHealth has good title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold, consumed or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of ChannelHealth are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted).

                     (d) All of the items of tangible personal property used by ChannelHealth under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted).

                     6.13 Intangible Property. Schedule 6.13 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or, to the knowledge of ChannelHealth, used by ChannelHealth as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 6.13, each of the foregoing is owned by the party shown on such Schedule 6.13 as owning the same, free and clear of all Liens and is in good standing and not the subject of any challenge. Except as set forth in Schedule 6.13, there have been no claims made and, except as set forth in Schedule 6.13, (i) neither IDX nor ChannelHealth has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or unenforceable or conflicts with the asserted rights of others; (ii) none of the foregoing infringes upon the intellectual property rights of any Person and (iii) the use of the foregoing or any component thereof will not subject Allscripts, Parent or any other Person to any infringement claim. Except as set forth in Schedule 6.13, together with the benefit of the rights granted pursuant to the Cross-License Agreement attached hereto as Exhibit F, ChannelHealth possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of its business as now conducted and as it is contemplated that its business will be conducted in the future, not subject to any restrictions and without any known conflict with the rights of others and ChannelHealth has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulae or other proprietary right necessary for the conduct of its business as conducted on the date hereof and as it is contemplated that its business will be conducted in the future. ChannelHealth is not under any obligation to pay any royalties or similar payments in connection with any license to IDX or any affiliate thereof. ChannelHealth has at all times (i) taken reasonable measures to ensure the confidentiality of its confidential information and (ii) entered into agreements with all employees and independent contractors providing that the employees and contractors are obligated to assign to ChannelHealth all their ownership interest in any patentable or unpatentable inventions or developments, trade secrets and copyrightable works created in the course of their employment. To the knowledge of ChannelHealth, no third party is infringing or misappropriating any patent, trademark, trade name, service mark, copyright or other intellectual property rights owned by or exclusively licensed to ChannelHealth. To the knowledge of ChannelHealth, no party to a license agreement under which ChannelHealth is licensed to use any patent, trademark, trade name, service mark or copyright of a third party or under which ChannelHealth has licensed a third party the right to use any patent, trademark, trade name, service mark or copyright owned by or licensed to ChannelHealth is or has been in material breach of that agreement.

                     6.14 Material Contracts. Schedule 6.14 sets forth all of the following Contracts to which ChannelHealth is a party or by which it is bound or under which ChannelHealth receives direct benefit: (i) Contracts with IDX or any current officer or director of ChannelHealth or IDX, or any Affiliate thereof; (ii) Contracts with any labor union or association representing any employee of ChannelHealth; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of ChannelHealth other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) material Contracts containing covenants of ChannelHealth not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with ChannelHealth in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by ChannelHealth of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts that involve the expenditure of more than $150,000 in the aggregate or $25,000 annually and require performance by any party more than one year from the date hereof. The Contracts set forth on
Schedule 6.14 are referred to herein, collectively, as the "Material Contracts." There have been made available to Allscripts, true and complete copies of all of the Material Contracts. Except as set forth on Schedule 6.14, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligations of ChannelHealth, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 6.14, ChannelHealth is not in default in any material respect under any Material Contracts, nor has there occurred any event that but for the passage of time, the giving of notice or both would constitute such a default; nor, to the knowledge of ChannelHealth, is any other party to any Material Contract in default thereunder in any material respect.

                     6.15 Employee Benefits.

                     (a) Schedule 6.15(a) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by ChannelHealth or to which ChannelHealth contributes or is obligated to contribute thereunder with respect to employees of ChannelHealth ("Employee Benefit Plans") and (ii) any other "employee pension plans", as defined in Section 3(2) of ERISA, maintained by ChannelHealth or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with ChannelHealth under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which ChannelHealth or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans"). Schedule 6.15(a) clearly identifies, Employee Benefit Plans or Pension Plans that are "benefit plans", within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense).

                     (b) No plan listed in Schedule 6.15(a) is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA and Section 413 of the Code). Neither ChannelHealth nor any of its ERISA Affiliates has ever contributed to or had an obligation to contribute to any multiemployer plan.

                     (c) No plan listed in Schedule 6.15(a) is a plan subject to Title IV of ERISA. Neither ChannelHealth nor any of its ERISA Affiliates has ever contributed to or had an obligation to contribute to any plan subject to Title IV of ERISA.

                     (d) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") is either in receipt of a favorable determination letter or is the subject of an opinion letter from the IRS and ChannelHealth has no knowledge of facts that are likely to result in the revocation of any Qualified Plan's qualified status under
Section 401 of the Code and tax exempt status of the trusts maintained thereto as exempt from federal income taxation under Section 501 of the Code.

                     (e) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

                     (f) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

                     (g) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been made available to Allscripts (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

                     (h) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or ChannelHealth, or the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and ChannelHealth has no knowledge of any facts or circumstances which could form the basis for any such Legal Proceeding.

                     (i) All Employee Benefit Plans and Pension Plans are in compliance with applicable provisions of ERISA, the Code and other applicable Laws and comply in form and in operation with the applicable requirements of ERISA, the Code, the regulations and published authorities thereunder and other applicable laws. The Employee Benefit Plans and Pension Plans have been administered consistent in all material respects with their written terms, or with respect to each such Employee Benefit Plan and Pension Plan that is a Qualified Plan, in accordance with such operational policies and procedures as have been or shall be adopted and implemented for the purpose of operationally complying with any otherwise "disqualifying provisions" (as defined in Treasury Regulation Section 1.401(b)-1T(b)) for which such Qualified Plan will be amended within the "remedial amendment period" (as defined in Treasury Regulation
Section 1.401(b)-1T(b)).

                     (j) ChannelHealth and any ERISA Affiliate which maintains a "benefits plan" within the meaning of Section 5000(b)(1) of ERISA, have complied with the notice and continuation requirements of Section 4980B of the Code or
Part 6 of Title I of ERISA and the applicable regulations thereunder.

                     (k) Neither ChannelHealth nor any of its ERISA Affiliates has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than IDX or any ERISA Affiliate during the five-year period ending on the Closing Date.

                     (l) Neither the Company nor any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans or Pension Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                     (m) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of ChannelHealth; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

                     (n) Except as set forth on Schedule 6.15(a), no stock or other security issued by IDX or ChannelHealth forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

                     6.16 Labor.

                     (a) Except as set forth on Schedule 6.16(a), ChannelHealth is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of ChannelHealth. IDX has delivered or otherwise made available to Allscripts true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 6.16(a), together with all amendments, modifications or supplements thereto.

                     (b) Except as set forth on Schedule 6.16(b), no employees of ChannelHealth are represented by any labor organization. No labor organization or group of employees of ChannelHealth has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of ChannelHealth, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving ChannelHealth pending or, to the best knowledge of ChannelHealth, threatened by any labor organization or group of employees of ChannelHealth.

                     (c) There are no pending or, to the knowledge of ChannelHealth, threatened (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes involving ChannelHealth. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of ChannelHealth, threatened by or on behalf of any employee or group of employees of ChannelHealth before any labor tribunal.

                     6.17 Litigation. Except as set forth in Schedule 6.17, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of ChannelHealth, overtly threatened against ChannelHealth (or to the knowledge of ChannelHealth, pending or threatened, against any of the officers, directors or key employees of ChannelHealth with respect to their business activities on behalf of ChannelHealth), or to which ChannelHealth is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality. ChannelHealth is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and except as set forth on Schedule 6.17, ChannelHealth is not engaged in any legal action to recover monies due it or for damages sustained by it.

                     6.18 Compliance with Laws; Permits.

                     ChannelHealth is in compliance with all Laws applicable to ChannelHealth or to the conduct of the business or operations of ChannelHealth or the use of its properties (including any leased properties and assets), except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. ChannelHealth has all governmental permits and approvals from state, federal or local authorities which are required for ChannelHealth to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                     6.19 Environmental Matters. Except as set forth on Schedule
6.19 hereto:

                     (a) the operations of ChannelHealth are in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

                     (b) ChannelHealth has obtained all permits required under all applicable Environmental Laws necessary to operate its business, except where any failure to have so obtained any such permit would not reasonably be expected to have a Material Adverse Effect;

                     (c) ChannelHealth is not the subject of any outstanding written order or Contract with any governmental authority or person respecting
(i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                     (d) ChannelHealth has not received any written communication alleging either or both that ChannelHealth may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

                     (e) ChannelHealth does not have any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

                     (f) to ChannelHealth's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of ChannelHealth pending or threatened which could lead to the imposition of any material liability pursuant to Environmental Law;

                     (g) to ChannelHealth's knowledge there is not located at any of the properties of ChannelHealth any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and,

                     (h) ChannelHealth has provided to Allscripts all environmentally related audits, studies, reports, analyses, and results of investigations that are currently in ChannelHealth's possession, and which constitute final reports of results of environmental audits or assessments, that have been performed with respect to the currently or previously owned, leased or operated properties of ChannelHealth.

                     6.20 Insurance. Schedule 6.20 sets forth a complete and accurate list of all policies of insurance covering ChannelHealth or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to ChannelHealth's knowledge, ChannelHealth is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                     6.21 Inventories; Receivables; Payables.

                     (a) The inventories of ChannelHealth are in good and marketable condition, and are saleable in the ordinary course of business, subject to the reserves as described in the following sentence. Adequate reserves have been reflected in the Balance Sheet for shorts, drops, off-cuts, obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

                     (b) All accounts receivable of ChannelHealth have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of ChannelHealth reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

                     6.22 Related Party Transactions. Except as set forth on
Schedule 6.22, neither IDX nor any of its Affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to ChannelHealth. To ChannelHealth's knowledge except as set forth in Schedule 6.22, neither IDX, ChannelHealth, any Affiliate of ChannelHealth or IDX nor any officer or employee of any of them is a party to any Material Contract.

                     6.23 Customers and Suppliers. Schedule 6.23 sets forth a list of the 20 largest customers and the 20 largest suppliers of ChannelHealth, as measured by the dollar amount of purchases therefrom or thereby, during the fiscal year ended December 31, 1999 and the three-month period ended March 31, 2000. Schedule 6.23 sets forth the approximate total sales by ChannelHealth to each customer identified thereon and the approximate total purchases by

ChannelHealth from each supplier identified thereon, during such period. Since March 31, 2000, there has not been any material adverse change in the business relationship of ChannelHealth with any customer or supplier listed on Schedule 6.23, except for such changes resulting from the expiration or termination of such business relationships in the ordinary course according to their respective terms. Except as disclosed on Schedule 6.23, there are no customers of IDX or ChannelHealth as to whom ChannelHealth has an obligation to provide products or services at below fair market value.

                     6.24 Banks. Schedule 6.24 contains a complete and correct list of the names and locations of all banks in which ChannelHealth has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 6.24, no person holds a power of attorney to act on behalf of ChannelHealth.

                     6.25 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by IDX and ChannelHealth for inclusion in the registration statement on Form S-4 (the "Registration Statement") pursuant to which all of the shares of Parent Common Stock issued in the ChannelHealth Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act"), shall not at the time the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission") contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by IDX and ChannelHealth for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of Allscripts in connection with the Allscripts Special Meeting (as defined in Section 8.14 below) shall not, on the date the Proxy Statement is first mailed to stockholders of Allscripts, at the time of the Allscripts Special Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Allscripts Special Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to ChannelHealth or any of its Affiliates, officers or directors should be discovered by ChannelHealth which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, ChannelHealth shall promptly inform Allscripts.

                     6.26 No Misrepresentation. No representation or warranty of ChannelHealth contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by ChannelHealth pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                     6.27 Financial Advisors. Other than Credit Suisse First Boston Corporation, the fees of which are the responsibility solely of IDX, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for ChannelHealth in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                  Article VII

             REPRESENTATIONS AND WARRANTIES OF PARENT AND ALLSCRIPTS

                     Parent and Allscripts hereby represent and warrant to IDX and ChannelHealth that:

                     7.1 Organization and Good Standing. Each of Parent and Allscripts are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Allscripts has all requisite corporate power and authority to carry on the businesses in which it is now engaged and to own and use the properties now owned and used by it. Each of Parent and Allscripts has made available to ChannelHealth correct and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof.

                     7.2 Authorization of Agreement. Each of Parent and Allscripts has full corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent and Allscripts in connection with the consummation of the transactions contemplated hereby and thereby (together with this Agreement, the Ancillary Agreements, the "Allscripts Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Allscripts of this Agreement and each Allscripts Document have been duly authorized by all necessary corporate action on behalf of Parent and Allscripts. This Agreement has been, and each Allscripts Document will be at or prior to the Closing, duly executed and delivered by Parent and Allscripts and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Allscripts Documents when so executed and delivered will constitute, legal, valid and binding obligations of Parent and Allscripts, enforceable against each of Parent and Allscripts in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     7.3 Conflicts; Consents of Third Parties.

                     (a) Except as set forth on Schedule 7.3 hereto, neither of the execution and delivery by Parent and Allscripts of this Agreement and of the Allscripts Documents, nor the compliance by Parent and Allscripts with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Parent or Allscripts, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which Parent or Allscripts is a party or by which Parent or Allscripts or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which Parent or Allscripts is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of Parent, or Allscripts and its subsidiaries, taken as a whole.

                     (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent or Allscripts in connection with the execution and delivery of this Agreement or the Allscripts Documents or the compliance by Parent or Allscripts with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act.

                     7.4 Shares. The shares of Parent Common Stock to be issued pursuant to the Mergers and the Earnout Shares have been duly authorized for such issuance pursuant to this Agreement and, when issued and delivered by Parent in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all Liens. The issuance of the Parent Shares or the Earnout Shares under this Agreement is not subject to any preemptive rights.

                     7.5 Capitalization.

                     (a) The authorized capital of Allscripts consists of (i) 1,000,000 shares of undesignated preferred stock, none of which is issued or outstanding and (ii) 75,000,000 shares of Common Stock, of which (x) 29,336,398 shares were issued and outstanding at June 30, 2000, (y) 5,442,709 shares were reserved for issuance under Allscripts's Amended and Restated 1993 Stock Incentive Plan (the "Allscripts Option Plan") at June 30, 2000 (under which plan options to acquire an aggregate of 2,405,137 shares of Common Stock had been granted and were outstanding at June 30, 2000) and (z) warrants to purchase an aggregate of 29,467 shares of Allscripts Common Stock were outstanding at June 30, 2000. All of the issued and outstanding shares of Allscripts Common Stock are duly authorized, validly issued, fully paid and nonassessable.

                     (b) The authorized capital of each of Parent, SubA and SubB consists of 1,000 shares of Common Stock, all of which shares were issued and outstanding at the date hereof. All of the issued and outstanding shares of such Common Stock are duly authorized, validly issued, fully paid and nonassessable.

                     (c) Prior to the Effective Time, the certificate of incorporation of Parent will be amended to provide authorized capital consisting of (i)1,000,000 shares of undesignated preferred stock, none of which will be


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
issued or outstanding and (ii) 75,000,000 shares of common stock, 1,000 of which will be duly authorized, validly issued, fully paid and nonassessable.

                     7.6 Options and Warrants; Registration Rights. Except for
(i) the stock options granted and outstanding under the Allscripts Option Plan and (ii) as described in Section 7.5(a) and/or the Allscripts SEC Filings (as defined in Section 7.7), Allscripts has no outstanding options, warrants, rights, agreements or commitments to issue, dispose of or purchase shares of Allscripts Common Stock. Except as contemplated by this Agreement, Parent has no outstanding options, warrants, rights, agreements or commitments to issue, dispose of or purchase shares of Parent Common Stock. Except as described in
Schedule 7.6, Allscripts has no obligation to register under the Securities Act any shares of Allscripts Common Stock held by any person. There are no agreements, voting trusts, proxies or understandings with respect to the voting of shares of Allscripts Common Stock.

                     7.7 Allscripts SEC Filings. Allscripts has filed with the SEC all documents required to be filed by it since July 31, 1999, and has made available to IDX each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed since July 31, 1999, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Allscripts SEC Filings"). As of their respective dates, each of the Allscripts SEC Filings (i) was prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Allscripts SEC Filings (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Allscripts as of its date, and each of the consolidated statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the Allscripts SEC Filings (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Allscripts for the periods set forth therein (subject, in the case of unaudited statements, to (A) such exceptions as may be permitted by Form 10-Q of the SEC and (B) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. As of July 31, 2000, Allscripts will be, and at the Closing, Parent will be, eligible to file a registration statement on Form S-3. Allscripts has taken and at the Closing, Parent will have taken, all actions which would be required to permit sales of its securities under Rule 144 of the Securities Act.

                     7.8 Litigation. There are no Legal Proceedings pending or, to the best knowledge of Allscripts, threatened that are reasonably likely to prohibit or restrain the ability of Allscripts or Parent to enter into this Agreement, to perform their respective covenants and agreements hereunder or to consummate the transactions contemplated hereby or which, if adversely determined, would reasonably be likely to have a material adverse effect on the business, properties, results of operations or financial condition of Allscripts and it subsidiaries, taken as a whole.

                     7.9 Financial Advisors. Other than Goldman, Sachs & Co., the fees of which are the responsibility solely of Allscripts, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Allscripts or Parent in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

                     7.10 Absence of Material Adverse Change. Since March 31, 2000, there has occurred no event or development which would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of Allscripts and its subsidiaries, taken as a whole.

                     7.11 No Undisclosed Liabilities. Allscripts has no material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the consolidated balance sheets included or incorporated by reference in the Allscripts SEC Filings or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in such balance sheet or the notes thereto or were not incurred in the ordinary course of business consistent with past practice since March 31, 2000.

                     7.12 Compliance with Laws; Permits. Each of Allscripts and Parent are in compliance with all laws applicable to them or to the conduct of their respective businesses or operations or the use of their properties (including any leased properties and assets), except for such non- compliances as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of Allscripts, Parent and their respective subsidiaries, taken as a whole. Each of Parent and Allscripts has all governmental permits and approvals from state, federal or local authorities which are required for them to operate their respective business, except for those the absence of which would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of Allscripts, Parent and their respective subsidiaries, taken as a whole.

                     7.13 Registration Statement; Proxy Statement/Prospectus. The information in the Registration Statement (except for information supplied by ChannelHealth and IDX for inclusion in the Registration Statement, as to which Allscripts makes no representation and which shall not constitute part of a Allscripts SEC Filing for purposes of this Agreement) shall not at the time the Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information (except for information to be supplied by ChannelHealth and IDX for inclusion in the Proxy Statement, as to which Allscripts makes no representation) in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of Allscripts, at the time of the Allscripts Special Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Allscripts Special Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Allscripts or any of its Affiliates, officers or directors should be discovered by Allscripts which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Allscripts shall promptly inform ChannelHealth and IDX.

                     7.14 Operation of SubA and SubB. Each of Sub A and Sub B was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                     7.15 Opinion of Financial Advisor. The financial advisor of Allscripts, Goldman, Sachs & Co., has delivered to Allscripts an opinion dated on or about the date of this Agreement to the effect, as of such date, that the ChannelHealth Merger is fair to Allscripts from a financial point of view.

                     7.16 No Misrepresentation. No representation or warrant of Allscripts or Parent contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by Allscripts or Parent pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  Article VIII

                                   COVENANTS

                     8.1 Access to Information.

                     (a) Each of IDX and ChannelHealth agree that, prior to the Closing Date, Allscripts shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of IDX (to the extent such investigation relates to ChannelHealth) and ChannelHealth and such examination of the books, records and financial condition of IDX (to the extent such investigation relates to ChannelHealth) and ChannelHealth as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted upon reasonable advance notice during regular business hours and under reasonable circumstances, and IDX and ChannelHealth shall cooperate fully therein. In order that Allscripts may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of ChannelHealth, each of IDX and ChannelHealth shall cause the respective officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate reasonably with such representatives in connection with such review and examination.

                     (b) Allscripts agrees that, prior to the Closing Date, ChannelHealth shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of Allscripts and Parent and such examination of the books, records and financial condition of Allscripts and Parent as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted upon reasonable advance notice during regular business hours and under reasonable circumstances, and Allscripts and Parent shall cooperate fully therein. In order that ChannelHealth may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of Allscripts and Parent , the officers, employees, consultants, agents, accountants, attorneys and other representatives of Allscripts and Parent shall cooperate reasonably with such representatives in connection with such review and examination.

                     (c) Each of IDX, Allscripts and ChannelHealth (i) shall treat, and shall cause each of its Affiliates to treat and hold as confidential any Confidential Information (as defined below), (ii) not use any of the Confidential Information except in connection with this Agreement and (iii) if this Agreement is terminated for any reason whatsoever, return to such receiving party all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of a party that is furnished to a receiving party or its Affiliates by such furnishing party in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the receiving party,
(C) which the receiving party knew or to which the receiving party had access prior to disclosure or (D) which the receiving party rightfully obtains from a source other than the furnishing party.

                     8.2 Conduct of Business Pending the Closing.

                     (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Allscripts, ChannelHealth shall, and IDX shall cause ChannelHealth to:

                     (i) conduct the businesses of ChannelHealth only in the ordinary course consistent with past practice;

                     (ii) use its commercially reasonable efforts to (A) preserve its present business operations and organization (including, without limitation, management and the sales force) and (B) preserve its present relationship with those customers and suppliers set forth on Schedule 6.23;

                     (iii) maintain (A) all of the material assets and properties of ChannelHealth in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of ChannelHealth in such amounts and of such kinds com-parable to that in effect on the date of this Agreement;

                     (iv) (A) maintain the books, accounts and records of ChannelHealth in the ordinary course of business consistent with past practice,
(B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts and (C) comply in all material respects with all contractual and other obligations applicable to the operations of ChannelHealth;

                     (v) comply in all material respects with applicable laws, including, without limitation, Environmental Laws; and

                     (vi) consummate the transactions contemplated by the ChannelHealth/IDX Asset Purchase Agreement in accordance with the terms thereof.

                     (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Allscripts, ChannelHealth shall not, and IDX shall cause ChannelHealth not to:

                     (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of ChannelHealth or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, ChannelHealth;

                     (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of ChannelHealth or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of ChannelHealth, other than (A) the issuance of ChannelHealth Common Stock pursuant to the exercise of options outstanding on the date of this Agreement and disclosed in Schedule 6.3(b) and (B) the grant of options under ChannelHealth's stock option plan to purchase not more than 30,000 shares of ChannelHealth Common Stock at an exercise price not less than the fair market value on the date of grant to employees of ChannelHealth not holding any such options at the date hereof;

                     (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of ChannelHealth;

                     (iv) amend the certificate of incorporation or by-laws of ChannelHealth;

                     (v) (A) materially increase the annual level of compensation of any employee of ChannelHealth, (B) increase the annual level of compensation payable or to become payable by ChannelHealth to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice or in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, ChannelHealth awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of ChannelHealth or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which ChannelHealth is a party or involving a director, officer or employee of ChannelHealth in his or her capacity as a director, officer or employee of ChannelHealth;

                     (vi) except for trade payables, advances for employee reimbursable expenses and for indebtedness for borrowed money incurred in each case in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

                     (vii) subject to any Lien, except for Permitted Exceptions, any of the properties or assets (whether tangible or intangible) of ChannelHealth;

                     (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of ChannelHealth except with respect to the Retained Assets, as contemplated by the ChannelHealth/IDX Asset Purchase Agreement;

                     (ix) cancel or compromise any debt or claim or waive or release any material right of ChannelHealth except in the ordinary course of business consistent with past practice;

                     (x) enter into any commitment for capital expenditures in excess of $50,000 for any individual commitment and $150,000 for all commitments in the aggregate;

                     (xi) enter into, modify or terminate any labor or collective bargaining agreement of ChannelHealth or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to ChannelHealth;

                     (xii) enter into or agree to enter into any merger or consolidation with any corporation or other Person, or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person (other than advances for reimbursable employee expenses);

                     (xiii) except for transfers of cash pursuant to normal cash management practices or otherwise in the ordinary course of business, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, IDX or any Affiliate of IDX;

                     (xiv) make any change in any method of accounting for Tax or financial accounting purposes (except as required by GAAP), make or revoke any Tax election or settle or compromise any Tax dispute;

                     (xv) amend the ChannelHealth/IDX Asset Purchase Agreement;
or

                     (xvi) agree to do anything prohibited by this Section 8.2 or anything which would make any of the representations and warranties of ChannelHealth in this Agreement untrue or incorrect in any material respect as of any time through and including the Effective Time.

                     (c) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of IDX and ChannelHealth, Allscripts shall not, and shall cause Parent not to:

                     (i) except as contemplated by Section 7.5(c), amend its certificate of incorporation or by-laws;

                     (ii) effect any recapitalization, reclassification, stock split or like change the capitalization of Allscripts or Parent; or

                     (iii) issue any additional shares of Allscripts Common Stock or Parent Common Stock other than at fair market value, as determined by resolution of the Allscripts Board of Directors, or options or warrants to acquire such shares except (A) in the case of stock options, pursuant to the Allscripts Option Plan at fair market value at the date of grant or (B) otherwise at fair market value, as determined by resolution of the Allscripts Board of Directors.

                     8.3 Consents.

                     (a) IDX and ChannelHealth shall obtain, and Allscripts shall cooperate with IDX to obtain, at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 6.A.3 and 6.6 hereof.

                     (b) Allscripts and Parent shall obtain, and IDX and ChannelHealth shall cooperate with Allscripts and Parent to obtain, at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 7.3(b) hereof.

                     8.4 Filings with Governmental Bodies.

                     (a) As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file or cause to be filed any reports, notifications or other information that may be required under the HSR Act and shall furnish or cause to be furnished to the other all such information in its possession as may be reasonably necessary for the completion of the reports, notifications or submissions to be filed by the other. Each party hereto agrees to use its best efforts to comply and cause its Affiliates to comply in a full and timely manner with any request from a Governmental Body for additional information.

                     (b) Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require Allscripts, IDX or ChannelHealth, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

                     8.5 Other Actions. Each of Parent, Allscripts, IDX and ChannelHealth shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and
(ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. IDX will use its best efforts to cause ChannelHealth to comply with the covenants and obligations set forth herein and Allscripts will use its best efforts to cause Parent to comply with the covenants and obligations set forth herein.

                     8.6 No Solicitation. Prior to the Closing IDX will not, and will not cause or permit ChannelHealth or any of IDX's or ChannelHealth's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock of or other equity interest in ChannelHealth or of or in the Enterprise Solutions Division or Systems Division of IDX as currently conducted by IDX or any Affiliate of IDX other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished to any Person any information concerning the business, operations, properties or assets of ChannelHealth or IDX in connection with an Acquisition Transaction or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing. IDX will inform Allscripts in writing immediately following the receipt by IDX, ChannelHealth or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

                     8.7 Preservation of Records. Subject to Section 11.3(c) hereof (relating to the preservation of Tax records), IDX, Allscripts and Parent agree that each of them shall preserve and keep the records held by it relating to the business of ChannelHealth for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of IDX, Allscripts or Parent or any of their respective Affiliates or in order to enable IDX, Allscripts or Parent to comply with their respective obligations under this Agreement, the Ancillary Agreements and each other agreement, document or instrument contemplated hereby or thereby. In the event IDX, on the one hand, or Allscripts or Parent, on the other, wishes to destroy such records after that time, such party shall first give 90 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that 90 day period, to take possession of the records within 180 days after the date of such notice.

                     8.8 Publicity. No party shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Allscripts or IDX, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Allscripts, Parent or IDX lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof; provided, however, that after each of the signing of this Agreement and the Closing, Allscripts and IDX shall make a public announcement of the transaction described in this Agreement, the contents of which shall be mutually agreeable to Allscripts and IDX (the "Initial Releases") and thereafter either Allscripts or IDX may make a public announcement of the information set forth on the Initial Releases without the consent of the other party.

                     8.9 Repayment of Loans. On or prior to the Closing Date, all loans or other advances to IDX or any of its Affiliates listed on Schedule
6.22 (the "Affiliate Loans"), including any accrued and unpaid interest thereon, shall be repaid in full to ChannelHealth.

                     8.10 Use of Names. IDX hereby agrees that upon the consummation of the transactions contemplated hereby, Allscripts and ChannelHealth shall have the sole right to the use of each name set forth on
Schedule 8.10 (collectively, the "Names") and IDX shall not, and shall not cause or permit any Affiliate to, use any of the Names or any variation or simulation of the Names in any business involving the provision of healthcare information and/or point of care clinical applications and devices or any related business. If, after the Closing Date, ChannelHealth changes its name or ChannelHealth and its Affiliates cease to use any of the Names or any variation thereof in any of their businesses for a period of twelve consecutive months, then the foregoing restriction with respect to the use of the particular Name of which ChannelHealth's use has ceased shall cease and IDX may use such Name in the conduct of any business.

                     8.11 Stock Options.

                     (a) IDX agrees that IDX shall be responsible for all of its obligations and rights with respect to any stock options held on the Closing Date by any employees of ChannelHealth under IDX's stock option plans.

                     (b) Promptly after the Closing, Parent shall issue stock options under its employee stock equity plan ("Parent Stock Options") to purchase shares of Parent Common Stock to each of ChannelHealth's employees in such amounts, and with such vesting, as is determined by Parent in accordance with the terms of Parent's employee stock equity plan. Such Parent Stock Options shall be subject to the benefits of a Registration Statement on Form S-8.

                     8.12 Employees and Employee Benefit Obligations.

                     (a) The ChannelHealth Surviving Corporation shall continue the employment at will of each of the management level employees identified on
Schedule 8.12(a) (the "Management Employees") for initially the same positions and occupations and location and at initially the same or greater rate of base pay as those in and at which they were employed by the Company immediately prior to the Closing Date.

                     (b) The ChannelHealth Surviving Corporation shall continue the employment at will of each of the operational level employees identified on
Schedule 8.12(b) (the "Operational Employees" and together with the Management Employees, the "Hired Employees") for initially the same or greater rate of base pay as those in and at which they were employed by the Company immediately prior to the Closing Date.

                     (c) For the period commencing on the Closing Date through December 31, 2001 (the "Transition Period"), the ChannelHealth Surviving Corporation shall provide the Hired Employees with benefits that, in the aggregate, are substantially comparable to the benefits provided to the Hired Employees under the Employee Benefits Plans, at no additional cost to the Hired Employees. The Hired Employees shall retain for eligibility and vesting purposes with respect to the employee benefit plans of the ChannelHealth Surviving Corporation or Allscripts covering the Hired Employees (collectively, the "Allscripts Plans"), any credit for their past service under the Employee Benefit Plans immediately prior to the Closing Date. Without limiting the foregoing, during the Transition Period, Hired Employees shall be provided with benefits under the Allscripts Plans that are no less favorable than benefits provided to similarly situated employees of Allscripts. Hired Employees shall be eligible to participate in the Allscripts Plans without any evidence of insurability and without the application of any pre-existing physical or mental condition restrictions except to the extent applicable under the Employee Benefit Plans, but counting expenditures made prior to the Closing Date for purposes of applying deductible, out-of-pocket maximums and other such matters.

                     (d) As of the Closing Date, all Hired Employees shall immediately cease to participate or maintain eligibility to participate as active employees in all of the Employee Benefit Plans and Pension Plans.

                     (e) Except as set forth in Schedule 8.12(e), nothing in this Agreement, expressed or implied, shall confer upon any Hired Employee or legal representative thereof any rights or remedies, including, without limitation, any right to employment, or continued employment for any specified period or the benefits, terms and conditions thereof, of any nature or kind whatsoever under or by reason of this Agreement.

                     8.13 Listing of Parent Shares and Earnout Shares. Prior to the Effective Time, Parent shall take all actions necessary to authorize the shares of Parent Common Stock to be issued in the Mergers and the Earnout Shares for quotation on the Nasdaq, subject to official notice of issuance.

                     8.14 Allscripts Special Meeting.

                     (a) Allscripts shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for purposes of voting to authorize, as necessary, the transactions contemplated by this Agreement (the "Allscripts Special Meeting"). Allscripts shall comply with all applicable provisions of the DGCL in the calling and holding of the Allscripts Special Meeting.

                     (b) Allscripts, acting through its Board of Directors, shall include in any proxy statement or written action relating to the Allscripts Special Meeting the recommendation of its Board of Directors that Allscripts's stockholders vote to authorize, as necessary, the transactions contemplated by this Agreement, and shall otherwise use its best efforts to obtain its stockholders' approval of the transaction.

                     (c) By signing a Voting Agreement and Irrevocable Proxy on the forms of Exhibits B-1 and B-2 hereto, each of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and Liberty Partners Holdings 6, LLC have agreed to (i) vote all shares of Allscripts Common Stock that are beneficially owned by him or it, or for which he or it has voting authority, to authorize, as necessary, the transactions contemplated by this Agreement and (ii) otherwise use his or its best efforts to obtain Allscripts's stockholders' approval.

                     8.15 ChannelHealth Special Meeting.

                     (a) ChannelHealth shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for purposes of voting upon this Agreement and the ChannelHealth Merger (the "ChannelHealth Special Meeting"). ChannelHealth shall comply with all applicable provisions of the DGCL in the calling and holding of the ChannelHealth Special Meeting.

                     (b) ChannelHealth, acting through its Board of Directors, shall include in any proxy statement or written action relating to the ChannelHealth Special Meeting the recommendation of its Board of Directors that ChannelHealth's stockholders vote in favor of the adoption of this Agreement and the approval of the ChannelHealth Merger, and shall otherwise use its best efforts to obtain its stockholders' approval of the transaction.

                     (c) By signing a Voting Agreement and an Irrevocable Proxy on the forms of Exhibits A-1 and A-2 hereto, each of IDX and Pequot have agreed to (i) vote all shares of ChannelHealth Stock that are beneficially owned by it, or for which it has voting authority, in favor of the adoption of this Agreement and the approval of the ChannelHealth Merger and (ii) otherwise use its best efforts to obtain ChannelHealth's stockholders' approval.

                     8.16 Blue Sky Approvals. Parent will file all documents required to obtain the "Blue Sky" permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals; provided, however, that Parent shall not be required in connection with this Section 8.16 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                     8.17 Indemnification of Officers and Directors.

                     (a) From and after the Effective Time, Parent and Allscripts shall, jointly and severally, guarantee and shall cause ChannelHealth to maintain and perform ChannelHealth's existing indemnification provisions with respect to present and former directors and officers of ChannelHealth for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions in their capacities as directors and/or officers occurring at or prior to the Closing to the extent required under ChannelHealth's certificate of incorporation and by-laws in effect as of the date hereof and permitted under and consistent with applicable law, for a period of not less than six years after the Closing.

                     (b) From and after the Effective Time, Parent and the ChannelHealth Surviving Corporation shall guarantee and shall cause the Allscripts Surviving Corporation to maintain and perform Allscripts's existing indemnification provisions with respect to present and former directors and officers of Allscripts for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions in their capacities as directors and/or officers occurring at or prior to the Closing to the extent required under Allscripts's certificate of incorporation and by-laws in effect as of the date hereof and permitted under and consistent with applicable law, for a period of not less than six years after the Closing.

                     (c) For six years from the Effective Time, Parent shall, maintain in effect (i) ChannelHealth's current directors' and officers' liability insurance covering those persons who are currently covered by ChannelHealth's directors' and officers' liability insurance policy and (ii) Allscripts's current directors' and officers' liability insurance covering those persons who are currently covered by Allscripts's directors' and officers' liability insurance policy; provided, however, that in no event shall Parent be required to expend for any one year an amount in excess of 200% of the annual premiums currently paid by ChannelHealth for such insurance described in clause
(i); and, provided, further, however, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                     8.18 Proxy Statement/Prospectus; Registration Statement. As promptly as practical after the execution of this Agreement, Allscripts and Parent shall prepare and file with the Commission the Registration Statement, in which the Proxy Statement will be included as a prospectus; provided, however, that Allscripts may delay the filing of the Registration Statement until approval of the Proxy Statement by the Commission. Each of Allscripts and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of Allscripts and Parent will promptly respond to any comments of the Commission and will use its commercially reasonable efforts to have the Proxy Statement cleared by the Commission and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Proxy Statement is cleared by the Commission and the Registration Statement is declared effective under the Securities Act. Allscripts will notify ChannelHealth and IDX promptly upon the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 8.16 or for additional information and will supply ChannelHealth and IDX with copies of all correspondence between Allscripts and Parent or any of their respective representatives, on the one hand, and the Commission, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Mergers or any filing pursuant to Section 8.16. Allscripts will cause all documents that it is responsible for filing with the Commission or other regulatory authorities under this Section 8.18 or Section 8.16 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 8.16, Allscripts will promptly inform ChannelHealth and IDX of such occurrence and cooperate in filing with the Commission or its staff or any other government officials, and/or mailing to stockholders of Allscripts, such amendment or supplement. IDX shall obtain the opinion of Hale and Dorr LLP, counsel to IDX (or other counsel reasonably acceptable to IDX and Allscripts), concerning the federal income tax consequences of the ChannelHealth Merger to the stockholders of ChannelHealth, for inclusion in the Registration Statement. Allscripts shall obtain the opinion of Weil, Gotshal & Manges LLP, counsel to Allscripts, concerning the federal income tax consequences of the Allscripts Merger to the stockholders of Allscripts, for inclusion in the Registration Statement. Such counsel may require and rely on representations made by the parties hereto in rendering such opinions.

                     8.19 Rule 144. Parent will file all reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time prior to the seventh anniversary of the Effective Time

Parent is not required to file such reports, it will, on the request of the ChannelHealth Stockholders, make publicly available other information so long as is necessary to permit sales of its securities pursuant to Rule 144 promulgated under the Securities Act, and take such further action as the ChannelHealth Stockholders may reasonably request to enable the ChannelHealth Stockholders to sell shares of Parent Common Stock without registration under the Securities Act as provided by Rule 144.

                     8.20 Tax Covenant. Prior to the Effective Time, Allscripts will not agree to all or substantially all of the material terms of a transaction that (i) would be integrated with the Mergers for federal income tax purposes (an "Integrated Transaction") and (ii) would cause the stockholders of Allscripts and the ChannelHealth Stockholders immediately before the Mergers and any Integrated Transferors (as defined below) not to be in control (within the meaning of Section 368(c) of the Code) of Parent immediately after the Mergers. For purposes of this Agreement, an "Integrated Transferor" includes any Person who receives shares of Parent capital stock in an Integrated Transaction and would be treated as a transferor of property to Parent in such transaction for purposes of Section 351 of the Code.

                     8.21 Stock Rights and Restrictions Agreement. At or prior to the Effective Time, Parent and Allscripts will all take actions under the DGCL or their respective certificates of incorporation or by-laws as may be required to enable Parent to comply with its obligations under the Stock Rights and Restrictions Agreement to be entered into at the Closing Date between Parent and IDX, as contemplated by this Agreement.


                                   Article IX

                              CONDITIONS TO CLOSING

                     9.1 Conditions Precedent to Obligations of Parent and Allscripts. The obligations of Parent and Allscripts to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent or Allscripts in whole or in part to the extent permitted by applicable law):

                     (a) all representations and warranties of IDX and ChannelHealth contained herein shall be true and correct as of the date hereof, except those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date);

                     (b) all representations and warranties of IDX and ChannelHealth contained herein qualified as to materiality shall be true and correct, and all representations and warranties of IDX and ChannelHealth contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date except for (i) changes contemplated or permitted by this Agreement,
(ii) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii)), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation and warranty which already contains a Material Adverse Effect or other materiality qualification);

                     (c) IDX and ChannelHealth shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

                     (d) Parent and Allscripts shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to Allscripts) executed by the Chief Executive Officer and Chief Financial Officer of each of IDX and ChannelHealth certifying as to the fulfillment of the conditions specified in Sections 9.1(a), 9.1(b) and 9.1(c) hereof;

                     (e) IDX and ChannelHealth shall have obtained all consents and waivers referred to in Section 6.6 hereof, and all consents and waivers required by the terms of any Material Contract or IDX Document with respect to the transactions contemplated by this Agreement, each in a form reasonably satisfactory to Parent and Allscripts, except as otherwise provided in Schedules
6.6 or 6.17;

                     (f) no action, suit or proceeding shall be pending by or before any Governmental Body wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                     (g) the waiting period under the HSR Act shall have expired or early termination shall have been granted;

                     (h) all Affiliate Loans shall have been repaid to ChannelHealth prior to the Closing Date;

                     (i) Allscripts shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to Allscripts, dated as of the Closing Date, in form and substance reasonably satisfactory to Allscripts, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: the Allscripts Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code or an exchange under Section 351 of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP may require and rely upon representations and covenants made by the parties hereto;

                     (j) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

                     (k) the requisite approval by Allscripts's stockholders of the transactions contemplated by this Agreement shall have been obtained.

                     9.2 Conditions Precedent to Obligations of IDX and ChannelHealth . The obligations of IDX and ChannelHealth to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by IDX or ChannelHealth in whole or in part to the extent permitted by applicable law):

                     (a) all representations and warranties of Parent and Allscripts contained herein shall be true and correct as of the date hereof;

                     (b) all representations and warranties of Parent and Allscripts contained herein qualified as to materiality shall be true and correct, and all representations and warranties of Parent and Allscripts contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date except for (i) changes contemplated or permitted by this Agreement,
(ii) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii)), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of Allscripts and its subsidiaries, taken as a whole (it being agreed that this clause (iii) shall be inapplicable to any portion of a representation and warranty which already contains a material adverse effect or other materiality qualification);

                     (c) Parent and Allscripts shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent and Allscripts on or prior to the Closing Date;

                     (d) IDX and ChannelHealth shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to IDX and ChannelHealth) executed by the Chief Executive Officer and Chief Financial Officer of each of Parent and Allscripts certifying as to the fulfillment of the conditions specified in Sections 9.2(a), 9.2(b) and 9.2(c);

                     (e) no action, suit or proceeding shall be pending by or before any Governmental Body wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                     (f) the waiting period under the HSR Act shall have expired or early termination shall have been granted;

                     (g) the shares of Parent Common Stock to be issued in the Merger and the Earnout Shares shall have been authorized for quotation on the Nasdaq, subject to official notice of issuance;

                     (h) Parent and Allscripts shall have obtained all of the waivers, permits, consents, approvals or other authorizations and effected all of the requisitions, filings and notices which are required to be obtained by them to consummate the transactions contemplated by this Agreement, except for any which if not obtained or effected would not reasonably be expected to have a Material Adverse Effect;

                     (i) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

                     (j) the requisite approval by ChannelHealth's stockholders of this Agreement and the ChannelHealth Merger shall have been obtained.


                                   Article X

                            DOCUMENTS TO BE DELIVERED

                     10.1 Documents to be Delivered by IDX and ChannelHealth. At the Closing, IDX and ChannelHealth shall deliver, or cause to be delivered, to Allscripts the following:

                     (a) the certificates referred to in Section 9.1(d) hereof;

                     (b) copies of all consents and waivers referred to in
Section 9.1(e) hereof;

                     (c) written evidence of the repayment to ChannelHealth of all Affiliate Loans;

                     (d) the Strategic Alliance Agreement, substantially in the form of Exhibit D hereto, duly executed by IDX;

                     (e) the Stock Rights and Restrictions Agreement, substantially in the form of Exhibit E hereto, duly executed by IDX;

                     (f) the Cross-License Agreement, substantially in the form of Exhibit F hereto, duly executed by IDX;

                     (g) the Transition Services Agreement, based on the terms of Exhibit G hereto, duly executed by IDX;

                     (h) the Facilities Lease Agreement, substantially in the form of Exhibit H hereto, duly executed by IDX;

                     (i) certificates of good standing with respect to ChannelHealth issued by the Secretary of State of the State of Delaware and for each state in which ChannelHealth is qualified to do business as a foreign corporation; and (j) the executive employment agreement between Pamela J. Pure and Allscripts.

                     (k) such other documents as Allscripts shall reasonably request.

                     10.2 Documents to be Delivered by Allscripts. At the Closing, Parent and Allscripts shall deliver to IDX and ChannelHealth the following:

                     (a) the certificates referred to in Section 9.2(d) hereof;

                     (b) copies of all consents and waivers referred to in
Section 9.2(h);

                     (c) the Co-Marketing Agreement, substantially in the form of Exhibit D hereto, duly executed by Allscripts;

                     (d) the Stock Rights and Restrictions Agreement, substantially in the form of Exhibit E hereto, duly executed by Allscripts;

                     (e) the Cross-License Agreement, substantially in the form of Exhibit F hereto, duly executed by Allscripts;

                     (f) the Transition Services Agreement, substantially in the form of Exhibit G hereto, duly executed by Allscripts;

                     (g) the Facilities Lease Agreement, substantially in the form of Exhibit H hereto, duly executed by Allscripts; and

                     (h) the executive employment agreement referred to in
Section 10.1(j) above.


                                   Article XI

                                INDEMNIFICATION

                     11.1 Non-Tax Indemnification.

                     (a) IDX hereby agrees to indemnify and hold Parent, Allscripts, ChannelHealth and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Allscripts Indemnified Parties") harmless from and against:

                     (i) any and all liabilities of ChannelHealth of every kind, nature and description, absolute or contingent, as existing against ChannelHealth prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except (A) to the extent that the same have been fully provided for in the Balance Sheet and accrued and applied as a liability therein; (B) to the extent that the same were incurred in the ordinary course of business between the Balance Sheet Date and the Closing Date and not as a result of any breach by IDX of any covenant set forth in Section
8.2 hereof, and were fully provided for in the Closing Date Balance Sheet and accrued and applied as a liability therein; and (C) as disclosed in the representations and warranties of IDX or ChannelHealth, the Schedules attached hereto or any certificate delivered by or on behalf of IDX or ChannelHealth pursuant to this Agreement;

                     (ii) any and all losses, liabilities, obligations, claims, damages, costs and expenses arising out of or related (A) to the operation or ownership of the businesses or properties comprising the Retained Assets or (B) the authorization, approval, execution, delivery or performance of the ChannelHealth/IDX Asset Purchase Agreement;

                     (iii) any and all losses, liabilities, obligations, claims, damages, costs and expenses attributable to or resulting from any default under or breach of any IDX Contract (A) by IDX, or (B) by ChannelHealth, which default or breach, in the case of this subclause (B), occurs prior to the Closing Date (except as provided for or disclosed in the exceptions clause set forth in Section 11.1(a)(i) above); provided, however, IDX shall have no liability under this Section 11.1(a)(iii) for any breach occurring after the Closing Date to the extent such breach is attributable to the negligence or willful misconduct of Parent, Allscripts, the ChannelHealth Surviving Corporation or any of their Affiliates after the Closing Date;

                     (iv) any and all losses, liabilities, obligations, claims, damages, costs and expenses attributable to or resulting from the litigation identified on Schedule 6.17 (the "ChannelHealth Litigation") and any other matter, claim, proceeding, dispute, state of facts or condition disclosed on any Schedule hereto with respect to which such Schedule reflects that the Allscripts Indemnified Parties are entitled to indemnification from IDX hereunder;

                     (v) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of IDX or ChannelHealth set forth in Article VIA or VI hereof, or any representation or warranty contained in any certificate delivered by or on behalf of IDX or ChannelHealth pursuant to this Agreement, to be true and correct in all respects as of the date made;

                     (vi) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of IDX or ChannelHealth under this Agreement; and

                     (vii) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

                     (b) Allscripts and Parent, jointly and severally, hereby agree to indemnify and hold IDX and its Affiliates, agents, successors and assigns (collectively, the "IDX Indemnified Parties") harmless from and against:

                     (i) any and all Losses attributable to or resulting from the conduct of the business or operations of ChannelHealth following the Closing;

                     (ii) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Allscripts or Parent set forth in Article VII or Section 11.3(i) hereof, or any representation or warranty contained in any certificate delivered by or on behalf of Allscripts or Parent pursuant to this Agreement, to be true and correct in all respects as of the date made;

                     (iii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Allscripts or Parent under this Agreement;

                     (iv) any and all Losses attributable to or resulting from any default by the ChannelHealth Surviving Corporation under, or any breach by the ChannelHealth Surviving Corporation of, any IDX Contract that occurs in either case after the Closing Date; provided, however, neither Parent, Allscripts nor the ChannelHealth Surviving Corporation shall have any liability under this Section 11.1(b)(iv) for any such breach to the extent such breach is attributable to the gross negligence or willful misconduct of IDX or any of its Affiliates after the Closing Date; and

                     (v) any and all Expenses incident to the foregoing.


                     11.2 Non-Tax Indemnification Procedures.

                     (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 11.1 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying


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party elects to defend against, negotiate, settle or otherwise deal with any
Claim which relates to any Losses indemnified against hereunder, it shall within five days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. The indemnified party shall not agree to such settlement of any such Legal Proceeding or Claim without the prior written consent of the indemnifying party. The indemnifying party shall have full discretion to agree to any settlement of any such Legal Proceeding or Claim; provided, however, that the indemnifying party may not agree to any settlement of such Legal Proceeding or Claim that does not include a release of the indemnified party from all liability with respect thereto without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

                     (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

                     (c) Notwithstanding the foregoing, IDX shall continue to defend the Claim comprising the ChannelHealth Litigation until such Claim is disposed of as described in Section 11.2(b).

                     (d) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that


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the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

                     11.3 Tax Matters.

                     (a) Tax Indemnification. IDX agrees to be responsible for and to indemnify and hold the Allscripts Indemnified Parties harmless from and against any and all Taxes that may be imposed upon or assessed against ChannelHealth or the assets thereof:

                     (A) with respect to all taxable periods ending on or prior to the Closing Date;

                     (B) with respect to any and all Taxes of ChannelHealth for the period allocated to IDX pursuant to Section 11.3(b)(iv);

                     (C) arising by reason of any breach by ChannelHealth or any inaccuracy of any of the representations contained in Section 6.10 hereof;

                     (D) by reason of being a successor-in-interest or transferee of another entity;

                     (E) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which ChannelHealth (or any predecessor) is or was a member on or prior to the Closing Date, by reason of the liability of ChannelHealth pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign Law or regulation; and

                     (F) by reason of the transactions contemplated by Article IV hereof.

IDX shall also pay and shall indemnify and hold harmless the Allscripts Indemnified Parties from and against any losses, damages, liabilities, obligations, deficiencies, costs and expenses (including, without limitation, reasonable expenses and fees for attorneys and accountants) ("Related Costs") incurred in connection with the Taxes for which IDX is responsible to indemnify the Allscripts Indemnified Parties pursuant to this Section 11.3(a) (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes) or the enforcement of this Section 11.3(a).

                     (b) Preparation of Tax Returns; Payment of Taxes.

                     (i) IDX shall (A) include ChannelHealth and (where applicable) any of its Subsidiaries in (1) the U.S. consolidated federal income Tax Returns of IDX required to be filed after the date hereof for all taxable periods ending on or before the Closing Date and (2) where applicable, all combined consolidated or unitary Tax Returns that are required to be filed by IDX for any taxable period ending on or before the Closing Date and (B) cause


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ChannelHealth to file all Tax Returns required to be filed by ChannelHealth on or prior to the Closing Date. IDX shall pay any and all Taxes due with respect to such Tax Returns. All Tax Returns described in this Section 11.3(b)(i) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax Laws (or judicial or administrative interpretations thereof). IDX shall cause ChannelHealth to provide Allscripts with copies of such completed Tax Returns at least 10 days prior to the filing date, and Allscripts shall be provided an opportunity to review such Tax Returns and supporting workpapers and Schedules prior to the filing of such Tax Returns. The failure of Allscripts to propose any changes to any such Tax Return within such 10 days shall be deemed to be an indication of its approval thereof. IDX and Allscripts shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof. Any disagreements regarding such Tax Returns which are not resolved prior to the filing thereof shall be promptly resolved pursuant to
Section 11.3(f) which shall be binding on the parties.

                     (ii) Following the Closing, Allscripts shall be responsible for preparing or causing to be prepared all federal, foreign, state and local Tax Returns required to be filed by ChannelHealth after the Closing Date.

                     (iii) Not later than five days before the due date for payment of Taxes with respect to any Tax Returns which Allscripts has the responsibility to file, IDX shall pay to Allscripts an amount equal to that portion of the Taxes shown on such return for which IDX has an obligation to indemnify Allscripts and its Affiliates pursuant to the provisions of Section 11.3(a).

                     (iv) For federal income Tax purposes, the taxable year of ChannelHealth shall end as of the close of the Closing Date and, with respect to all other Taxes, IDX and Allscripts will, unless prohibited by applicable law, close the taxable period of ChannelHealth as of the close of the Closing Date. Neither IDX nor Allscripts shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit ChannelHealth to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of ChannelHealth beginning before and ending after the Closing Date shall be allocated (i) to IDX for the period up to and including the Closing Date, and (ii) to Allscripts for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by Allscripts and shall be made by means of a closing of the books and records of ChannelHealth as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and


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the period after the Closing Date in proportion to the number of days in each such period. Allscripts shall provide IDX with a schedule showing the computation of the allocation at least 30 days prior to the due date for filing a Tax Return which includes the Closing Date. IDX shall have the right to review such schedule, and Allscripts and IDX shall attempt in good faith mutually to resolve any disagreements regarding the determination of such allocation. Any disagreements regarding such determination shall be resolved pursuant to Section 11.3(f). Any amount owing from IDX under this Section 11.3(b)(iv) shall be paid no later than five days prior to the filing of the underlying Tax Return.

                     (v) With respect to any Tax Returns required to be filed by Allscripts with respect to any taxable period of ChannelHealth ending on or before the Closing Date, Allscripts shall provide IDX with a copy of such completed Tax Returns at least 10 days prior to the due date for filing of such Tax Returns. IDX shall have the right to review such Tax Returns, and Allscripts and IDX shall attempt in good faith mutually to resolve any disagreements regarding the preparation thereof prior to filing thereof. The failure of IDX to propose any changes to any such Tax Return within such 10 days shall be deemed to be an indication of its approval thereof. Any disagreements regarding such determination shall be resolved pursuant to Section 11.3(f). If such disagreement cannot be resolved prior to the due date for filing such Tax Return, Allscripts may cause such Tax Return to be filed in the manner proposed by Allscripts, without prejudice to IDX's right to pursue a final resolution of such disagreement. Any amount owing from IDX under this Section 11.3(b)(v) shall be paid no later than five days prior to the filing of the underlying Tax Return.

                     (c) Cooperation with Respect to Tax Returns. Allscripts and IDX agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to ChannelHealth as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Allscripts or ChannelHealth shall retain in its possession, and shall provide IDX reasonable access to (including the right to make copies of), such supporting books and records and any other materials that IDX may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Allscripts may dispose of such material, provided that prior to such disposition Allscripts shall give IDX a reasonable opportunity to take possession of such materials.

                     (d) Carrybacks. IDX shall pay to Allscripts the amount of any Tax benefit (including interest thereon) realized by IDX or any Affiliate thereof as a result of the carryback of any Tax loss, deduction or credit of ChannelHealth from any taxable period beginning after the Closing Date to a taxable period ending on or before the Closing Date. IDX shall pay such amount to Allscripts within 10 business days after such Tax benefit is realized by IDX


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or any Affiliate of it as a refund or otherwise, provided that Allscripts shall return to IDX the amount, if any, by which the amount of such Tax benefit is thereafter reduced pursuant to a final determination.

                     (e) Transfer Taxes. IDX shall be liable for and shall pay (and shall indemnify and hold harmless Allscripts against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges (including, without limitation, real property transfer gains Taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement (other than Taxes measured by or with respect to income imposed on Allscripts or its Affiliates). IDX hereby agree to file all necessary Documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

                     (f) Dispute Resolution. Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm mutually acceptable to IDX and Allscripts. The fees and expenses of such accounting firm shall be borne equally by IDX and Allscripts.

                     (g) Sole Remedy. The indemnification provided for in this
Section 11.3 shall be the sole remedy for any claim in respect of Taxes and the provisions of Sections 11.1 through 11.2 hereof shall not apply to such claims.

                     (h) Survival. Any claim for indemnity under this Section
11.3 may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic of permissive).

                     (i) Certain Representations. Each of Parent and Allscripts has no present intention to merge or liquidate Parent or Allscripts with or into another Person or transfer any of the assets thereof other than in the ordinary course of business or, in the case of Allscripts, other than pursuant to a transaction described in Section 368(a)(2)(C) of the Code or Treasury Regulation Sections 1.368-2(f) or 1.368-2(k). As of the date of consummation of the Mergers, Parent and Allscripts have no plan or intention to engage in a transaction that (i) would be an Integrated Transaction (as defined in Section
8.20 hereof) and (ii) would cause the stockholders of Allscripts and the ChannelHealth Stockholders immediately before the Mergers and any Integrated Transferors (as defined in Section 8.20 hereof) not to be in control (within the meaning of Section 368(c) of the Code) of Parent immediately after the Mergers.

                     (j) Plan of Reorganization This Agreement and the transactions contemplated hereby are intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g). Following the Closing Date, Parent and IDX shall report and otherwise treat for Tax purposes the exchange of ChannelHealth Stock for Parent Common Stock under
Section 351 of the Code.


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
                     11.4 Employee Benefits and Labor Indemnity. IDX hereby agrees to indemnify and hold the Allscripts Indemnified Parties harmless from and against any and all Losses, if any, (i) arising out of or based upon or with respect to any Employee Benefit Plan or Pension Plan or any other "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by, contributed to or to which there is or was an obligation to contribute to by IDX, ChannelHealth or any ERISA Affiliate and (ii) as a result of any Claim made with respect to employment prior to or on the Closing Date with ChannelHealth including, without limitation, any Claim with respect to, relating to arising out of or in connection with discrimination by ChannelHealth or wrongful discharge (including constructive discharge) prior to the Closing Date.

                     11.5 Tax Treatment of Indemnity Payments. IDX and Allscripts agree to treat any indemnity payment made pursuant to this Article XI as an adjustment to the consideration paid hereunder for federal, state, local and foreign income Tax purposes. If any indemnification payment under Article XI (including, without limitation, this Section 11.5) is determined to be taxable to Allscripts or ChannelHealth by any taxing authority, IDX shall also indemnify Allscripts or ChannelHealth for any Taxes incurred by reason of the receipt of such payment and any Related Costs incurred by Allscripts or ChannelHealth in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

                     11.6 Limitations.

                     (a) Except with respect to Claims based on actual fraud, the rights of the Indemnified Parties under this Article XI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to Claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing sentence, in no event shall any party hereto, nor its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

                     (b) Notwithstanding anything to the contrary contained in this Agreement, each of the following three limitations shall apply:

                     (i) the aggregate liability of IDX for the sum of all Losses under Sections 11.1(a)(i), (iii), (v), (vi) and (vii) (insofar as the Expenses referred to therein relate to Losses arising under Sections 11.1(a)(i),
(iii), (v) or (vi)) and clause (ii) of Section 11.4 shall not exceed $50 million;

                     (ii) the aggregate liability of Allscripts for the sum of all Losses under Sections 11.1(b)(ii) (excluding Losses arising from a breach of Section 11.3(i)), (iii) and (v) (insofar as the Expenses referred to therein relate to Losses arising under Sections 11.1(b)(ii) or (iii)) shall not exceed


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$50 million; provided, however, any issuance of Earnout Shares shall not be counted against such amount; and

                     (iii) IDX shall not be liable for any individual Loss under Sections 11.1(a)(i), (iii), (v), (vi) or (vii) (insofar as the Expenses referred to therein relate to Losses arising under Sections 11.1(a)(i), (iii), (v) or
(vi)) and clause (ii) of Section 11.4 unless such Loss exceeds $50,000 and IDX shall not be liable for any such individual Losses in excess of $50,000 unless and until the aggregate amount of such individual Losses in excess of $50,000 exceeds $1 million (it being understood that in such case IDX shall be liable only for the amount of such Losses in excess of $500,000).

                     (c) In no event shall any Indemnifying Party be responsible and liable for any Losses or other amounts under this Article XI that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Losses. Allscripts shall (and shall cause the ChannelHealth Surviving Corporation to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Losses for which indemnification is provided to Allscripts by IDX under Article XI.

                     (d) The amount of any Losses for which indemnification is provided under this Article XI shall be reduced by any related recoveries to which the Indemnified Party is entitled under insurance policies or other related payments received or receivable from third parties and any tax benefits actually received by the Indemnified Party or any of its Affiliates or for which the Indemnified Party or any of its Affiliates is eligible on account of the matter resulting in such Losses or the payment of such Losses.

                     (e) Notwithstanding anything to the contrary in this Agreement, the amount of any Losses for which indemnification by IDX is provided under this Article XI shall be calculated net of any accruals, reserves or provisions reflected in the Closing Date Balance Sheet.

                     (f) Effective as of the Effective Time, each of Parent and Allscripts hereby waives and releases (and shall cause the ChannelHealth Surviving Corporation to waive and release), any claim ChannelHealth may have against IDX, except (i) any claims or rights hereunder or under any Ancillary Agreement and (ii) any claims or rights under the ChannelHealth/IDX Asset Purchase Agreement. Effective as of the Effective Time, IDX hereby waives and releases any claim IDX may have against the ChannelHealth Surviving Corporation, except any claims or rights hereunder or under any Ancillary Agreement.

                     11.7 Acknowledgement by Allscripts. Allscripts acknowledges that in making its determination to proceed with the transactions contemplated by this Agreement, Allscripts has relied on the results of its own independent investigation and verification and the representations and warranties of IDX and ChannelHealth expressly and specifically set forth in Article VI-A and Article VI of this Agreement, respectively, including the Schedules (and any updates thereto). SUCH REPRESENTATIONS AND WARRANTIES BY IDX AND CHANNELHEALTH


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
CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF IDX AND CHANNELHEALTH TO ALLSCRIPTS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALLSCRIPTS UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF CHANNELHEALTH AND ANY SET FORTH IN ANY CONFIDENTIAL DESCRIPTIVE MEMORANDUM PREVIOUSLY DELIVERED TO ALLSCRIPTS) ARE SPECIFICALLY DISCLAIMED BY IDX AND CHANNELHEALTH.


                                  Article XII

                                  MISCELLANEOUS

                     12.1 Certain Definitions.

                     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 12.1:

                     "Accrued Liabilities" shall have the meaning ascribed to such term in Section 5.1(b) hereof.

                     "Accrued Liabilities Certificate" shall have the meaning ascribed to such term in Section 5.1(b) hereof.

                     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

                     "Allscripts Certificates" shall have the meaning ascribed to such term in Section 2.1(b) hereof.

                     "Allscripts Common Stock" shall have the meaning ascribed to such term in Section 1.1(a) hereof.

                     "Allscripts Exchange Ratio" shall have the meaning ascribed to such term in Section 2.1(b) hereof.

                     "Allscripts Merger" shall have the meaning ascribed to such term in Section 1.1(a) hereof.

                     "Allscripts Merger Consideration" shall have the meaning ascribed to such term in Section 1.1(a) hereof.


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
                     "Allscripts Shares" shall have the meaning ascribed to such term in Section 2.1 hereof.

                     "Allscripts Surviving Corporation" shall have the meaning ascribed to such term in Section 1.1(a) hereof.

                     "Allscripts's Accountants" shall have the meaning ascribed to such term in Section 5.1(a) hereof.

                     "Ancillary Agreements" shall have the meaning ascribed to such term in Section 6A.2 hereof.

                     "Arbitrator" shall have the meaning ascribed to such term in Section 4.2(d) hereof.

                     "Assumed Liabilities" shall have the meaning ascribed to such term in Section 3.2 hereof.

                     "Assumed Option" shall have the meaning ascribed to such term in Section 2.2(d) hereof.

                     "Balance Sheet" shall have the meaning ascribed to such term in Section 2.2(3) hereof.

                     "Balance Sheet" shall have the meaning ascribed to such term in Section 6.7 hereof.

                     "Balance Sheet Date" shall have the meaning ascribed to such term in Section 6.7 hereof.

                     "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

                     "Certificates" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

                     "Certificate of Merger" shall have the meaning ascribed to such term in Section 1.4 hereof.

                     "ChannelHealth Certificates" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

                     "ChannelHealth Common Stock" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

                     "ChannelHealth Dissenting Shares" shall have the meaning ascribed to such term in Section 2.2(3) hereof.


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
                     "ChannelHealth Documents" shall have the meaning ascribed to such term in Section 6.2 hereof.

                     "ChannelHealth Exchange Ratio" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

                     "ChannelHealth Merger" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

                     "ChannelHealth Merger Consideration" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

                     "ChannelHealth Option" shall have the meaning ascribed to such term in Section 2.2(d) hereof.

                     "ChannelHealth Preferred Stock" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

                     "ChannelHealth Property" shall have the meaning ascribed to such term in Section 5.12(a) hereof.

                     "ChannelHealth Stock" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

                     "ChannelHealth Stockholder" shall have the meaning ascribed to such term in Section 2.2(b) hereof.

                     "ChannelHealth Stockholders" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

                     "ChannelHealth Surviving Corporation" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

                     "ChannelHealth's Accountants" shall have the meaning ascribed to such term in Section 5.1(a) hereof.

                     "Closing" shall have the meaning ascribed to such term in
Section 1.3 hereof.

                     "Closing Date" shall have the meaning ascribed to such term in Section 1.3 hereof.

                     "Closing Date Balance Sheet" shall have the meaning ascribed to such term in Section 4.1(a) hereof.

                     "Code" shall mean the Internal Revenue Code of 1986, as amended.

                     "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement.


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
                     "Controlling Party" shall have the meaning ascribed to such term in Section 3.5(c) hereof.

                     "Cross-License Agreement" shall have the meaning ascribed to such term in Section 6A.2 hereof.

                     "Damages" shall have the meaning ascribed to such term in
Section 3.5(a) hereof.

                     "DGCL shall have the meaning ascribed to such term in
Section 1.1(a) hereof.

                     "Earnout Date" shall have the meaning ascribed to such term in Section 3.1(b) hereof.

                     "Earnout Registration Statement" shall have the meaning ascribed to such term in Section 3.2 hereof.

                     "Earnout Revenues" shall have the meaning ascribed to such term in Section 3.1(b) hereof.

                     "Earnout Shares" shall have the meaning ascribed to such term in Section 3.1(a) hereof.

                     "Effective Time" shall have the meaning ascribed to such term in Section 1.4 hereof.

                     "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), and the regulations promulgated pursuant thereto.

                     "Exchange Act" shall have the meaning ascribed to such term in Section 3.5(a) hereof.

                     "Exchange Agent" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

                     "Exchange Fund" shall have the meaning ascribed to such term in Section 2.3(a) hereof.


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
                     "Facilities Lease Agreement" shall have the meaning ascribed to such term in Section 7.17 hereof.

                     "Financial Statements" shall have the meaning ascribed to such term in Section 6.7 hereof.

                     "GAAP" means generally accepted United States accounting principles as of the date hereof.

                     "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                     "Gross Qualifying Revenues" shall have the meaning ascribed to such term in Section 3.1(b)(i).

                     "Hazardous Material" means any substance, material or waste which is regulated by the United States or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

                     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                     "IDX Contracts" shall have the meaning ascribed to such term in Section 6.A.8 hereof.

                     "IDX Documents" shall have the meaning ascribed to such term in Section 5.1(b) hereof.

                     "Indemnified Party" shall have the meaning ascribed to such term in Section 3.5(c) hereof.

                     "Indemnifying Party" shall have the meaning ascribed to such term in Section 3.5(c) hereof.

                     "Integrated Transaction" shall have the meaning ascribed to such term in Section 8.20 hereof.

                     "Integrated Transferor" shall have the meaning ascribed to such term in Section 8.20 hereof.

                     "IRS" shall refer to the Internal Revenue Service.


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
                     "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

                     "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

                     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                     "Material Adverse Change" means any material adverse change in the business, properties, results of operations or condition (financial or otherwise) of ChannelHealth (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which ChannelHealth competes); provided, however, that a "Material Adverse Change" shall not include any adverse change, effect or circumstance primarily arising out of or resulting primarily from (i) actions contemplated by the parties in connection with this Agreement or that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement or (ii) continued operating losses of ChannelHealth.

                     "Material Adverse Effect" means any effect which has resulted in, or is reasonably likely to result in, a Material Adverse Change.

                     "Material Contracts" shall have the meaning ascribed to such term in Section 5.15 hereof.

                     "Mergers" shall have the meaning ascribed to such term in
Section 1.2(a) hereof.

                     "Merger Consideration" shall have the meaning ascribed to such term in Section 2.3(b) hereof.

                     "Nasdaq" shall have the meaning ascribed to such term in
Section 2.3(e)(ii) hereof.

                     "Non-Controlling Party" shall have the meaning ascribed to such term in Section 3.5(c) hereof.

                     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                     "Parent Certificates" shall have the meaning ascribed to such term in Section 2.1(b) hereof.

                     "Parent Common Stock" shall have the meaning ascribed to such term in Section 1.1(a) hereof.

                     "Parent Stock Options" shall have the meaning ascribed to such term in Section 8.11(b) hereof.

                     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

                     "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Allscripts; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or ChannelHealth; (iv) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (v) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice of ChannelHealth, (vi) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (vii) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any ChannelHealth Property subject thereto or affected thereby.

                     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock ChannelHealth, trust, unincorporated organization, Governmental Body or other entity.

                     "Personal Property Lease" shall have the meaning ascribed to such term in Section 5.13 hereof.

                     "Qualified Plans" shall have the meaning ascribed to such term in Section 6.16(d) hereof.

                     "Real Property Lease" shall have the meaning ascribed to such term in Section 5.12 hereof.

                     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

                     "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

                     "Retained Assets" shall have the meaning ascribed to such term in Section 4.1 hereof.

                     "Stock Rights and Restrictions Agreement" shall have the meaning ascribed to such term in Section 7.14 hereof.

                     "Stockholders' Representative" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

                     "Stockholders' Representative's Accountants" shall have the meaning ascribed to such term in Section 5.1(a) hereof.

                     "Strategic Alliance" shall have the meaning ascribed to such term in Section 7.13 hereof.

                     "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by ChannelHealth.

                     "Surviving Corporations" shall have the meaning ascribed to such term in Section 1.2(a) hereof.

                     "Tax" or "Taxes" means all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, unemployment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under Code section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, goods and services, sales, land transfer, employer health, employment, alternative or add-on minimum, estimated or estimable, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, whether disputed or not, and shall include any liability in respect of Taxes as a transferee or as an indemnitor, guarantor, surety or in a similar capacity (including, without limitation, pursuant to Treasury Regulation Section 1.1502-6 or a similar provision of state, local or foreign tax law) under any contract, arrangement, understanding or commitment (whether oral or written). "Tax Return" means all returns, declarations, reports, estimates, information returns and statements or other information required to be filed with a taxing authority in respect of any Taxes.

                     "Transition Services Agreement" shall have the meaning ascribed to such term in Section 7.16 hereof.

                     12.2 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless by March 31, 2002 written notice of such claims is given to the Indemnifying Party or such actions are commenced, except for the representations and warranties set forth in Section 6.10, which shall survive the Closing until 60 days after the expiration of the applicable Tax statute of limitations.

                     12.3 Expenses. Except as otherwise provided in this Agreement, IDX and ChannelHealth, on the one hand, and Allscripts, Parent, Sub A and Sub B, on the other, shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the ChannelHealth Surviving Corporation be liable for any such costs and expenses required to be borne by IDX and ChannelHealth as provided above. IDX shall reimburse Parent for 50% of the amount of reasonable out-of-pocket expenses incurred by Parent or Allscripts associated with this transaction that would not have been incurred had the transaction been structured so as not to contemplate a reorganization described in Section 351 of the Code.

                     12.4 Specific Performance. The parties hereto acknowledge and agree that the breach of this Agreement would cause irreparable damage to the other and that such party will not have an adequate remedy at law. Therefore, the obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                     12.5 Further Assurances. IDX and Allscripts each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                     12.6 Submission to Jurisdiction; Consent to Service of Process.

                     (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 12.10.

                     12.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                     12.9 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                     12.10 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns; provided, however, the provisions of Sections 8.20, 11.3(i) and 11.3(j) are expressly undertaken for the benefit of, and may be enforced directly by, Pequot.

                     12.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                     If to IDX, to:

                     IDX Systems Corporation
                     P. O. Box 1070
                     1400 Shelburne Road
                     Burlington, VT 05402
                     Attention:Robert W. Baker
                               Vice President and General Counsel
                     Fax:      (802) 862-3304

                     With a copy to:

                     Hale and Dorr LLP
                     60 State Street
                     Boston, Massachusetts 02109
                     Attn:     Virginia Kapner
                     Fax:      (617) 526-5000

                     If to ChannelHealth, to:

                     ChannelHealth Incorporated
                     P. O. Box 1070
                     1400 Shelburne Road
                     Burlington, VT 05402
                     Attention:Jeffrey McMahan
                               General Counsel
                     Fax:      (802) 864-1197


                     With a copy to:

                     Goodwin, Proctor & Hoar LLP
                     Exchange Place
                     Boston, Massachusetts 02109
                     Attention:Robert Whalen, Jr., P.C.
                     Fax:      (617) 523-1231


                     If to Allscripts Holding, Inc.,
                     Allscripts, Inc.,
                     Bursar Acquisition, Inc. or
                     Bursar Acquisition No. 2, Inc. to:

                     c/o Allscripts, Inc.
                     2401 Commerce Drive
                     Libertyville, IL 60048
                     Attention:President
                     Fax:      (847) 680-3721

                     With a copy to:

                     Weil, Gotshal & Manges LLP
                     700 Louisiana, Suite 1600
                     Houston, Texas 77002
                     Attention:James L. Rice III
                     Fax:      (713) 224-9511

                     12.12 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                     12.13 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either IDX or ChannelHealth, on the one hand, or Allscripts, Parent, Sub A or Sub B, on the other (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

                     12.14 Counterpart Execution. This Agreement may be executed in one or more counterparts, no one of which need be executed by all parties but all of which counterparts shall constitute but one and the same instrument.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                   ALLSCRIPTS HOLDING, INC.:

                                   By: /s/ Glen Tullman
                                       ---------------------------------------
                                          Name: Glen Tullman
                                          Title: Chief Executive Officer




                                   ALLSCRIPTS, INC.:

                                   By: /s/ Glen Tullman
                                       ---------------------------------------
                                          Name: Glen Tullman
                                          Title: Chief Executive Officer


                                   BURSAR ACQUISITION, INC.:

                                   By: /s/ Glen Tullman
                                       ---------------------------------------
                                          Name: Glen Tullman
                                          Title: Chief Executive Officer


                                   BURSAR ACQUISITION NO. 2, INC.:

                                   By: /s/ Glen Tullman
                                       ---------------------------------------
                                          Name: Glen Tullman
                                          Title: Chief Executive Officer


                                   IDX SYSTEMS CORPORATION:

                                   By: /s/ James H. Crook
                                       ---------------------------------------
                                          Name: James H. Crook
                                          Title: President

                                   CHANNELHEALTH INCORPORATED:

                                   By: /s/ Robert W. Baker
                                       ---------------------------------------
                                          Name: Robert W. Baker, Jr.
                                          Title: Vice President

                                   EXHIBIT A-1

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

           THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement"), dated as of July 13, 2000, between IDX Systems Corporation, a Vermont corporation (the "Stockholder"), who is a Stockholder of Channelhealth Incorporated, a Delaware corporation (the "Company"), and Allscripts, Inc., a Delaware corporation (the "Buyer").

           WHEREAS, concurrently with the execution of this Agreement, the Company, the Stockholder, the Buyer, Allscripts Holding, Inc., Bursar Acquisition, Inc. and Bursar Acquisition No. 2, Inc. have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the acquisition of the Company by the Buyer, pursuant to the terms and conditions of the Merger Agreement (the "Merger"); and

           WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of the Company set forth beneath its signature below (the "Shares"); and

           WHEREAS, the Stockholder wishes to enter into this Agreement with respect to all of the Shares and all of the shares of the Company's capital stock which the Stockholder acquires during the term of this Agreement or as to which it has, directly or indirectly, the right to vote or direct the voting of (collectively, the "Proxy Shares"); and

           WHEREAS, approval and adoption of the Merger Agreement by the Company's Stockholders is a condition to the consummation of the Merger; and

           WHEREAS, in order to induce the Buyer to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Proxy Shares and to deliver an irrevocable proxy to the Buyer to vote the Proxy Shares at any meeting of the Company's Stockholders or in connection with any action by consent of the Company's Stockholders, in favor of the approval and adoption of the Merger Agreement and in favor of the approval of the Merger.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

           NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

           1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Proxy Shares, in person or by proxy (or by written consent if action is taken by written consent) in favor of approval and adoption of the Merger Agreement and in favor of the approval of the Merger at any meeting of the Stockholders of the Company (or any written action in lieu of a meeting) at which such matters are considered and at every adjournment thereof. The Stockholder agrees with respect to the Proxy Shares, not to, and not to permit any of its Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the Stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of the Stockholder pursuant to this paragraph. The parties acknowledge and agree that, notwithstanding anything contained herein to the contrary, any shares of the Company's capital stock sold or otherwise transferred by Indy in connection with the ChannelHealth/IDX Asset Purchase Agreement shall not be subject to the provisions of this Agreement.

           2. Irrevocable Proxy. The Stockholder hereby irrevocably appoints the Buyer, with full power of substitution, as the Stockholder's attorney and proxy to attend any meeting of Stockholders (and any adjournment or adjournments thereof) called for the purpose of approving and adopting, among other purposes, the Merger Agreement and the Merger and to vote such Stockholder's Proxy Shares at such meeting and at any adjournment or adjournments thereof in favor of the approval of the Merger Agreement and the Merger. This proxy is coupled with the interests provided for or contemplated under this Agreement and the Merger Agreement and shall be irrevocable until terminated in accordance with the provisions of Section 6 hereof.

           3. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Proxy Shares in a voting trust or subject any of the Proxy Shares to any arrangement with respect to the voting of the Proxy Shares inconsistent with this Agreement.

           4. Revocation of Prior Proxies; Limitation on Dispositions and Proxies. The Stockholder hereby revokes any and all previous proxies with respect to the Proxy Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement. During the term of this Agreement, the Stockholder agrees not to (a) sell, assign, pledge, transfer or otherwise dispose of any of the Proxy Shares, or (b) grant any proxies with respect to (except for a Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Proxy Shares.

           5. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing, or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

           6. Term of Agreement; Termination. Subject to Section 10(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time,
(ii) the date on which the Merger Agreement is terminated in accordance with its terms or (iii) the date on which the Voting Agreement and Irrevocable Proxy dated as of the date hereof between the Buyer and Pequot Private Equity Fund II, L.P. is terminated. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

           7. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, the Stockholder hereby agrees and represents to Bursar that such Stockholder understands that, to the extent such Stockholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company as of the date hereof or the date the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering, sale or other disposition by such Stockholder or any of its wholly owned affiliates of any shares of Parent Common Stock received by such person in the Merger (collectively, the "Restricted Sales") will, under current law, require any of (i) the further registration under the Securities Act of any such shares to be sold by such person, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act, as amended or (iii) the availability of another exemption from such registration under the Securities Act. The Stockholder agrees not to, and not to cause or permit any of its wholly owned Affiliates to, make any Restricted Sale unless the conditions of clause (i),
(ii) or (iii) are met.

           8. Representations and Warranties. The Stockholder represents and warrants to the Buyer as follows:

           (a) The Stockholder is the lawful owner of the Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement. Neither the Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company any other securities of the Company.

           (b) This Agreement has been duly executed and delivered by a duly authorized officer to the Stockholder.

           (c) This Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, oratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

           (d) The execution and delivery of this Agreement by the Stockholder does not violate or breach, and will not give rise to any violation or breach, of the Stockholder's charter or by-laws, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, third party consent, Governmental Body approval or Contract by which the Stockholder, the Proxy Shares or its assets or properties may be bound.

           9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

           10. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           If to the Buyer:

           Allscripts, Inc.
           2401 Commerce Drive
           Libertyville, IL  60048
           Telephone:  (847) 680-3515
           Facsimile:  (847) 680-3573
           Attention:  President


           If to Stockholder:

           IDX Systems Incorporated
           1400 Shelburne Road
           South Burlington, VT  05403
           Telephone:  (802) 862-1022
           Facsimile:  (802) 865-3681
           Attention:  General Counsel

           11.       Miscellaneous.

           (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware without reference to its conflicts of law principles.

           (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

           (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

           (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company and the Buyer, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

           (f) The Stockholder's Agreement and understanding herein is not made as a director or officer of the Company or in any capacity other than a stockholder of the Company. The Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of the Stockholder in such representative's capacity as an officer or director of the Company.


                    [Remainder of page intentionally blank.]

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                     ALLSCRIPTS, INC.

                                     By: /s/ Glen Tullman
                                        -----------------------------------
                                        Name: Glen Tullman
                                        Title: Chief Executive Officer



                                     IDX SYSTEMS CORPORATION

                                     By: /s/ James H. Crook
                                        -----------------------------------
                                        Name: James H. Crook
                                        Title: President



                                     Number of Shares      25,475,880
                                                      ---------------------

                                   EXHIBIT A-2

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement"), dated as of July 13, 2000, between Pequot Private Equity Fund II, L.P. (the "Stockholder"), who is a stockholder of Channelhealth Incorporated, a Delaware corporation (the "Company"), Allscripts, Inc., a Delaware corporation (the "Buyer"), and IDX Systems Corporation, a Vermont corporation ("Parent").

         WHEREAS, concurrently with the execution of this Agreement, the Company, Allscripts Holding, Inc., Bursar Acquisition, Inc., Bursar Acquisition No. 2, Inc., Parent, and the Buyer have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the acquisition of the Company by the Buyer, pursuant to the terms and conditions of the Merger Agreement (the "Merger"); and

         WHEREAS, concurrently with the execution of this Agreement, the Company and Parent have entered into an Asset Purchase Agreement (as the same may be amended from time to time, the "Asset Purchase Agreement"), providing for the purchase by Parent from the Company of certain assets in consideration of the cancellation of certain shares of the Company's common stock held by Parent, all as provided in the Asset Purchase Agreement (the "Asset Sale"); and

         WHEREAS, the Stockholder owns of record and beneficially the number and class of shares of capital stock of the Company set forth beneath its signature below (the "Shares"); and

         WHEREAS, the Stockholder wishes to enter into this Agreement with respect to all of the Shares and all of the shares of the Company's capital stock which the Stockholder acquires during the term of this Agreement or as to which it has, directly or indirectly, the right to vote or direct the voting of (collectively, the "Proxy Shares"); and

         WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger; and

         WHEREAS, in order to induce the Buyer to enter into the Merger Agreement and Parent to enter into the Asset Purchase Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Proxy Shares and to deliver an irrevocable proxy to the Buyer to vote the Proxy Shares at any meeting of the Company's stockholders or in connection with any action by consent of the Company's stockholders, in favor of the approval and adoption of the Merger Agreement, in favor of the approval of the Merger and in favor of the approval of the Asset Sale.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Proxy Shares, in person or by proxy (or by written consent if action is taken by written consent) in favor of approval and adoption of the Merger Agreement and in favor of the approval of the Merger and in favor of approval of the Asset Sale at every meeting of the Stockholders of the Company (or written action in lieu of a meeting) at which such matters are considered and at every adjournment thereof. The Stockholder agrees with respect to the Proxy Shares, not to, and not to permit any of its Affiliates to, vote or execute any written consent in lieu of a stockholders meeting of the Company, if such consent or vote would be inconsistent with or frustrate the purposes of the other agreements of the Stockholder pursuant to this paragraph.

         2. Irrevocable Proxy. The Stockholder hereby irrevocably appoints the Buyer, with full power of substitution, as the Stockholder's attorney and proxy to attend any meeting of stockholders (and any adjournment or adjournments thereof) called for the purpose of approving and adopting, among other purposes, the Merger Agreement and the Merger and in favor of the approval of the Asset Sale and to vote such Stockholder's Proxy Shares at such meeting and at any adjournment or adjournments thereof in favor of the approval of the Merger Agreement and the Merger and in favor of the approval of the Asset Sale. This proxy is coupled with the interests provided for or contemplated under this Agreement and the Merger Agreement and shall be irrevocable until terminated in accordance with the provisions of Section 6 hereof.

         3. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Proxy Shares in a voting trust or subject any of the Proxy Shares to any arrangement with respect to the voting of the Proxy Shares inconsistent with this Agreement.

         4. Revocation of Prior Proxies; Limitation on Dispositions and Proxies. The Stockholder hereby revokes any and all previous proxies with respect to the Proxy Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement or the Asset Sale. During the term of this Agreement, the Stockholder agrees not to (a) sell, assign, pledge, transfer or otherwise dispose of any of the Proxy Shares, or (b) grant any proxies with respect to (except for a Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Proxy Shares.

         5. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing, or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         6. Term of Agreement; Termination. Subject to Section 11(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time,
(ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which the Voting Agreement and Irrevocable Proxy dated as of the date hereof between Parent and the Buyer is terminated, or (iv) January 31, 2001. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, the Stockholder hereby agrees and represents to the Buyer that the Stockholder understands that, to the extent the Stockholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company as of the date hereof or the date the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering, sale or other disposition by the Stockholder or any of its wholly owned Affiliates of any shares of Parent Common Stock received by such person in the Merger (collectively, the "Restricted Sales") will, under current law, require any of (i) the further registration under the Securities Act of any such shares to be sold by such person, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act, as amended or (iii) the availability of another exemption from such registration under the Securities Act. The Stockholder agrees not to, and not to cause or permit any of its wholly owned Affiliates to, make any Restricted Sale unless the conditions of clause (i),
(ii) or (iii) are met.

         8. Representations and Warranties. The Stockholder represents and warrants to the Buyer and Parent as follows:

                  (a) The Stockholder is the lawful owner of the Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement. Neither the Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company any other securities of the Company.

                  (b) This Agreement has been duly executed and delivered by a duly authorized officer of the investment manager of Stockholder.

                  (c) This Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, oratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                  (d) The execution and delivery of this Agreement by or on behalf of the Stockholder does not violate or breach, and will not give rise to any violation or breach, of the Stockholder's limited partnership agreement, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, third party consent, Governmental Body approval or Contract by which the Stockholder, the Proxy Shares or its assets or properties may be bound.

         9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         10. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Buyer:

         Allscripts, Inc.
         2401 Commerce Drive
         Libertyville, IL  60048
         Telephone:  (847) 680-3515
         Facsimile:  (847) 680-3573
         Attention:  President


         If to Parent:

         IDX Systems Incorporated
         1400 Shelburne Road
         South Burlington, VT  05403
         Telephone:  (802) 862-1022
         Facsimile:  (802) 865-3681
         Attention:  General Counsel


         If to the Stockholder:

         Pequot Private Equity Fund II, L.P.
         500 Nyala Farm Road
         Westport, CT 06880
         Telephone:  (203) 429-2200
         Facsimile:  (203) 429-2400
         Attention:  Carol Holley
                     David J. Malat

         11.      Miscellaneous.

         (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware without reference to its conflicts of law principles.

         (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

         (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

         (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement and the Asset Purchase Agreement are executed and delivered by the respective parties thereto, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

         (f) The Stockholder's agreement and understanding herein is not made as a director or officer of the Company or in any capacity other than a stockholder of the Company. The Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of the Stockholder in such representative's capacity as an officer or director of the Company.

         (g) The Stockholder hereby waives for the benefit of the Company and its stockholders any and all rights it may have under the Stockholders' Agreement dated as of January 10, 2000 by and among the Company, Parent, the Stockholder and the other stockholders of the Company party thereto (including, without limitation, any consent rights, rights to receive notice or rights to purchase or sell any securities of the Company) solely with respect to the Merger and the Asset Sale and the other transactions and agreements contemplated by the Merger Agreement and the Asset Purchase Agreement.

         12. Restrictions on Transfer. During any period of five (5) consecutive Trading Days from and after the Closing Date, the Stockholder agrees not to effect any Transfer (or Transfers) of the shares of Allscripts Holding, Inc. it receives in the Merger involving in excess of 100,000 shares in the aggregate. Notwithstanding the above, the Stockholder may deliver a written notice to Allscripts Holding, Inc. that Stockholder desires to effect a sale to a single purchaser of a number of such shares in excess of 100,000 shares (a "Block"), which notice (a "Notice of Block Transfer") sets forth (A) the number of shares of Allscripts Holding, Inc. Common Stock that the Stockholder desires to

Transfer, or maximum and minimum number of, such shares and (B) the price per share at which the Stockholder would be willing to Transfer such shares (the "Specified Price"). The Notice of Transfer shall constitute an offer by the Stockholder, which shall be irrevocable for a period of 10 days following receipt of such notice by Allscripts Holding, Inc., to permit Allscripts Holding, Inc. to arrange for the purchase of the maximum number (but not fewer than the minimum number) of such shares by a purchaser selected by Allscripts Holding, Inc. in its sole discretion for cash at a price per share equal to the average of the Per Share Market Value (as defined below) of such shares for the five (5) Trading Days immediately preceding (and excluding) the date that Allscripts Holding, Inc. delivers a written notice to the Stockholder (the "Notice of Purchase") that Allscripts Holding, Inc. has arranged for such purchase at such price per share (the "Current Price"); provided, however, that the Stockholder shall have no obligation to Transfer any of its shares to the proposed purchaser if the Current Price does not equal at least 90% of the Specified Price offered in the Notice of Transfer.

The consummation of such purchase shall take place on such date, not later than 10 days after receipt of the Notice of Purchase by the Stockholder , as Allscripts Holding, Inc. and the Stockholder shall select. Upon the consummation of such purchase, (A) the Stockholder shall deliver the certificate or certificates evidencing the shares so purchased duly endorsed in blank for transfer or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by the Stockholder, free and clear of any liens, encumbrances and claims and (B) the purchaser shall simultaneously with the delivery of the certificate or certificates evidencing the shares so purchased pay to the Stockholder the aggregate Current Price of such shares.

Allscripts Holding, Inc. shall have no obligation to deliver a Notice of Purchase in response to any Notice of Transfer delivered by the Stockholder, and the decision as to whether to deliver any Notice of Purchase shall be made by Allscripts Holding, Inc. in the exercise of its sole discretion. In the event that Allscripts Holding, Inc. shall have received a Notice of Transfer from the Stockholder but shall not have given a Notice of Purchase to the Stockholder with respect thereto prior to the expiration of the 10-day period following receipt of such Notice of Transfer, nothing in this Section 12 shall limit the right of the Stockholder to Transfer any shares that are not to be purchased pursuant to a Notice of Purchase otherwise subject to the foregoing provision of this Section 12.

For the purposes of this Section 12, "Per Share Market Value" shall mean, on any particular date (i) the last sale price per share of the Allscripts Holding, Inc. Common Stock on such date on the principal stock exchange on which the Allscripts Holding, Inc. Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Allscripts Holding, Inc. Common Stock is not listed on any stock exchange, the final bid price for a share of Allscripts Holding, Inc. Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, or (iii) if the Allscripts Holding, Inc. Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Allscripts Holding, Inc. Common Stock in the over- the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Allscripts Holding, Inc. Common Stock is no longer publicly traded, as determined by an investment banking firm to be mutually selected by Allscripts Holding, Inc. and the Stockholder.



                    [Remainder of page intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                      ALLSCRIPTS, INC.

                                      By: /s/ Glen Tullman
                                         --------------------------------------
                                           Name: Glen Tullman
                                           Title: Chief Executive Officer



                                      IDX SYSTEMS CORPORATION

                                      By: /s/ Robert W. Baker
                                         --------------------------------------
                                           Name: Robert W. Baker, Jr.
                                           Title: Vice President



                    [Remainder of page intentionally blank.]

                                  PEQUOT PRIVATE EQUITY FUND II, L.P.

                                  By: PEQUOT CAPITAL MANAGEMENT, INC., as
                                      Investment Manager

                                      By: /s/ Peter G. Streinger
                                         ----------------------------------
                                          Peter G. Streinger
                                          Chief Financial Officer
                                          500 Nyala Farm Road
                                          Westport, CT 06880



                Class of Shares Series A Convertible Preferred
                                ------------------------------

                   Number of Shares 2,542,243
                                    --------------------------

                                   EXHIBIT B-1


                     VOTING AGREEMENT AND IRREVOCABLE PROXY



           THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement"), dated as of July 13, 2000, between Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P., and Morgan Stanley Venture Partners Entrepreneur Fund, L.P., (collectively, the "Stockholder"), who are stockholders of Allscripts, Inc., a Delaware corporation (the "Company"), and Channelhealth Incorporated, a Delaware corporation ("ChannelHealth").

           WHEREAS, concurrently with the execution of this Agreement, the Company, ChannelHealth, IDX Systems Corporation, a Vermont corporation and a principal stockholder of ChannelHealth ("IDX"), Allscripts Holding, Inc., Bursar Acquisition, Inc. and Bursar Acquisition No. 2, Inc. have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the acquisition of ChannelHealth by the Company, pursuant to the terms and conditions of the Merger Agreement (the "ChannelHealth Merger"); and

           WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of the Company set forth beneath his, her or its signature below (the "Shares"); and

           WHEREAS, in connection with the transaction contemplated by the Merger Agreement, the Company may become a wholly owned subsidiary of a holding company ("Newco") and the Stockholder may receive shares of capital stock of Newco in exchange for the shares (the "Newco Shares"); and

           WHEREAS, the Stockholder wishes to enter into this Agreement with respect to (i) all of the Shares, (ii)all of the shares of the Company's capital stock which the Stockholder acquires during the term of this Agreement and (iii) any Newco Shares the stockholder acquires during the term of this Agreement and any such capital as to which it has, directly or indirectly, the right to vote or direct the voting of and held at the time of any stockholder vote (collectively, the "Proxy Shares");

           WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the ChannelHealth Merger; and

           WHEREAS, in order to induce ChannelHealth and IDX to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Proxy Shares and to deliver an irrevocable proxy to ChannelHealth to vote the Proxy Shares at any meeting of the Company's Stockholders or in connection with any action by consent of the Company's Stockholders, in favor of (i) the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares pursuant to the Merger Agreement and
(ii) the approval and adoption of the Merger Agreement and the approval of the ChannelHealth Merger and the Allscripts Merger.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

           NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

           1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote, and to cause its Affiliates to vote, the Proxy Shares, in person or by proxy (or by written consent if action is taken by written consent) in favor of (i) the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares pursuant to the Merger Agreement and (ii) approval and adoption of the Merger Agreement and the approval of the ChannelHealth Merger and the Allscripts Merger at any meeting of the Stockholders of the Company (or any written action in lieu of a meeting) at which such matters are considered and at every adjournment thereof. The Stockholder agrees, not to, and not to permit any of its Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of the Stockholder pursuant to this paragraph.

           2. Irrevocable Proxy. The Stockholder hereby irrevocably appoints ChannelHealth, with full power of substitution, as the Stockholder's attorney and proxy to attend any meeting of Stockholders of the Company or Newco (and any adjournment or adjournments thereof) called for the purpose of approving the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares and approving and adopting, among other purposes, the Merger Agreement and the ChannelHealth Merger and the Allscripts Merger and to vote such Stockholder's Proxy Shares at such meeting and at any adjournment or adjournments thereof in favor of the approval of the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares and in favor of the Merger Agreement and the ChannelHealth Merger and the Allscripts Merger. This proxy is coupled with the interests provided for or contemplated under this Agreement and the Merger Agreement and shall be irrevocable until terminated in accordance with the provisions of Section 6 hereof.

           3. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Proxy Shares in a voting trust or subject any of the Proxy Shares to any arrangement with respect to the voting of the Proxy Shares inconsistent with this Agreement.

           4. Revocation of Prior Proxies; Limitation on Dispositions and Proxies. The Stockholder hereby revokes any and all previous proxies with respect to the Proxy Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement. During the term of this Agreement, the Stockholder agrees not to grant any proxies with respect to (except for this Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Proxy Shares.

           5. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing, or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

           6. Term of Agreement; Termination. Subject to Section 10(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, or (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

           7. Representations and Warranties of the Stockholder. Stockholder represents and warrants to ChannelHealth and IDX as follows:

           (a) The Stockholder is the lawful owner of the Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement. Neither the Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company any other securities of the Company.

           (b) This Agreement has been duly executed and delivered by a duly authorized officer to the Stockholder.

           (c) This Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, oratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

           (d) The execution and delivery of this Agreement by the Stockholder does not violate or breach, and will not give rise to any violation or breach, of the Stockholder's charter or by-laws, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, third party consent, Governmental Body approval or Contract by which the Stockholder, the Proxy Shares or its assets or properties may be bound.

           8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

           9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           If to ChannelHealth:

           Channelhealth Incorporated
           25 Green Mountain Drive
           Burlington, VT  05402
           Telephone:  (802) 951-2418
           Facsimile:  (802) 865-1197
           Attention:  General Counsel

           With a copy to:

           IDX Systems Corporation
           1400 Shelbourne Road
           South Burlington, VT  05403
           Telephone:  (802) 862-1022
           Facsimile:  (802) 865-3681
           Attention:  General Counsel

           If to Stockholder:

           Morgan Stanley Dean Witter Venture Partners 1221 Avenue of the Americas New York, New York 10020.
           Telephone:
           Facsimile
           Attention:

           With a copy to:

           -----------------------------

           -----------------------------

           -----------------------------

           10. Miscellaneous.

           (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware without reference to its conflicts of law principles.

           (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

           (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

           (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, IDX and ChannelHealth, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

           (f) The Stockholder's Agreement and understanding herein is not made as a director or officer of the Company or in any capacity other than a stockholder of the Company. The Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of the Stockholder in such representative's capacity as an officer or director of the Company.


                    [Remainder of page intentionally blank.]

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                           CHANNELHEALTH INCORPORATED

                           By:
                               ----------------------------------------
                               Name:
                               Title:



                           MORGAN STANLEY VENTURE PARTNERS III, L.P.
                           MORGAN STANLEY VENTURE INVESTORS III, L.P.
                           THE MORGAN STANLEY VENTURE PARTNERS
                            ENTREPRENEUR FUND, L.P.

                           By: Morgan Stanley Venture Partners III, L.L.C.,
                                  as General Partner of each of the limited
                                  partnerships named above
                           By: Morgan Stanley Venture Capital III, Inc.,
                                  as Member


                           ----------------------------------
                           Print Name


                           ----------------------------------
                           (Signature)


                           Number and type of Shares_________________

                                   EXHIBIT B-2

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


           THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement"), dated as of July 13, 2000, between Liberty Partners Holdings 6, L.L.C. (the "Stockholder"), who is a stockholder of Allscripts, Inc., a Delaware corporation (the "Company"), and Channelhealth Incorporated, a Delaware corporation ("ChannelHealth").

           WHEREAS, concurrently with the execution of this Agreement, the Company, ChannelHealth, IDX Systems Corporation, a Vermont corporation and a principal stockholder of ChannelHealth ("IDX"), Allscripts Holding, Inc., Bursar Acquisition, Inc. and Bursar Acquisition No. 2, Inc. have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the acquisition of ChannelHealth by the Company, pursuant to the terms and conditions of the Merger Agreement (the "ChannelHealth Merger"); and

           WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of the Company set forth beneath his, her or its signature below (the "Shares"); and

           WHEREAS, in connection with the transaction contemplated by the Merger Agreement, the Company may become a wholly owned subsidiary of a holding company ("Newco") and the Stockholder may receive shares of capital stock of Newco in exchange for the shares (the "Newco Shares"); and

           WHEREAS, the Stockholder wishes to enter into this Agreement with respect to all of the Shares and all of the shares of the Company's capital stock which the Stockholder acquires during the term of this Agreement, together with any Newco Shares the stockholder acquires during the term of this Agreement and any such capital as to which it has, directly or indirectly, the right to vote or direct the voting of (collectively, the "Proxy Shares");

           WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the ChannelHealth Merger; and

           WHEREAS, in order to induce ChannelHealth and IDX to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Proxy Shares and to deliver an irrevocable proxy to ChannelHealth to vote the Proxy Shares at any meeting of the Company's Stockholders or in connection with any action by consent of the Company's Stockholders, in favor of (i) the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares pursuant to the Merger Agreement and
(ii) the approval and adoption of the Merger Agreement and the approval of the ChannelHealth Merger and the Allscripts Merger.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

           NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

           1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote, and to cause its Affiliates to vote, the Proxy Shares, in person or by proxy (or by written consent if action is taken by written consent) in favor of (i) the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares pursuant to the Merger Agreement and (ii) approval and adoption of the Merger Agreement and the approval of the ChannelHealth Merger and the Allscripts Merger at any meeting of the Stockholders of the Company (or any written action in lieu of a meeting) at which such matters are considered and at every adjournment thereof. The Stockholder agrees, not to, and not to permit any of its Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of the Stockholder pursuant to this paragraph.

           2. Irrevocable Proxy. The Stockholder hereby irrevocably appoints ChannelHealth, with full power of substitution, as the Stockholder's attorney and proxy to attend any meeting of Stockholders of the Company or Newco (and any adjournment or adjournments thereof) called for the purpose of approving the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares and approving and adopting, among other purposes, the Merger Agreement and the ChannelHealth Merger and the Allscripts Merger and to vote such Stockholder's Proxy Shares at such meeting and at any adjournment or adjournments thereof in favor of the approval of the issuance of the ChannelHealth Merger Shares and the Allscripts Merger Shares and in favor of the Merger Agreement and the ChannelHealth Merger and the Allscripts Merger. This proxy is coupled with the interests provided for or contemplated under this Agreement and the Merger Agreement and shall be irrevocable until terminated in accordance with the provisions of Section 6 hereof.

           3. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Proxy Shares in a voting trust or subject any of the Proxy Shares to any arrangement with respect to the voting of the Proxy Shares inconsistent with this Agreement.

           4. Revocation of Prior Proxies; Limitation on Dispositions and Proxies. The Stockholder hereby revokes any and all previous proxies with respect to the Proxy Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement. During the term of this Agreement, the Stockholder agrees not to grant any proxies with respect to (except for this Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Proxy Shares.

           5. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing, or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

           6. Term of Agreement; Termination. Subject to Section 10(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, or (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

           7. Representations and Warranties of the Stockholder. Stockholder represents and warrants to ChannelHealth and IDX as follows:

           (a) The Stockholder is the lawful owner of the Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement. Neither the Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company any other securities of the Company.

           (b) This Agreement has been duly executed and delivered by a duly authorized officer to the Stockholder.

           (c) This Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

           (d) The execution and delivery of this Agreement by the Stockholder does not violate or breach, and will not give rise to any violation or breach, of the Stockholder's charter or by-laws, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, third party consent, Governmental Body approval or Contract by which the Stockholder, the Proxy Shares or its assets or properties may be bound.

           8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

           9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



           If to ChannelHealth:

           Channelhealth Incorporated
           25 Green Mountain Drive
           Burlington, VT  05402
           Telephone:  (802) 951-2418
           Facsimile:  (802) 865-1197
           Attention:  General Counsel

           With a copy to:

           IDX Systems Corporation
           1400 Shelbourne Road
           South Burlington, VT  05403
           Telephone:  (802) 862-1022
           Facsimile:  (802) 865-3681
           Attention:  General Counsel

           If to Stockholder:

           Liberty Partners Holdings 6, L.L.C.
           c/o Liberty Partners, L.P.
           1177 Avenue of the Americas
           New York, New York 10036.
           Telephone:
           Facsimile:
           Attention: Michael J. Kluger

           With a copy to:

           -----------------------------

           -----------------------------

           -----------------------------


           10.       Miscellaneous.

           (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware without reference to its conflicts of law principles.

           (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

           (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

           (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

           (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, IDX and ChannelHealth, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein. The Stockholder agrees that the obligations of the Stockholder hereinsetforth shall be binding upon any transferee of the Proxy Shares that is an Affiliate of the Stockholder, provided, however, that the State Board of Administration of Florida shall not be deemed an Affiliate of the Stockholder for the purposes of the Agreement.

           (f) The Stockholder's Agreement and understanding herein is not made as a director or officer of the Company or in any capacity other than a stockholder of the Company. The Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of the Stockholder in such representative's capacity as an officer or director of the Company.


                    [Remainder of page intentionally blank.]

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                               CHANNELHEALTH INCORPORATED


                               By:_______________________________
                                  Name:
                                  Title:

                               LIBERTY PARTNERS HOLDINGS 6, L.L.C.


                               ----------------------------------
                               (Name)


                               ----------------------------------
                               (Signature)


                               Number and type of Shares_________________

                                    EXHIBIT C
                                    ---------


                            ASSET PURCHASE AGREEMENT
                            ------------------------

This ASSET PURCHASE AGREEMENT ("Agreement") is dated as of the 13th day of July, 2000, by and between Channelhealth Incorporated (the "Seller"), a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in South Burlington, Vermont, and IDX Systems Corporation (the "Buyer"), a corporation organized and existing under the laws of the State of Vermont and having its principal place of business in South Burlington, Vermont.

                              W I T N E S S E T H:

WHEREAS, the Buyer formed the Seller as a subsidiary of the Buyer to carry on certain Internet-related businesses previously carried on by the Buyer and known as the "Physician Channel", the "Patient Channel" and the "eCommerce Channel" (collectively the "ChannelHealth Business"); and

WHEREAS, the Buyer contributed assets related to the ChannelHealth Business to the Seller and the Buyer and the Seller entered into a Cross License and Software Maintenance Agreement and a Marketing, Development and Services Agreement, both dated January 1, 2000, governing the licensing of intellectual property rights related to the ChannelHealth Business and the marketing and distribution of the ChannelHealth Business services; and

WHEREAS, the Seller and the Buyer have agreed that it is in the best interests of both corporations for the Seller to convey the "eCommerce Channel" and certain components of the "Patient Channel" businesses back to the Buyer; and

WHEREAS, the Seller has agreed to sell certain assets and assign certain intellectual property rights, contract rights and obligations and certain liabilities related to the "eCommerce Channel" and certain components of the "Patient Channel" businesses (the "Discontinued Businesses") to the Buyer, and the Buyer has agreed to purchase such assets and assume such contract rights and obligations and such liabilities pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions hereinafter set forth, the Seller and the Buyer hereby agree as follows:

                                    ARTICLE I
                              ASSETS TO BE CONVEYED
                              ---------------------

At the Closing (as hereinafter defined), the Seller shall assign, sell, convey, transfer, and deliver to the Buyer, by good and sufficient instruments, as listed on Exhibit D and in forms acceptable to Buyer and Seller, and the Buyer shall purchase from the Seller the following tangible and intangible assets (the "Assets"):

SECTION 1.1 PERSONAL PROPERTY. All tangible personal property used in the operation of the Discontinued Businesses, including, without limitation, all personal property listed on Exhibit A attached hereto and incorporated herein.

SECTION 1.2 INTANGIBLE ASSETS.

         1.2(A) CONTRACT RIGHTS. The Seller's right, title, and interest in and to (a) all contracts, contract rights, contract proposals, and open accounts related exclusively to the Discontinued Businesses and to which the Seller is a party and which are in effect on the Closing Date (as hereinafter defined), including, without limitation, the contracts identified as "Transferred Contracts" on Exhibit B attached hereto and incorporated herein, and all documents, and records pertaining to such contracts; and (b) all contract rights and obligations related to the Discontinued Businesses arising in contracts related to both the Discontinued Businesses and other portions of the ChannelHealth Businesses and which are in effect on the Closing Date, including without limitation, contract rights and obligations related to the Discontinued Businesses in the contracts identified as "Divided Contracts" on Exhibit B. The "Transferred Contracts" and the "Divided Contracts" are sometimes hereafter referred to as the "Contracts."

         1.2(B) INTELLECTUAL PROPERTY RIGHTS. At the Closing Seller shall transfer and assign to Buyer all of its copyrights in and to the products known as DietSite, eCommerce Channel and the Virtual Office component of Patient Channel (specifically excluding Health Resources, MyHealth, the WebWorks Task Engine, the Task Engine Database, and "secure messaging") and any patents with claims directed wholely or in part to inventions embodied in, or necessary to implement or practice any portion of the products known as DietSite, eCommerce Channel and the Virtual Office component of Patient Channel (specifically excluding Health Resources, MyHealth, the WebWorks Task Engine, the Task Engine Database, and "secure messaging"). Seller shall execute an assignment to effectuate and confirm such assignment.

SECTION 1.3 TRADENAME; DOMAIN NAME; GOODWILL. All goodwill connected in any way with the Discontinued Businesses together with Seller's right, title and interest to the trademarks and domain names "PATIENT CHANNEL", "www.patientchannel.com" "VIRTUAL OFFICE", "MYHEALTH", "ECOMMERCE CHANNEL", "www.ecommercechannel.com", "DIETSITE", "www.dietsite.com" and the DIETSITE logo, and any related registrations or pending registration applications.

SECTION 1.4 CASH. All of the Seller's cash and cash equivalents in excess of its Accrued Liabilities as of the Closing Date. "Accrued Liabilities" shall mean the Seller's accounts payable, other current liabilities and accrued liabilities.

SECTION 1.5 EXCLUDED ASSETS. The Assets do not include any other assets of the Seller.

                                   ARTICLE II
                              TRANSFERRED EMPLOYEES
                              ---------------------

         The Buyer agrees to offer employment to each of the employees identified on Exhibit E (the "Hired Employees") for the same or greater rate of compensation as that at which they were employed by the Seller immediately prior to the Closing Date and shall continue the employee benefits of the Hired Employees without interruption.

                                   ARTICLE III
                                 PURCHASE PRICE
                                 --------------

SECTION 3.1 PURCHASE PRICE. The purchase price to be paid by the Buyer to the Seller for the Assets shall be equal to the sum of Twenty-Five Million Dollars ($25,000,000) (the "Purchase Price"), which shall be allocated as mutually agreed by the parties at Closing.

SECTION 3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by cancellation of 2,771,009 shares of the Seller's Common Stock held by the Buyer. Such number of shares representing a value of $25 million based on the aggregate value of the consideration as of the close of trading on July 7, 2000, to be received by Seller's shareholders pursuant to that certain Agreement and Plan of Merger by and among Allscripts Holding, Inc., Allscripts, Inc., Bursar Acquistion, Inc., Bursar Acquisition No. 2, Inc., IDX Systems Corporation, and Channelhealth Incorporated.

                                   ARTICLE IV
                                   LIABILITIES
                                   -----------

The Seller hereby assigns and the Buyer assumes responsibility for, and, in accordance with Article IX, the Buyer shall indemnify and hold the Seller, its officers, directors, agents, employees, affiliates, subsidiaries, predecessors, successors and assigns harmless from and against, the liabilities of the Seller identified on Exhibit C (the "Liabilities").

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents, warrants, and agrees with and to the Buyer, as of the date hereof and shall represent, warrant and agree with the Buyer as of the Closing Date, as follows:

(A) ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, and validly existing in good standing under the laws of the State of Delaware and has all necessary corporate power, authority, and capacity to own its assets and to carry on the ChannelHealth Business as currently conducted.

(B) DUE AUTHORIZATION. The Seller has taken all necessary corporate action and has full corporate power and authority to assume and to perform its obligations and to transfer the Assets under the terms of this Agreement

(C) TITLE TO ASSETS. The Seller has title to all of the Assets as good and marketable as the title Buyer conveyed to Seller upon contribution of the Assets, and the Assets are free and clear of all claims, liens, pledges, and encumbrances, if any, created since contribution of the Assets to the Seller by the Buyer.

(D) CONDITION OF ASSETS. The Seller's tangible assets to be conveyed pursuant to this Agreement are sold "AS IS."

(E) CONTRACTS. The Seller has performed all of its material obligations and is not in default in any material respect under any of the Contracts. The Contracts are in full force and effect and are enforceable by the Seller in accordance with their terms, subject to no defenses or offsets.

(F) COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth on Schedule 5.1(f), the execution, delivery, and performance of this Agreement by the Seller does not conflict with, result in a breach of the terms or conditions of, accelerate any provision of, or constitute any default under the Seller's Certificate of Incorporation or Bylaws, or any contract, agreement, lease, or other instrument to which the Seller is a party or by which the Seller is bound, except where such conflict, breach, acceleration, or default would not cause a material adverse effect on the Seller's business or financial condition or ability to perform its obligations under this Agreement.

(L) SURVIVAL. The representations, warranties, and agreements of the Seller contained herein shall be true on and as of the Closing Date, but they shall not survive the Closing.

SECTION 5.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents, warrants, and agrees with and to the Seller, as of the date hereof, as follows:

(A) ORGANIZATION AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Vermont.

(B) DUE AUTHORIZATION. The Buyer has taken, or will have taken as of the Closing Date, all necessary corporate action and has full power and authority to assume and to perform its obligations under this Agreement.

(C) BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms.

(D) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery, and performance of this Agreement by the Buyer does not, and on the Closing Date will not, conflict with, result in a breach of the terms or conditions of, accelerate any provision of, or constitute any default under the Buyer's Articles of Incorporation or Bylaws, or any contract, agreement, lease or other instrument to which the Buyer is a party or by which the Buyer is bound, except where such conflict, breach, acceleration, or default would not cause a material adverse effect on the Buyer's business or financial condition or ability to perform its obligations under this Agreement.

(E) SURVIVAL. The representations, warranties and agreements of the Buyer contained herein shall be true on and as of the Closing Date, but they shall not survive the Closing.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                   -------------------------------------------

The obligation of the Buyer to purchase the Assets is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

SECTION 6.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Seller contained in Section 5.1 shall be true and correct when made and as of the Closing Date.

SECTION 6.2 BOARD APPROVAL. The Buyer shall have obtained approval of the transactions contemplated by this Agreement by its Board of Directors.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                  --------------------------------------------

The obligation of the Seller to sell the Assets is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Buyer contained in Section 5.2 shall be true and correct when made and as of the Closing Date.

SECTION 7.2 BOARD APPROVAL. The Seller shall have obtained approval of the transactions contemplated by this Agreement by its Board of Directors.

SECTION 7.3 SHAREHOLDER APPROVAL. The Seller shall have obtained approval of the transactions contemplated by this Agreement by its shareholders.

                                   ARTICLE VIII
                                     CLOSING
                                     -------

SECTION 8.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement ("Closing") shall take place on or before the Closing Date of that certain Agreement and Plan of Merger by and among Allscripts Holding, Inc., Allscripts, Inc., Bursar Acquistion, Inc., Bursar Acquisition No. 2,
Inc., IDX Systems Corporation, and Channelhealth Incorporated, of even date herewith (the "Closing Date") at such time and in such place as the Seller and the Buyer may mutually agree upon.

SECTION 8.2 DOCUMENTS TO BE DELIVERED BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following:

         (a) A copy of the resolutions of the Seller's Board of Directors and minutes of the meeting of Seller's shareholders, certified by the Secretary of the Seller, authorizing the Seller's execution of this Agreement and performance of its obligations under this Agreement.

         (b) A bill of sale in the form of that attached hereto, and other instruments of assignment, transfer, and conveyance, for all of the Assets to be conveyed by Seller to Buyer under Article I of this Agreement, executed by a duly authorized agent of the Seller and conveying title to the Assets listed on Exhibit A.

         (c) An assignment of the Contracts and Waiver of any rights under the Divided Contracts.

         (d)      An Assignment of the trademarks and domain names listed in
                  Section 1.3.

         (e) An assignment or assignments of the copyrights and patent rights listed in Section 1.2(b).

SECTION 8.3 DOCUMENTS TO BE DELIVERED BY THE BUYER. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following:

         (a) A copy of the resolutions of the Buyer's Board of Directors, certified by the Secretary of the Buyer, authorizing the Buyer's execution of this Agreement and performance of its obligations under this Agreement.

         (b)      The Purchase Price.

         (c)      An assumption of the Contracts and Liabilities.

                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------

         The Buyer shall indemnify, defend and hold harmless the Seller, its officers, directors, employees, successors and assigns from, against and in respect of any and all claims, liabilities, damages and all related expenses (including without limitation, reasonable attorney's fees, court costs and expert witness fees), whether fixed or contingent, liquidated or unliquidated, known or unknown to the Buyer, related to the Liabilities.



                                    ARTICLE X
                            TERMINATION AND AMENDMENT
                            -------------------------

SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

(a) mutual consent of the Seller and Buyer;

(b) the Buyer upon failure of a condition precedent to the obligations of Buyer set forth in Article VI; or

(c) the Seller upon failure of a condition precedent to the obligations of Seller set forth in Article VII.

SECTION 10.2 EFFECT OF TERMINATION. In the event of any permitted termination of this Agreement, this Agreement shall thereafter be void, and no party hereto will have any liability to any other party.

SECTION 10.3 AMENDMENT. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 10.4 EXTENSION. At any time prior to the Closing, the parties hereto may by written instrument:

(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

SECTION 11.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

SECTION 11.2 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective legal representatives, successors, and assigns.

SECTION 11.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, contains the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, writings and negotiations with respect thereto.

SECTION 11.4 BROKERS. Each party represents and warrants to the other that, to the knowledge of the party making the representation, no broker or agent is entitled to any brokerage fee or commission with respect to the transactions contemplated by this Agreement.

SECTION 11.5 NOTICES. All notices, requests, waivers, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed, first class postage prepaid, return receipt requested, or sent by facsimile:

(a)      If to the Seller, to:

                           Jeffrey J. McMahan
                           Channelhealth Incorporated
                           25 Green Mountain Drive
                           P.O. Box 8370
                           Burlington, VT 05402-8370
                           Facsimile:  802-865-1197

 (b)     If to the Buyer, to:

                           Robert W. Baker, Jr.
                           IDX Systems Corporation
                           1400 Shelburne Road
                           P.O. Box 1070
                           South Burlington, Vermont 05402-1070
                           Facsimile:  802-862-6351

SECTION 11.6 HEADINGS. The headings in this Agreement are for convenience and identification purposes only and are not to be considered in the interpretation of any part hereof.

SECTION 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

                           SELLER:

                           CHANNELHEALTH INCORPORATED


                   By:
                            ---------------------------------
                            Its Duly Authorized Agent


                            BUYER:

                            IDX SYSTEMS CORPORATION


                   By:
                            ---------------------------------
                            Its Duly Authorized Agent

                                    EXHIBITS
                                    --------

Exhibit A                           Tangible Assets

Exhibit B                           Intangible Assets

Exhibit C                           Assumed Liabilities

Exhibit D                           Conveyance Instruments

Exhibit E                           Hired Employees

                                    EXHIBIT A
                                 TANGIBLE ASSETS

All equipment used in connection with the Company's mailing services business, all equipment for individual use (such as personal computers, phone sets, PDAs and cellular phones) but not general office equipment (such as copiers, network printers and fax machines), related to the eCommerce Channel and Patient Channel business.

                                    EXHIBIT B
                                INTANGIBLE ASSETS

TRANSFERRED CONTRACTS
---------------------


         eCommerce Channel Contracts with the following customers:

         1.       Lewis Galle

         Patient Channel contracts with the following customers:

         1.       Duke University

         All Employment, Non competition, and Non disclosure Agreements between the Seller (or the Buyer as predecessor to the Seller) and each of the Hired Employees

2    .    DIVIDED CONTRACTS (RIGHTS RELATED TO DISCONTINUED BUSINESSES)

         Seller has rights under agreements entered into prior to January 1, 2000 by the Buyer with the following customers to retain revenues associated with the Discontinued Business. Al the closing Seller shall waive all such rights.

         1.       East Hudson Community Care Physicians
         2.       Austin Cardiovascular
         3.       Austin Radiological
         4.       Kerlan-Jobe Orthopedic Clinic
         5.       Marin Medical Practice Concepts
         6.       MSMI
         7.       Winchester Surgical Clinic
         8.       Center for Orthopedics


         All of Seller's rights related to the Discontinued Businesses contained in contracts with the following customers:

         9.       Hopestar

                                    EXHIBIT C
                               ASSUMED LIABILITIES

Any and all liabilities associated with the Seller's eCommerce Channel and Patient Channel businesses, including without limitation, all liabilities associated with the Contracts, and in all cases arising from and after the Closing, and all liabilities, claims or damages related to the transfer of the employment of the Hired Employees.

                                    EXHIBIT D
                             CONVEYANCE INSTRUMENTS

1.       Bill of Sale
2. Assignment of Contracts, Waiver of Contract Rights and Assumption of Liabilities
3.       Assignment of TradeMarks and Domain Names
4.       Assignment of Copyrights
5.       Assignment of Patents

                          Exhibit E see attached list.

                                 SCHEDULE 5.1(f)

         The sale of the Retained Assets to IDX may cause the Company to be in breach of Section 1.3 of its Agreement with Healtheon/WebMD Corporation ("WebMD") dated June 6, 2000, which section requires that the Company "feature" WebMD Content on the Patient Channel and may allow WebMD to terminate such agreement.

                                    EXHIBIT D

                                     FORM OF

                          STRATEGIC ALLIANCE AGREEMENT

                     THIS AGREEMENT (this "Agreement") is made and entered into as of __________ ___, 2000 by and between ALLSCRIPTS, INC., a Delaware corporation ("Allscripts") and IDX SYSTEMS CORPORATION, a Vermont corporation ("IDX").

                               W I T N E S S E T H

                     WHEREAS, Allscripts is in the business of developing and marketing products and services (the "Allscripts Products") to automate the delivery of physician or licensed clinical professional care and associated administrative tasks using technology at whatever location the physician or licensed clinical professional performs such activities;

                     WHEREAS, IDX has business units that develop and market computer technology to automate administrative and financial aspects of physician office medical practice. Through its subsidiary CHANNELHEALTH INCORPORATED, a Delaware corporation ("ChannelHealth"), IDX is in the business of developing and marketing products and services ( the "Physician Channel Products") to automate the delivery of physician or allied professional clinical care and associated administrative tasks carried out by physicians and licensed clinical professionals using technology at whatever location such physicians or clinical professionals perform such activities;

                     WHEREAS, IDX desires to divest its Physician Channel business and Allscripts desires to acquire such business;

                     WHEREAS, IDX and Allscripts have entered into an Agreement and Plan of Merger whereby Allscripts will acquire all of the issued and outstanding capital stock of ChannelHealth, and ChannelHealth will become a wholly-owned subsidiary of Allscripts (the "Acquisition");

                     WHEREAS, IDX and ChannelHealth entered into that certain Cross License and Software Maintenance Agreement, dated as of January 1, 2000, pertaining to the use and distribution of certain technology and products (the "Cross License Agreement"), and, concurrently herewith, the parties are entering into an Amended and Restated Cross License Agreement to modify the terms and conditions thereof to provide for the transfer of certain technology to Allscripts (the "License Addendum" and, together with the Cross License Agreement, the License Agreement"); and

                     WHEREAS, IDX and Allscripts desire to enter into an exclusive strategic relationship whereby Allscripts and its Affiliates and successors, including without limitation, ChannelHealth, and IDX and its Affiliates and successors, will cooperate in marketing the Allscripts Products and the Physician Channel Products to IDX customers. Allscripts would agree to sell IDX products with agreeable revenue sharing or commission arrangement.

                     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         DEFINITIONS

                     Capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the meanings ascribed to them on Schedule 1 attached hereto.

2.         CONTINGENCY

                     Except for the obligation to mutually develop the Marketing Plan pursuant to Section 6, this Agreement is contingent and shall become effective only upon the Closing.

3.         TERM AND TERMINATION

         3.1 Term. This Agreement shall be in effect for an initial term of ten (10) years (the "Initial Term") and shall automatically renew for additional, successive two (2) year terms unless earlier terminated by either of IDX or Allscripts by giving written notice of such party's election not to renew this Agreement not later than one (1) year prior to the expiration of the Initial Term or six (6) months prior to the expiration of any then current successive term.

         3.2 Termination. Notwithstanding the provisions of Section 3.1, this Agreement may be terminated:

                  3.2.1 by Allscripts if IDX shall have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from Allscripts specifying the nature of such default or breach; or

                  3.2.2 by IDX if Allscripts shall have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from IDX specifying the nature of such default or breach; or

                  3.2.3 by either party upon receipt of a notice from the other party that such other party requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt.

         3.3      Effect of Termination; Survival.

                  3.3.1 In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Allscripts or IDX; provided, however, that the obligations of the parties set forth in Sections 12.7 and 12.8 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 3.3 shall relieve Allscripts or IDX of any liability for a breach of this Agreement.

         3.4      Change of Control.

                  3.4.1 Allscripts Change of Control. If a Change of Control of Allscripts or the Physician Channel Products business shall occur at any time during the term of this Agreement whereby a Direct Competitor of IDX shall Control Allscripts or the Physician Channel Products business, IDX shall (i) thereafter, for the term of this Agreement, be entitled to payment of compensation on the sale or license of all Allscripts Products (other than pharmaceutical products) in a percentage amount equivalent to that provided to IDX at the time of such Change of Control pursuant to the Compensation Table set forth in the Development Plan and (ii) immediately at the end of the term of this Agreement, Allscripts shall deliver the source code for all Allscripts Products to IDX.

                  3.4.2 IDX or Patient Channel Change of Control. If a Change of Control of IDX or the Patient Channel business of IDX shall occur at any time during the term of this Agreement whereby a Direct Competitor of Allscripts shall Control IDX of IDX or the Patient Channel business of IDX , Allscripts shall (i) thereafter, for the term of this Agreement, be entitled to payment of compensation on the sale or license of all Patient Channel Products in a percentage amount equivalent to that provided to Allscripts at the time of such Change of Control pursuant to the Compensation Table set forth in the Development Plan and (ii) immediately at the end of the term of this Agreement, IDX shall deliver the source code for all Patient Channel Products to Allscripts.

                  3.4.3 "Intellectual Property". All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of
                           Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. A party receiving such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against a party under the Code, the other party shall be entitled to retain all of its rights under this Agreement.

4.         OPERATIONAL MANAGEMENT

                     The following obligations shall be in effect during the Initial Term of this Agreement only:

         4.1 Executive Management. Allscripts and IDX shall each appoint an executive with the title of vice president or higher to oversee performance under this Agreement. These two executives shall meet not less frequently than once each calendar quarter during the Initial Term (and more frequently as needed) and shall produce not later than five (5) business days after the end of each such calendar quarter a written report to the boards of directors of IDX and Allscripts setting forth in detail:

                  4.1.1 the accomplishments of Allscripts and IDX during the preceding month in performing this Agreement;

                  4.1.2 plans for managing the relationship between IDX and Allscripts during the next calendar month;

                  4.1.3 any items of dispute or disagreement between IDX and Allscripts;

                  4.1.4 plans for resolving any dispute or disagreement between IDX and Allscripts;

                  4.1.5 any changes proposed to be made to the Marketing Plan or Development Plan; and

                  4.1.6 such other items as may be deemed appropriate by such executives.

5.         PRODUCT DEVELOPMENT

                     The following obligations shall be in effect during the Initial Term of this Agreement only:

         5.1      Product Development.

                  5.1.1 Development and Enhancement of Allscripts Products. Allscripts shall be responsible for development of the Physician Channel Products as described in the Development Plan attached hereto as Exhibit A, as such Development Plan is updated from time to time pursuant to Section 5.1.2. IDX shall perform all of its duties under the Development Plan. The parties shall cooperate to jointly test any software used in connection with the Allscripts Products to ensure the functionality of such software prior to distribution thereof to any IDX Customer.

                  5.1.2 Update of Development Plan. IDX and Allscripts shall update the Development Plan every calendar quarter during the term of this Agreement unless earlier updated as necessary to maintain the commercial reasonableness thereof. The Development Plan, as updated from time to time, shall describe detailed activities and responsibilities for two-year periods initially commencing on the Closing Date. Not later than three (3) months prior to the expiration of the initial two-year term of the Development Plan, and thereafter not later than three (3) months prior to the expiration of each successive two-year period, the parties shall commence work on a revised Development Plan for the following two-year period. The Development Plan, as updated from time to time, shall be executed by the parties and shall become subject to this Agreement. Should the parties have failed to agree upon and execute a revised an updated Development Plan at the time of the expiration of the then current Development Plan, the parties shall continue to perform under the terms of the then current Development Plan until such time as the parties shall agree upon a revised Development Plan. Notwithstanding anything contained herein or in any Development Plan to the contrary, at all times during the Initial Term, Allscripts shall continue to fund the development of the Physician Channel Products as provided in the Development Plan as adopted on the Closing Date.

                  5.1.3 Participation in Development. Upon reasonable request by the other party, each party agrees to cooperate during the term of this Agreement in the provision of suggestions and specifications for enhancement and improvement of their respective products and services based upon the needs and requirements of their respective customers. If either party agrees to develop additional products, features, functionality, or interfaces, the material terms with respect to such additional development shall be memorialized in a written addendum to this Agreement specifying such terms.

                  5.1.4 User Groups. Allscripts shall be given an opportunity to present and participate at IDX's annual ESD and Systems Division national sales and user group conferences.

                  5.1.5 Early Releases and Testing. IDX and Allscripts shall deliver to each other for testing purposes only, copies of the earliest test releases of all development deliverables provided for in the

                           Development Plan prior to delivery thereof to any other customers or Distribution Partners.

                  5.1.6 Demonstration Products. Each party shall develop demonstration versions of its products for use in selling its products to the other party's customers and prospects and shall have access to the demonstration systems of the other party, in accordance with the Demonstration Product Specification.

5.2        Technologies and Architectures.

                  5.2.1    Standards.

                           5.2.1.1 To facilitate data exchange and ease of use of the parties' respective products, Allscripts Products shall connect with the appropriate technical, architectural, communication, functional design and programming standards embodied in IDX Practice Management Products, as well as the Patient Channel and EDiX products, from time to time, including without limitation the technical standards, protocols, conventions and platforms incorporated in the IDX Web FrameWork. IDX shall provide Allscripts with no less than ninety (90) days' prior written notice before implementing any change with respect to such standards, protocols, conventions or platforms.

                           5.2.1.2 IDX represents and warrants, as of the Closing Date, that Physician Channel Products connect with the appropriate technical, architectural, communication, functional design and programming standards embodied in IDX Practice Management Products, as well as the Patient Channel and EDiX products, including without limitation the technical standards, protocols, conventions and platforms incorporated in the IDX Web FrameWork.

                           5.2.1.3 To facilitate data exchange between the Patient Channel and the portions of the Allscripts Products related to the Patient Channel, all IDX products shall connect with the appropriate technical, architectural, communication, functional design and programming standards embodied in such Allscripts Products, such compliance to allow for connection with such products. Allscripts shall provide IDX with no less than ninety (90) days' prior written notice before implementing any change with respect to such technical, architectural, communication, design and programming standards embodied in such Allscripts Products from time to time.

                  5.2.2 Databases. Allscripts shall not create the capability in its products and services, or permit the use of its products and services, to write to Practice Management Product database except in conformance with written standards and procedures approved by IDX in advance. IDX shall not create the capability in its products and services, or permit the use of its products and services, to write to any Allscripts Product database except in conformance with written standards and procedures approved by Allscripts in advance. The parties shall regularly keep each other informed of their respective standards and procedures.

5.3        Data Exchange.

                  5.3.1 Interfaces. Each of IDX and Allscripts shall develop and maintain Interfaces with respect to each of the products of the other party identified in the Development Plan. The Interfaces, and any updates thereof required to be made to maintain the Interfaces, shall be developed at the complete and sole expense of the developing party with respect to any particular Interface and shall be provided to the other party at no charge. Allscripts shall migrate toward a service oriented architecture in 2002 provided that such architecture is stable, deployable, has comparable performance to currently utilized technologies and has a similar cost structure to currently utilized technologies. Allscripts shall be responsible for integration and support costs related to the guaranteed methods developed by Allscripts in connection with such architecture.

                  5.3.2 Synchronization. Each of IDX and Allscripts shall be required to reasonably maintain the compatibility of their respective products with any updates or new version releases of the products of the other party identified in the Development Plan.

                  5.3.3 Additional Interfaces. If the parties agree to develop interfaces between their respective products in addition to the Interfaces, the material terms with respect to such additional interfaces shall be memorialized in a written addendum to this Agreement specifying such terms. Upon the execution of such an addendum by each party, such additional interfaces shall be deemed to be Interfaces hereunder.

                  5.3.4 Effects on Integration. Each party shall provide ninety (90) days' prior notice to the other of any new versions or other material changes in any of its respective products that might affect any Interface.

                           Within a reasonable time following receipt of such notice, the notified party shall make any alterations or updates to any so affected Interface necessary to maintain such Interface, at its own expense.

         5.4 Other Products. The parties shall make suggestions for developing functional integration and data exchange among other IDX Practice Management Products, EDiX products, Patient Channel Products and Allscripts Products for the purpose of creating work flows and processes that benefit physicians.

6.         MARKETING OF ALLSCRIPTS PRODUCTS

                     The following obligations shall be in effect during the Initial Term of this Agreement only:

         6.1 Marketing Plan. On or before the Closing Date, IDX and Allscripts shall mutually develop and, during the Initial Term, shall regularly update a marketing plan for marketing Allscripts Products to IDX Customers and prospects (the "Marketing Plan"). The Marketing Plan shall commence on the Closing Date, shall include the physician installation targets of new physician users of Allscripts Products set forth in
                  Schedule 6.1 and shall describe detailed activities and responsibilities (including without limitation, with respect to implementation) and sales forecasts over the initial two-year period of this Agreement, but shall be updated not less frequently than every three (3) months. The Marketing Plan for the initial two-year period shall be completed and executed by the parties on or before the Closing Date and shall be subject to the terms of this Agreement. Not less than three (3) months prior to the expiration of the initial two-year period, and thereafter three (3) months prior to the expiration of each successive two-year period of the Initial Term, the parties shall commence work on a revised Marketing Plan for the following two-year sales forecast period. The initial and each revised two-year Marketing Plan shall be executed by the parties and shall be subject to the terms of this Agreement. Should the parties have failed to agree upon and execute a revised Marketing Plan at the time of the expiration of the then current Marketing Plan, the parties shall continue to perform under the terms of the then current Marketing Plan until such time as the parties shall agree upon a revised Marketing Plan.

         6.2      Certain Restrictions on Marketing Rights.

                  6.2.1    Restrictions on Allscripts. Except as provided in
                           Section 6.2.3:

                           6.2.1.1 Allscripts shall not develop any Practice Management Products and shall not enter into any relationship or arrangement with any Direct Competitor of IDX whereby Allscripts or such Direct Competitor of IDX Provides Practice Management Products; provided, that except as expressly set forth in this Agreement, nothing shall preclude Allscripts from developing or marketing any product, service, or functionality that it currently markets.

                           6.2.1.2 Allscripts shall not Provide any products to IDX Customers that are similar to the Virtual Office Products unless IDX has abandoned the marketing of such products.

                  6.2.2 Restrictions on IDX. Except as provided in Section 6.2.3, (i) IDX shall not develop or Provide any products similar to the Allscripts Products and (ii) shall not enter into any relationship or arrangement with any Direct Competitor of Allscripts whereby IDX Provides products similar to or in competition with the Allscripts Products, including without limitation, the IDX products referred to as "OCM" or "Order Communication" or "ESD's Mobile Schedule" (except to continue to market the "ESD Mobile Schedule" as a stand alone application on the Palm Pilot). The Practice Management System of IDX as of the date hereof shall not be deemed to be similar to the Allscripts Products.

                  6.2.3 Restrictions Not Applicable. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement between the parties:

                           6.2.3.1  Allscripts may cooperatively market
                                    Allscripts Products with any vendor of
                                    Practice Management Products that is not a Direct Competitor of IDX, to any Person other than IDX Customers.

                           6.2.3.2 Allscripts may cooperate with a Person that Provides products and services similar to the Practice Management Products for the purpose of deploying such products and services, on a case-by-case basis to any Allscripts customer or prospect, including without limitation by development of data exchange or interfaces, if such Allscripts customer or prospect requests such similar products or services; provided, that interface development and data exchange performed by Allscripts in connection with such other products or services shall be performed at a charge that is consistent with the ordinary and customary practices of Allscripts, and Allscripts will not cooperate with any Direct Competitor of IDX to provide any financial benefits beyond payment of such ordinary and customary charge.

                           6.2.3.3 IDX may Provide any products or services similar to Allscripts Products only as an offering integrated with its LastWord and IDXrad and Imaging Suite product lines, and any other non-Practice Management Product products and services, such as image management. IDX shall not Provide any products or services similar to Allscripts Products as an offering integrated with any Practice Management Products. IDX may Provide any hand-held device for dictation only in connection with its EDiX product line, but not any other products similar to Allscripts Products in connection therewith.

                           6.2.3.4 IDX may establish direct connections for pharmacy benefit management companies, drug manufacturers and drug distributors involving a direct message to a patient via the Patient Channel only (except with respect to IDX Customers that utilize LastWord as their inpatient EMR).

                           6.2.3.5 IDX may cooperate with a Person that Provides products and services similar to the Allscripts Products for the purpose of deploying such products and services, on a case-by-case basis to any IDX Customer or prospect, using any means, including without limitation, development of interfaces or publication of specifications, if such IDX Customer or prospect requests such similar products or services; provided, that interface development and data exchange performed by IDX in connection with such other products or services shall be performed at a charge which is consistent with the ordinary and customary practices of IDX, and IDX will not cooperate with any Direct Competitor of Allscripts to provide any financial benefits beyond payment of such ordinary and customary charge.

                           6.2.3.6 Allscripts may market Allscripts Products to any IDX Customer; provided, that Allscripts shall notify IDX of any such marketing efforts within seven (7) days after Allscripts' initial contact with such IDX Customer.

                           6.2.3.7 IDX may sell and market CMS subject to the compensation provisions of Section10.1.

                           6.2.3.8 Clinical Trials. Nothing in this Agreement shall prevent either party from developing or marketing functionality that that facilitates participation by customers and prospects of such party in clinical trials. With respect to and in connection with marketing such functionality as may be contained in IDX's Practice Management Products, however, IDX shall not resell or distribute products of any Person that are similar to the Allscripts Products.

                  6.2.4 Termination of Restrictions. Allscripts may elect to terminate Section 6.2.1 in the event of a Material Adverse Change with respect to IDX, and IDX may elect to terminate Section 6.2.2 in the event of a Material Adverse Change with respect to Allscripts. In the event of a notice given pursuant to this Section
                           6.2.4 by either party, the notified party may, in its sole and absolute discretion, refer to arbitration pursuant to Section 12.20, the determination of whether the change which is the subject of such notice is a Material Adverse Change.

         6.3      Joint Marketing Duties.

                  6.3.1 Joint Marketing Materials. At their joint expense, shared equally, Allscripts and IDX shall develop and produce product marketing documentation and materials similar in kind and quality to that currently provided by Allscripts and IDX to their respective sales prospects for the purpose of promoting and marketing the joint solution for physician office practice, including without limitation, administrative, financial and clinical information systems, through integration of the IDX Practice Management Products and the Allscripts Products.

                  6.3.2 User Groups and Trade Shows. Allscripts shall provide for featured participation by IDX at Allscripts' user group meetings involving the Allscripts Products, and IDX shall provide for featured participation by Allscripts at IDX's user group meetings involving the Practice Management Products. Each of Allscripts and IDX shall provide space at their respective user group meetings for the other party's products and shall show such products together with their own respective products. In accordance with the Marketing Plan, Allscripts and IDX shall publicize the alliance created hereby at appropriate trade shows.

                  6.3.3 Information Regarding IDX Customers and Competitors. Allscripts and IDX shall keep each other informed of opportunities that may exist for marketing products to their respective customers. Allscripts shall promptly notify IDX of any sales contact with an IDX Customer. IDX shall provide Allscripts with access to IDX sales pipelines and IDX Customer and competitor databases to the same extent and in the same manner as provided to ChannelHealth prior to the Closing Date.

                  6.3.4 Joint Sales. Each of Allscripts and IDX shall bill and collect for its own respective products and services provided to IDX Customers. Allscripts and IDX shall each be responsible for the payment to members of their own respective sales forces of any appropriate commissions earned by such members on sales of Allscripts Products pursuant to Sections 6.4 and 6.5. Glen Tullman and Rich Tarrant shall be reasonably available for initial marketing efforts undertaken by Allscripts in connection with the Merger Agreement and for subsequent meetings with customers of the Physician Channel Products (which shall occur no less frequently than once per month).

         6.4 Marketing Duties of Allscripts--Allscripts Products. Allscripts shall market the Allscripts Products in accordance with the Marketing Plan and in any event shall provide services necessary to support IDX's marketing of Allscripts Products to IDX Customers as set forth below, at its own expense:

                  6.4.1 Allscripts shall continue to develop and produce product marketing documentation and collateral similar in kind and quality to that currently provided by Allscripts to its sales prospects. Allscripts shall deliver such documentation and collateral in reasonable quantities and at such times and places reasonably requested by IDX.

                  6.4.2 Allscripts shall provide sales support services with respect to the Allscripts Products as generally and customarily employed by IDX in support of sales of its products, including without limitation, assisting in making sales calls, providing product demonstrations, facilitating site visits and responding to inquiries from prospects and customers, such as requests for proposal, requests for information and requests for quotations.

                  6.4.3 Allscripts shall maintain a qualified sales and marketing support staff in numbers reasonably sufficient to support IDX sales activities related to Allscripts Products.

                  6.4.4 Allscripts shall provide training to the IDX sales staff in the Allscripts Products and Allscripts' business strategy.

                  6.4.5 Allscripts shall provide IDX with current sales projections and regular updates thereto.

                  6.4.6 Allscripts shall develop and maintain a program for incenting at least one IDX Customer in each IDX sales region to be a reference site for every Allscripts Product in general release.

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
                  6.4.7 Allscripts shall appropriately compensate and incent its sales personnel to sell Allscripts Products to IDX Customers and prospects.

         6.5 Marketing Duties of IDX--Allscripts Products. IDX shall market the Allscripts Products in accordance with the Marketing Plan and in any event shall provide services necessary to support Allscripts' marketing of Allscripts Products to IDX Customers as set forth below, at its own expense:

                  6.5.1 IDX shall educate and train its sales and sales support personnel so as to be able to present the Allscripts Products to IDX Customers and prospects as necessary to appropriately commercialize the Allscripts Products.

                  6.5.2 IDX shall appropriately compensate and incent its sales personnel to sell Allscripts Products.

                  6.5.3 IDX shall provide Allscripts with current sales projections and regular updates thereto.

                  6.5.4 IDX shall include appropriate descriptions of Allscripts Products and Allscripts' business strategy in sales proposals for new business as necessary to appropriately commercialize the Allscripts Products.

                  6.5.5 IDX shall respond to requests for information, quotations, proposals and the like for Allscripts Products as necessary to appropriately commercialize the Allscripts Products.

                  6.5.6 IDX shall pay reasonable compensation to its sales force for sales of Allscripts Products to IDX Customers; provided, that commission percentages paid on gross profit of Allscripts Products by any member of IDX's sales force shall be not less than commission percentages paid to such members on sales of any other products.

                  6.5.7 Quotas for sales of Allscripts Products to IDX Customers and prospects shall be placed on members of IDX's ESD and Systems Division sales force. IDX account executives shall be provided with a special bonus opportunity of $5,000 per year in each of years 2001 and 2002 for the achievement of such quotas established pursuant to this Section 6.5.7.

                  6.5.8 Each member of IDX's ESD and Systems Division sales management shall be included in bonus plans and commission plans whereby a meaningful portion of such person's annual compensation is based upon overall sales of Allscripts Products.

                  6.5.9 IDX shall provide Allscripts employees involved in the sale and development of Physician Channel Products with reasonable access to IDX facilities for the same or similar purposes related to the development, marketing and sale of Physician Channel Products as provided to ChannelHealth prior to the Closing Date.

         6.6 Use of Allscripts Names and Marks. IDX may use the name "Allscripts" and the other Allscripts names and marks in connection with customer communications pertaining to the co-marketing relationship between IDX and Allscripts provided for under this Agreement and in accordance with Allscripts' reasonable branding standards in effect from time to time.

         6.7 Use of IDX Names and Marks. Allscripts may use the name "IDX" and the other IDX names and marks in connection with customer communications pertaining to the co-marketing relationship between IDX and Allscripts as provided for under this Agreement and in accordance with IDX's reasonable branding standards in effect from time to time.

         6.8 Marketing and Administrative Duties of IDX. IDX shall have the authority to market, sell, resell and distribute Allscripts Products pursuant to IDX's own terms and conditions as previously agreed upon in writing by Allscripts. At IDX's request, IDX and Allscripts shall enter into a distribution agreement for the term of this Agreement that shall set forth customary terms and conditions upon which IDX may purchase, license, sell and sublicense the Allscripts Products. To the extent permitted by law, IDX shall have authority as Allscripts' agent to bind Allscripts to perform for IDX Customers all of Allscripts' standard sales terms and conditions as previously agreed upon in writing by Allscripts; provided, however, that in the event of a failure by an IDX Customer to pay for a Allscripts Product, and such failure is not based upon a dispute with respect to such Allscripts Product, IDX shall be responsible to Allscripts for the sale price of such Allscripts Product. Allscripts shall confirm IDX's authority as provided in this Section 6.8 to any IDX Customer or prospective customer on request of IDX.

7.         OTHER MARKETING RIGHTS

         7.1 Right to Provide on Non-exclusive Basis. Notwithstanding any termination or non-renewal of this Agreement, other than a termination pursuant to Section 3.2.1 and including otherwise without limitation any termination under Section 3.2 of this Agreement, for so long as Allscripts or any Affiliate of Allscripts shall offer, license, support, or maintain any Allscripts Products, or any derivatives, enhancements, or improvements thereof, IDX shall be entitled to and Allscripts shall offer to permit IDX to, Provide such Allscripts Products, derivatives, enhancements, and improvements, and support or maintenance services with respect thereto, upon the best terms and conditions offered by Allscripts or such Affiliate of Allscripts to any distributor of Allscripts;

                  provided, that if Allscripts or such Affiliate has no distributor, IDX's provision of Allscripts Products shall be upon customary terms and at a price equal to Allscripts' direct sale price less a commercially reasonable discount.

         7.2 Best Prices. Allscripts or any Affiliate of Allscripts shall at all times during the term of this Agreement offer IDX Customers such prices and terms for Allscripts Products equally favorable to the prices (plus any subsidy earned by Allscripts on such Allscripts Products) and terms offered to any customer of Allscripts similarly situated to such IDX Customer.

8.         TERMINATION OF PRIOR MARKETING OBLIGATIONS

                     Upon the Closing, that certain Marketing, Development and Service Agreement, made and entered into as of January 1, 2000, by and between ChannelHealth and IDX shall, except for the obligations of the parties set forth in Section 6.1 thereof, terminate and cease to be of any further effect.

9.         OWNERSHIP

         9.1 In General. Ownership of software developments shall be governed by the License Agreement, except with respect to Interfaces, which shall be governed by Section 9.2 of this Agreement.

         9.2 InterfacesDeveloped Pursuant to This Agreement. The parties contemplate that they may individually or jointly develop certain new Interfaces. In each instance in which a new Interface is created, the parties will agree to a specification for the Interface. Where the specification is in the public domain, this Agreement does not purport to create any rights for either party in such specification. If the specification is owned by one of the parties, the other party receives a perpetual, non-exclusive, non-transferable license to use the Intellectual Property embodied in the Interface specification for the purpose of creating the Interfaces contemplated in this Agreement. If a specification is jointly authored by the parties, the parties shall jointly own such specification and shall be free to use such specification without interference from the other party and without any obligation to pay any royalties or account for any profits. The parties contemplate that Intellectual Property in and to the new Interfaces may be created as a result of the creation of the new Interfaces. As between the parties, such Intellectual Property related to portions of the Interfaces intended to (a) organize data from IDX's systems in the manner stated in the specification or (b) organize data received in the manner stated in the specifications for use by IDX's systems, shall be IDX's Intellectual Property. As between the parties, the Intellectual Property related to Interfaces intended to (x) organize data from Allscripts systems in the manner stated in the specification, (y) organize data received in the manner stated in the specifications for use by

                  Allscripts' systems, or (z) organize data between Allscripts' systems and third party systems, shall be Allscripts' Intellectual Property. IDX hereby assigns to Allscripts all right, title, and interest in and to all Intellectual Property in the new Interfaces that is described above as belonging to Allscripts. Allscripts hereby assigns to IDX all right, title, and interest in and to all Intellectual Property in the new Interfaces that is described above as belonging to IDX. The parties agree from time to time to exchange and agree upon a written schedule setting forth the allocation of the ownership and rights in and to the specifications and Intellectual Property used or developed in connection with the development of the new Interfaces.

10.        COMPENSATION

         10.1 Compensation; Payment. IDX and Allscripts shall be entitled to compensation for the sale or license of Allscripts Products and IDX products as set forth in the Compensation Table set forth in the Development Plan; provided, however, that IDX shall not be entitled to any compensation for the sale or license of any Allscripts Products or IDX Products installed prior to the Closing Date.

         10.2 Minimum Compensation. Provided Allscripts shall not have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from IDX specifying the nature of such default or breach:

                  10.2.1 If the gross revenues to Allscripts for Allscripts Products (less any commissions paid to IDX by Allscripts and less payments to third parties for equipment sold) from and including the Closing Date to and including December 31, 2000 ("2000 Revenue") are less than the product of $6,667 times the number of calendar days from and including the Closing Date to and including December 31, 2000 ("2000 Target Revenue"), IDX will pay to Allscripts an amount equal to the difference between (x) 2000 Target Revenue minus (y) 2000 Revenue.

                  10.2.2 If the gross revenues to Allscripts for Allscripts Products (less any commissions paid to IDX by Allscripts and less payments to third parties for equipment sold) for fiscal year 2001 (the "2001 Revenue") are less than $4.5 million, IDX will pay to Allscripts an amount equal to the difference between $4.5 million minus 2001 Revenue.

         10.3 Payments. Any payment to be made by a party pursuant to this Agreement shall be made no later than the twentieth-fifth
                  (25th) day of the calendar month next following the calendar month to which such payment applies and shall be made by delivery of a check, payable to the order of the party entitled to payment or by wire transfer of immediately available funds to an account designated by such party. Any payment to be made by IDX to Allscripts pursuant to Section
                  10.2 shall be made no later than March 31st of the year next following the fiscal year to which such payment applies and shall be made by delivery to Allscripts of a check, payable to the order of Allscripts or by wire transfer of immediately available funds to an account designated by Allscripts.

         10.4 Late Fees. Each party agrees to pay late fees equal to one and one-half percent (1 1/2%) per month on all amounts due but not paid within the time provided in Section 10.3.

11.        SERVICES

         11.1 Customer Support Services. Allscripts shall provide customer support services for Allscripts Products, as follows:

                  11.1.1 CMS. Allscripts shall provide support for all existing CMS customers of IDX in a manner consistent with support provided by IDX to its customers generally and to the level necessary to fulfill all contractual commitments of IDX to its customers for CMS. As the sole compensation to Allscripts for such services, IDX has previously assigned to Allscripts all support fees for CMS it receives from such customers.

                  11.1.2 Other Products. At its own expense and cost, Allscripts shall provide Allscripts Maintenance for all IDX Customers of Allscripts Products, including bugs, fixes, drivers, consistent with Allscripts' ordinary and customary business practices. Upgrades to Allscripts Products sold to IDX Customers will be provided in the manner and price as is consistent with Allscripts' ordinary and customary business practices.

                  11.1.3 Other Services. Notwithstanding the fact that each party shall be responsible for servicing and supporting its own products, the parties hereby agree to cooperate with respect to installation and implementation of each others' products and in the provision of customer support services. The parties further agree to cooperate to create a seamless help desk, operations support and problem triage model for customers to which products of both parties are marketed and sold. If requested by an IDX Customer, IDX shall be entitled to oversee and coordinate the implementation of such model.

         11.2 Service Quality. All installation services provided by Allscripts with respect to sales by IDX of Allscripts Products pursuant to Section 6.8 shall be performed in a good and workmanlike manner and consistent with standards generally applicable in the healthcare clinical information systems industry and consistent with the reasonable and customary support standards maintained in the healthcare clinical information systems industry or, if higher, by the IDX business unit most closely associated with the IDX Customer using the Allscripts Products as previously communicated to Allscripts in writing. Allscripts employees shall be permitted to directly support IDX Customers.

12.        MISCELLANEOUS

         12.1 Confidentiality. Each of IDX and Allscripts will receive or learn from, information, both orally and in writing, concerning the business of Allscripts or IDX, respectively, including, without limitation, financial, technical and marketing information, data, and information related to the development of technology and services relating to business plans, customers, and markets, which information is deemed, in the case of Allscripts, proprietary to Allscripts and, in the case of IDX, proprietary to IDX. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than by commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contain or otherwise reflect or make reference to such information, is hereinafter referred to as "Confidential Information". Each party hereby agrees that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Each party further agrees that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Each party further agrees to protect and not to disclose to anyone (except as provided in this Agreement) for any reason Confidential Information pertaining to the other party; provided, however, that: (a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that (i) each of such Representatives will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and (ii) each party agrees to accept full responsibility for any breach of this Section 12.1 by its respective Representatives; and (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party.

                  Each party hereby agrees, upon the request of the other party, to promptly deliver to the other party at the other party's cost the Confidential Information pertaining to such other party, without retaining any copies thereof. Specifically and without limitation, each party agrees to notify the other party promptly in writing upon any officer or director learning of any unauthorized disclosure or use of the Confidential Information.

         12.2 Non-Confidential Information. The term "Confidential Information" shall not include any information: (i) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party); (ii) is independently developed by the receiving party, without reference to or use of, the Confidential Information of the other party; (iii) was known by the receiving party as of the time of disclosure without a breach of confidentiality; (iv) is lawfully learned from a third party not under obligation to the disclosing party; or (v) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.

         12.3 No-Solicitation. During the first year of the term of this Agreement, neither party, nor any Affiliate within its Control, shall hire any individual who had been in the employ of the other party or any of the other party's Affiliates. After the first year of the term of this Agreement, neither party, nor any Affiliate within its Control, shall hire any individual who had been in the employ of the other party or any of the other party's Affiliates until such time as one (1) year has passed since such individual was in the employ of the other party.

         12.4 RegulatoryMatters. Each party shall adopt, implement, and maintain appropriate and compliant policies, procedures, and practices necessary to comply with laws and regulations (including without limitation the Health Insurance Portability and Accountability Act of 1996 ("HIPAA")) applicable to it in its business and applicable to it as a business partner of a customer of the other to whom products or services are provided under this Agreement. The parties agree to amend this Agreement to contain any provisions necessary to be included as a result of such business partner status. Each party agrees to timely develop and include in its respective products covered by this Agreement the functionality required to support the minimum necessary standards applicable users of its products as required by HIPAA.

         12.5 No Consequential Damages. In no event shall either party or any Affiliate of either party be liable hereunder for any consequential, special, incidental, punitive or indirect damages (including without limitation loss of profit, revenue, business opportunity or business advantage), whether based upon a claim or action of tort, contract, warranty, negligence, strict liability, breach of statutory duty, or any other legal theory or cause of action, even if advised of the possibility of such damages.

         12.6 Agreementswith Healtheon/WebMD. Each of IDX and Allscripts agree not to cause any default under or termination of (other than a termination as a result of a default by Healtheon/WebMD) of the contracts between IDX and Healtheon/WebMD and ChannelHealth and Healtheon/WebMD. In the event IDX shall cause such a default or termination, IDX agrees to pay Allscripts such amount of revenues as would have been paid to Allscripts under the terms of the defaulted or terminated contract if such default or termination by IDX had not occurred.

         12.7 Indemnification. Each party (an "Indemnifying Party") will indemnify the other party, its officers, employees, and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against, and hold each Indemnified Party harmless from, all claims, suits, judgments, losses, damages, fines or costs (including reasonable legal fees and expenses) ("Losses") resulting from any claim, suit, or demand by any third party ("Third Party Claim") for injuries to or deaths of persons or loss of or damage to property arising out of: (i) the Indemnifying Party's products or services as marketed by the Indemnified Parties, unless the Indemnified Parties shall have acted outside the scope of their rights under this Agreement; and (ii) the Indemnifying Party's performance or willful misconduct of the Indemnifying Party, its employees, officers, or agents in connection with the Indemnifying Party's performance of this Agreement, except to the extent caused by the negligence of any Indemnified Party.

                  12.7.1   The Indemnifying Party's obligations under this
                           Section 12 will survive the termination of this Agreement.

                  12.7.2 Each Indemnified Party shall give an Indemnifying Party prompt written notice of any Third Party Claim of which such Indemnified Party has knowledge concerning any Losses as to which such Indemnified Party may request indemnification hereunder. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                  12.7.3 In no event shall the Indemnifying Party be liable to an Indemnified Party for any indirect, incidental, special, punitive, exemplary or consequential damages arising out of or otherwise relating to this Agreement, even if the Indemnifying Party has been advised of the possibility or likelihood of such damages.

                  12.7.4 Notwithstanding the foregoing, with respect to any claim that would otherwise be subject to indemnification by a party pursuant to this Agreement, if indemnification with respect to such claim is governed by the License Agreement, then no indemnification shall be available under this Agreement.

         12.8 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         12.9 Further Assurances and Documents. IDX and Allscripts shall take all actions and do all things, including without limitation the execution and delivery of instruments and documents, necessary to effectuate the purposes and intent of this Agreement.

         12.10 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.10):

                               (a)        if to Allscripts:

                                          Allscripts, Inc.
                                          2401 Commerce Drive
                                          Libertyville, Illinois 60048
                                          Attention:
                                          Facsimile:

                                          With a copy to:

                                          Weil, Gotshal & Manges LLP
                                          700 Louisiana
                                          Houston, Texas  77002
                                          Attention:  James L. Rice III
                                          Facsimile:  (713) 224-9511

                               (b)        if to IDX:

                                          IDX Systems Corporation
                                          1400 Shelbourne Road
                                          South Burlington, VT 05043
                                          Attention:
                                          Facsimile:

                                          With a copy to: General Counsel at
                                          the same address

         12.11 Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         12.12 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         12.14 Entire Agreement. This Agreement, together with the License Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

         12.15 Assignment. This Agreement shall be binding upon the parties and their respective successors, representatives and permitted assigns and their Affiliates Controlled by them, respectively. Neither party may assign this Agreement without the prior written consent of the other party, except that either party hereto may assign its rights hereunder to an Affiliate of such party and either party may, without the consent of the other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the License Agreement); provided, however, that such assignee or transferee shall assume all obligations of the assigning or transferring party and any such assignment shall not relieve the assigning or transferring party of its obligations hereunder.

         12.16 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         12.17 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

         12.18 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws provisions.

         12.19 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         12.20 Arbitration. The parties shall attempt in good faith to resolve by agreement any claim or controversy arising out of or relating to this Agreement or the breach hereof.

                  12.20.1 Subject to the first sentence of this Section 12.20, any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach of any such provision, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement, involving the parties, their Affiliates and/or their respective representatives (all of which are referred to herein as "Arbitrable Claims"), even though some or all of such Arbitrable Claims allegedly are extra-contractual in nature, whether such Arbitrable Claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, will be resolved by binding arbitration. Any arbitration will be administered by the arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect at the time the arbitration is initiated (collectively, the "Rules").

                  12.20.2 The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including without limitation, the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including without limitation, the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence, and the like), will be decided by the arbitrators in accordance with the Rules. In deciding the substance of the parties' Arbitrable Claims, the arbitrators shall refer to the substantive laws of the State of Delaware for guidance (excluding Delaware choice-of-law principles that might call for the application of some other state's law). Each party shall be entitled to discovery rights equivalent to those provided under the Federal Rules of Civil Procedure. NOTWITHSTANDING ANY OTHER PROVISION IN THIS ARBITRATION AGREEMENT TO

                           THE CONTRARY, THE PARTIES EXPRESSLY AGREE THAT THE ARBITRATORS WILL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL, TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER DELAWARE LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW, OR UNDER THE FEDERAL ARBITRATION ACT, OR UNDER THE RULES, THE PARTIES HEREBY WAIVING THEIR RIGHT, IF ANY, TO RECOVER CONSEQUENTIAL, TREBLE, EXEMPLARY OR PUNITIVE DAMAGES IN CONNECTION WITH ANY ARBITRABLE CLAIMS.

                  12.20.3 The arbitration proceeding will be conducted in New York, New York. Within thirty days of the notice of initiation of the arbitration procedure, the parties shall obtain from the AAA a list of arbitrators from its Commercial Panel from which the parties shall select a panel of three neutral arbitrators in accordance with the Rules and normal procedures of the New York office of the AAA. If necessary, the AAA shall select some or all of the arbitrators when it is authorized to do so under the Rules.

                  12.20.4 In the event of an arbitration proceeding between Allscripts and IDX or any of their Affiliates, one half of all fees of the arbitrators will be borne by Allscripts and the other half will be borne by IDX.

                  12.20.5 To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' award will be maintained in confidence by the parties.

                  12.20.6 The award of the arbitrators will be final and binding on the parties, and judgement thereon may be entered in a court of competent jurisdiction.

         12.21 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.



IDX SYSTEMS CORPORATION                   ALLSCRIPTS, INC.



By:______________________________         By:_______________________________
      [Signature of Authorized Agent]           [Signature of Authorized Agent]

Print Name and Title:                     Print Name and Title:

                                    EXHIBIT A
                                    ---------

                                DEVELOPMENT PLAN

                                  SCHEDULE 6.1
                                  ------------

                         PHYSICIAN INSTALLATION TARGETS


                                              NEW PHYSICIAN ALLSCRIPTS
                                              ------------------------
         YEAR                                       PRODUCT USERS
         ----                                       -------------

         2001                                           5000
         2002                                           7500
         2003                                           7500
         2004                                           7500
         2005                                           7500
         2006                                           7500
         2007                                           7500
         2008                                           7500
         2009                                           4000

                                   SCHEDULE 1

                                       TO

                          STRATEGIC ALLIANCE AGREEMENT

                                   DEFINITIONS


"AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

"ALLSCRIPTS" means Allscripts, Inc. a Delaware corporation.

"ALLSCRIPTS PRODUCTS" means the products and services (i) offered by Allscripts as more fully described in the Development Plan, (ii) the Physician Channel Products as of the Closing Date and (iii) all of the products and services to be developed as set forth under the Development Plan.

"CHANGE OF CONTROL" means any event, transaction or occurrence as a result of which either of IDX or Allscripts (i) shall cease to own or control, directly or indirectly through any of its respective Affiliates, a majority of the voting rights associated with ownership of its respective voting stock or (ii) shall cease to have the ability, directly or indirectly, through one or more of its Affiliates, to elect a majority of its respective board of directors.

"CHANNELHEALTH" means ChannelHealth Incorporated, a Delaware corporation, its successors and assigns, and any other entity which, as of the Closing, Controls, is Controlled by, or is under common Control with ChannelHealth.

"CHANNELHEALTH CUSTOMERS" means customers that have contracted or are in the process of contracting for some or all of the products and services offered by Charley.

"CLINICAL MANAGEMENT SUITE" or "CMS" means the product currently marketed by IDX under the trademark of "CMS" or "Clinical Management Suite," Including its predecessor product known as "CRS."

"CLOSING" means the closing of the acquisition by Allscripts of all of the issued and outstanding capital stock of ChannelHealth pursuant to the Merger Agreement.

"CLOSING DATE" means the date on which the Closing occurs.

"COMPENSATION TABLE" means the revenue sharing model as provided in the Development Plan.

"CONNECTR" means the product currently marketed by IDX under the trademark "ConnectR."

"CONTROL" including the terms "Controlling," "Controlled by," and "under common Control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"DEMONSTRATION PRODUCT SPECIFICATION" means the hardware and software required to demonstrate the Bursar Products as mutually agreed to in the Marketing Plan (as defined in the Strategic Alliance Agreement).

"DEVELOPMENT PLAN" means the Development Plan as described on Exhibit A attached to the Strategic Alliance Agreement.

"DIRECT COMPETITOR OF ALLSCRIPTS" means any Person that Provides any products similar to the Allscripts Products and any successor, assignee, Affiliate or partner of such Person.

"DIRECT COMPETITOR OF IDX" means any Person that Provides any Practice Management Products and is named on Annex A hereto and any successor, assignee, Affiliate or partner of such Person and any Person that IDX notifies Allscripts shall be additionally included on Annex A from time to time.

"DISTRIBUTION PARTNER" means any Person that has the right to market, cooperatively market, distribute, resell, sublicense, license, sell or otherwise provide a party's products or services, including by way of example and not in limitation, any reseller, distributor, licensee, customer, contractor, service provider, co-marketer, outsourcing vendor, or other information technology company.

"EDI" means effecting the exchange of information and transactions between trading partners over a network using electronic means.

"IDX" means IDX Information Systems Corporation, a Vermont corporation.

"IDX CUSTOMER" means any Person that has entered into a written agreement with IDX pursuant to which IDX provides any of its core products, including without limitation Practice Management Systems, IDXrad(TM), and LastWord(R) (the "Core Products"), all Affiliates of such Person, and all Persons receiving the benefit of any of the Core Products by or through such Person or Affiliates of such Person including without limitation those IDX Customers as set forth in the Development Plan.

"IDX LICENSED TECHNOLOGY" means the technology licensed to Allscripts and ChannelHealth pursuant to the License Addendum (as such term is defined in the Strategic Alliance Agreement).

"INITIAL TERM" means a period of ten (10) years commencing on the Closing Date.

"INTELLECTUAL PROPERTY" means, without limitation, know-how, trade secrets, inventions (whether or not patentable), ideas, materials, discoveries, techniques, plans, designs, formulas, processes, invention disclosures, technology, data or information, software and documentation therefor, hardware, source code (including all programmers' notes), procedures, methods, works and other documentation and information and the right to sue and recover damages for past, present and future infringement of such intellectual property.

 "INTERFACES" means the interfaces between the Allscripts Products and the IDX Practice Management Products, Patient Channel, and EDIX as described on Schedule
5.3.1 attached to the Strategic Alliance Agreement.

"LASTWORD" means the product marketed by IDX under the trademark LastWord.

"MAINTENANCE" means the upkeep of software products by a Person including the provision of bugs, [fixes] and drivers, consistent with such Person's ordinary and customary business practices

"MATERIAL ADVERSE CHANGE" means any material adverse change in the business, properties, results of operations, condition (financial or otherwise) of an applicable Person (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which a party competes).

"MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among [IDX, Allscripts, and ChannelHealth], dated July __, 2000, whereby Allscripts agrees to acquire all of the issued and outstanding capital stock of ChannelHealth.

"OUTREACH" means the product currently marketed by IDX under the trademark "OutReach."

"PATIENT CHANNEL" means the product marketed by ChannelHealth and IDX under the name Patient Channel.

"PATIENT CHANNEL PRODUCTS" means the computer software and computerized or automated products and services marketed under the name "Patient Channel" as more fully described in the Development Plan.

"PERSON" means any individual, partnership, firm, corporation, association, trust, limited liability company, limited liability partnership, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"PHYSICIAN CHANNEL PRODUCTS" means the computer software and computerized or automated products and services marketed under the name "Physician Channel" as more fully described in the Development Plan.

"PRACTICE MANAGEMENT PRODUCTS" means any software application expressly designed to automate the business processes of physician billing, physician scheduling and managed care contract administration.

"PROVIDE" means to market, sell, license, cooperatively market, or otherwise distribute, including through one or more Distribution Partners.

"REGULATORY REQUIREMENTS" means all federal and state laws and regulatory requirements applicable to the use by IDX, IDX Customers, ChannelHealth, and ChannelHealth Customers of the ChannelHealth products from time to time during the term of the Strategic Alliance Agreement, including without limitation those applicable to billing and claims submittal, managed care, prescriptions, EDI transactions, data transmission, security and privacy, and program requirements generally applicable to healthcare organizations, such as those involving accreditation.

"STRATEGIC ALLIANCE AGREEMENT" means that certain agreement to which these definitions are a Schedule entitled "Strategic Alliance Agreement" by and between Allscripts, IDX and ChannelHealth executed or intended to be executed on the Closing Date.

"VIRTUAL OFFICE PRODUCTS" means the product currently marketed by IDX under the name "Virtual Office" which allows for secure messaging, managing appointments, viewing of personal information, monitoring patient account status and tasking management.

"WEB FRAMEWORK" means the product currently marketed by IDX under the trademark "IDX Web FrameWork" and as more fully described in the Development Plan.

                                     ANNEX A
                                     -------

                            DIRECT COMPETITORS OF IDX

Cerner Corporation
Eclipsys Corporation
Epic Systems Corporation
Healtheon/WebMD (except as pursuant to the agreement with ChannelHealth dated June 6, 2000)
Infocure
McKesson/HBOC
Medic Corporation
Medical Manager Corporation
Quality Systems
Shared Medical Systems Corporation
Trizetto Corporation

                                    EXHIBIT E

                     Stock Rights and Restrictions Agreement

1.         DEFINITIONS.............................................................................1

2.         SHARE RIGHTS AND RESTRICTIONS...........................................................6

           2.1       LIMITATION ON CERTAIN TRANSACTIONS............................................6

           2.2       ALLSCRIPTS BOARD OF DIRECTORS.................................................7

           2.3       LIMITATION ON ACQUISITION OF ADDITIONAL VOTING SHARES BY IDX..................9

           2.4       RESTRICTIONS ON TRANSFER.....................................................10

           2.5       VOTING OF IDX SHARES.........................................................15

           2.6       RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES BY ALLSCRIPTS......................15

3.         RESTRICTIONS ON TRANSFER...............................................................17

4.         STOCK CERTIFICATES AND OTHER RESTRICTIONS..............................................17

           4.1       ENDORSEMENT OF CERTIFICATES..................................................17

           4.2       IMPROPER TRANSFER............................................................17

5.         GENERAL PROVISIONS.....................................................................17

           5.1       REPRESENTATIONS AND WARRANTIES...............................................17

           5.2       AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE.............................18

           5.3       INJUNCTIVE RELIEF............................................................18

           5.4       BYLAWS.......................................................................18

           5.5       NO ADOPTION OR AMENDMENT OF RIGHTS PLAN......................................18

           5.6       GOVERNING LAW................................................................19

           5.7       TERMINATION..................................................................19

           5.8       NOTICES......................................................................19

           5.9       SEVERABILITY.................................................................20

           5.10      ENTIRE AGREEMENT.............................................................20

           5.11      PARTIES IN INTEREST..........................................................20

           5.12      HEADINGS.....................................................................20

           5.13      COUNTERPARTS.................................................................20

SCHEDULE I 22

SCHEDULE II.......................................................................................23


                                                  EXHIBIT E TO
                                                  AGREEMENT AND PLAN OF MERGER

                     STOCK RIGHTS AND RESTRICTIONS AGREEMENT

                     STOCK RIGHTS AND RESTRICTIONS AGREEMENT, dated as of ____, 2000, between Allscripts Holding, Inc., a Delaware corporation ("Allscripts") and IDX Systems Corporation, a Vermont corporation ("IDX").

                                    RECITALS:

                     A. After giving effect to the Closing, IDX owns __________ shares of Allscripts Common Stock (together with any additional Allscripts Voting Shares that IDX or any Affiliate of IDX may from time to time own, the "IDX Shares").

                     B. After giving effect to the Closing, Richard E. Tarrant ("R.E.T."). is the initial IDX Designee.

                     C. The Boards of Directors of Allscripts and IDX deem it advisable to establish (i) insofar as concerns IDX, certain rights and restrictions with respect to Allscripts Business Combination Transactions and the IDX Shares and (ii) insofar as concerns Allscripts, certain restrictions with respect to IDX Business Combination Transactions and any securities of IDX having voting power under ordinary circumstances with respect to the election of directors of IDX that Allscripts may hold from time to time.

           ACCORDINGLY, premises considered, the parties have entered into this Agreement.

                     1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                     (a) "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise and, with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership. Notwithstanding anything to the contrary in this definition, Affiliates of IDX who were stockholders of Channelhealth Incorporated ("Channelhealth") immediately prior to the Closing shall not be considered "Affiliates" for purposes of Recital A (definition of "IDX Shares") and Sections 2.2, 2.4 (other than Section 2.4(a)), 2.5, 2.6 and 4.2 hereof.

                     (b) "Acceptance Notice" shall have the meaning set forth in
Section 2.6(b).

                     (c) "Applicable Percentage" shall mean 2%.

                     (d) Allscripts" shall have the meaning set forth in the first paragraph of this Agreement; and the term "Allscripts" shall include Allscripts and its Affiliates unless the context otherwise requires.

                     (e) "Allscripts Business Combination Transaction" shall mean a merger, consolidation, "business combination" as defined in Section 203 of the DGCL as in effect on the date hereof, compulsory share exchange, recapitalization or other transaction in which Allscripts is a constituent corporation or to which Allscripts is a party and pursuant to which the Allscripts Voting Shares are exchanged for cash, securities or other property or a sale of all or substantially all of the assets of Allscripts and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed a Allscripts Business Combination Transaction for purposes of this Agreement: (i) a merger, consolidation, compulsory share exchange, recapitalization or other transaction in which the Beneficial Ownership of the capital stock of Allscripts or the surviving corporation of the transaction (or of the ultimate parent of Allscripts or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the ownership of the capital stock of Allscripts immediately prior to the consummation of the transaction or (ii) a merger (A) in which Allscripts is the surviving corporation, (B) in which all Allscripts Voting Shares immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no Person will Beneficially Own a majority of the Allscripts Fully Diluted Shares and (D) following the consummation of which the Allscripts Continuing Directors (which, for the purposes of this clause (e), shall include the IDX Designee) will represent a majority of the Board of Directors of Allscripts.

                     (f) "Allscripts Common Stock" shall mean Allscripts's common stock, par value $0.01 per share, and any shares of common stock or similar securities into which the common stock of Allscripts are hereafter reclassified into or exchanged for.

                     (g) "Allscripts Continuing Director" shall mean (i) any member of the Board of Directors of Allscripts, while such Person is a member of such Board of Directors, who (A) was a member of the Board of Directors of Allscripts prior to the date hereof or (B) is recommended or elected to the Board of Directors by a majority of the Allscripts Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of Allscripts occurring after the date hereof and (ii) any successor of a Allscripts Continuing Director, while such successor is a member of the Board of Directors of Allscripts, who is recommended or elected to succeed the Allscripts Continuing Director by a majority of the Allscripts Continuing Directors. Notwithstanding anything to the contrary in this definition, for purposes of this Agreement, the IDX Designee shall not be considered a Allscripts Continuing Director.

                     (h) "Allscripts Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by Allscripts or representing the right to acquire Allscripts Voting Shares from Allscripts upon exchange, conversion or exercise thereof.

                     (i) "Allscripts Fully Diluted Shares" shall mean, at any time, the sum of (i) the Allscripts Voting Shares then outstanding plus (ii) the number of Allscripts Voting Shares reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of Allscripts then outstanding that are at such time exercisable or exchangeable for Allscripts Voting Shares or are convertible into Allscripts Voting Shares.

                     (j) "Allscripts Voting Shares" shall mean the Allscripts Common Stock and any other securities of Allscripts having voting power under ordinary circumstances with respect to the election of directors of Allscripts.

                     (k) Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

                     (l) "Closing" shall have the meaning assigned to such term in the Merger Agreement.

                     (m) "Current Price" shall have the meaning set forth in
Section 2.4(i)

                     (n) "DGCL" shall have the meaning set forth in Section 2.1(c).

                     (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute as in effect from time to time.

                     (p) "Expenses" shall have the meaning set forth in Section 2.5(j)(v).

                     (q) "IDX" shall have the meaning set forth in the first paragraph hereof; and the term "IDX" shall include IDX and its Affiliates unless the context otherwise requires or as otherwise specified in the definition of "Affiliate".

                     (r) "IDX Business Combination Transaction" shall mean a merger, consolidation, "business combination" as defined in Section 203 of the DGCL as in effect on the date hereof, compulsory share exchange, recapitalization or other transaction in which IDX is a constituent corporation or to which IDX is a party and pursuant to which the IDX Voting Shares are exchanged for cash, securities or other property or a sale of all or substantially all of the assets of IDX and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed a IDX Business Combination Transaction for purposes of this Agreement: (i) a merger, consolidation, compulsory share exchange, recapitalization or other transaction in which the Beneficial Ownership of the capital stock of IDX or the surviving corporation of the transaction (or of the ultimate parent of IDX or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the ownership of the capital stock of IDX immediately prior to the consummation of the transaction or (ii) a merger (A) in which IDX is the surviving corporation, (B) in which all IDX Voting Shares immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no Person will Beneficially Own a majority of the IDX Fully Diluted Shares and (D) following the consummation of which the IDX Continuing Directors will represent a majority of the Board of Directors of IDX.

                     (s) "IDX Common Stock" shall mean IDX's common stock, par value $0.01 per share, and any shares of common stock or similar securities into which the common stock of IDX are hereafter reclassified into or exchanged for.

                     (t) "IDX Continuing Director" shall mean (i) any member of the Board of Directors of IDX, while such Person is a member of such Board of Directors, who (A) was a member of the Board of Directors of IDX prior to the date hereof or (B) is recommended or elected to the Board of Directors by a majority of the IDX Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of IDX occurring after the date hereof and (ii) any successor of an IDX Continuing Director, while such successor is a member of the Board of Directors of IDX, who is recommended or elected to succeed the IDX Continuing Director by a majority of the IDX Continuing Directors.

                     (u) "IDX Designee" shall have the meaning set forth in
Section 2.2(a) hereof.

                     (v) "IDX Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by IDX or representing the right to acquire IDX Voting Shares from IDX upon exchange, conversion or exercise thereof.

                     (w) "IDX Fully Diluted Shares" shall mean, at any time, the sum of (i) the IDX Voting Shares then outstanding plus (ii) the number of IDX Voting Shares reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of IDX then outstanding that are at such time exercisable or exchangeable for IDX Voting Shares or are convertible into IDX Voting Shares.

                     (x) "IDX Shares" shall have the meaning set forth in Recital A.

                     (y) "IDX Voting Shares" shall mean the IDX Common Stock and any other securities of IDX having voting power under ordinary circumstances with respect to the election of directors of IDX.

                     (z) "Insolvency Laws" shall have the meaning set forth in
Section 5.7(a)(ii).

                     (aa) "Market Price" shall have the meaning set forth in
Section 2.4(h).

                     (bb) "Maximum Number" shall have the meaning set forth in
Section 2.4(j)(ii).

                     (cc) "Merger Agreement" shall mean the Agreement and Plan of Merger dated July 13, 2000 among Allscripts, Allscripts, Inc., Bursar Acquisition, Inc., Bursar Acquisition No. 2, Inc., IDX and Channelhealth.

                     (dd) "Notice of Arranged Transfer" shall have the meaning set forth in Section 2.4(h)(i).

                     (ee) "Notice of Block Purchase" shall have the meaning set forth in Section 2.4(i)(i).

                     (ff) "Notice of Block Transfer" shall have the meaning set forth in Section 2.4(i)(i).

                     (gg) "Notice of Proposed Transfer" shall have the meaning set forth in Section 2.4(h)(i).

                     (hh) "Offer Notice" shall have the meaning set forth in
Section 2.6(b).

                     (ii) "Per Share Market Value" means on any particular date
(i) the last sale price per share of the Allscripts Common Stock on such date on the principal stock exchange on which the Allscripts Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Allscripts Common Stock is not listed on any stock exchange, the final bid price for a share of Allscripts Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, or (iii) if the Allscripts Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Allscripts Common Stock in the over- the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Allscripts Common Stock is no longer publicly traded, as determined by one of the investment banking firms listed on Schedule I, as selected by IDX.

                     (jj) "Person" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

                     (kk) "Piggyback Registration" shall have the meaning set forth in Section 2.4(j)(i).

                     (ll) "Piggyback Registration Request" shall have the meaning set forth in Section 2.4(j)(i).

                     (mm) "Private Placement" shall mean a Transfer of IDX Shares pursuant to a transaction not involving a Pubic Offering; provided, however, that (i) the sale of IDX Shares pursuant to a tender or exchange offer is not a Private Placement; (ii) a Private Placement shall not include a Transfer to any Person who, directly or indirectly, has as one of its material businesses the provision of healthcare information and/or point of care clinical applications and devices (a "Allscripts Competitor") if, as a result of such Transfer, such Allscripts Competitor would Beneficially Own such number of Allscripts Voting Shares as would constitute 10% or more of the then outstanding Allscripts Voting Shares, unless any such Allscripts Competitor acquiring such amount of securities enters into an agreement with Allscripts limiting the Transfer of such shares on substantially the same terms as this Agreement, except that the term of such agreement shall be 10 years from the date of such agreement; and (iii) a Private Placement shall not include a Transfer of IDX Shares to any Person if following such Transfer such Person Beneficially Owns more than 10% of the then outstanding Allscripts Voting Shares unless such Person enters into an agreement with Allscripts with terms and conditions restricting the Transfer of such shares substantially similar to those contained herein, except that the term of such agreement shall be for 10 years from the date of such agreement. IDX shall be entitled to rely on a representation of the proposed recipient in determining whether a Transfer to such recipient qualifies as a Private Placement under clauses (ii) and (iii) of the preceding sentence.

                     (nn) "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement that has been declared effective by the SEC under the Securities Act.

                     (oo) "Rule 144" shall mean Rule 144 adopted by the SEC under the Securities Act, or any successor rule.

                     (pp) "SEC" shall mean the Securities and Exchange
Commission.

                     (qq) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute as in effect from time to time.

                     (rr) "Specified Price" shall have the meaning set forth in
Section 2.4(i).

                     (ss) "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or voting equity interest is owned, directly or indirectly, by such Person.

                     (tt) "Target Price" shall have the meaning set froth in
Section 2.4(h).

                     (uu) "Trading Day" means (i) a day on which the Allscripts Common Stock is traded on the principal stock exchange on which the Allscripts Common Stock has been listed, or (ii) if the Allscripts Common Stock is not listed on any stock exchange, a day on which the Allscripts Common Stock is quoted in the over-the-counter market, as reported by The Nasdaq Stock Market, or (iii) if the Allscripts Common Stock is not quoted on The Nasdaq Stock Market, a day on which the Allscripts Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                     (vv) "Transfer" shall have the meaning set forth in Section
2.4 hereof.


     2.         SHARE RIGHTS AND RESTRICTIONS.

     2.1        LIMITATION ON CERTAIN TRANSACTIONS.

                     (a) (i) Except as otherwise permitted by this Agreement, IDX agrees that IDX shall not, during the period from the date of this Agreement until its termination, (A) engage, or propose to engage, in any Allscripts Business Combination Transaction with Allscripts, or (B) make any proposal to Allscripts, the Board of Directors of Allscripts or the stockholders of Allscripts with respect to a tender offer or exchange offer for Allscripts Voting Shares or a liquidation of Allscripts, unless either (x) such transaction shall have been approved by a majority of the Allscripts Continuing Directors or
(y) on the date when such transaction is proposed, no IDX Designee shall be serving on the Board of Directors of Allscripts and IDX and its Affiliates collectively shall Beneficially Own less than 5% of the then outstanding Allscripts Voting Shares.

                     (ii) Except as otherwise permitted by this Agreement, Allscripts agrees that Allscripts shall not, during the period from the date of this Agreement until its termination, (A) engage, or propose to engage, in any IDX Business Combination Transaction with IDX, or (B) make any proposal to IDX, the Board of Directors of IDX or the stockholders of IDX with respect to a tender offer or exchange offer for IDX Voting Shares or a liquidation of IDX, unless either (x) such transaction shall have been approved by a majority of the IDX Continuing Directors or (y) on the date when such transaction is proposed,

Allscripts and its Affiliates collectively shall Beneficially Own less than 5% of the then outstanding IDX Voting Shares.

                     (b) (i) Except as otherwise permitted by this Agreement, IDX agrees that IDX shall not, during the period from the date of this Agreement until its termination, (i) request or solicit any Person (A) to make a tender or exchange offer for Allscripts Voting Shares or (B) to make a proposal for a Allscripts Business Combination Transaction, unless either (x) a majority of the Allscripts Continuing Directors shall have approved of IDX taking such action or
(y) no IDX Designee shall be serving on the Board of Directors of Allscripts and IDX and its Affiliates collectively shall Beneficially Own less than 5% of the then outstanding Allscripts Voting Shares.

                     (ii) Except as otherwise permitted by this Agreement, Allscripts agrees that Allscripts shall not, during the period from the date of this Agreement until its termination, (i) request or solicit any Person (x) to make a tender or exchange offer for IDX Voting Shares or (y) to make a proposal for an IDX Business Combination Transaction, unless either (1) a majority of the IDX Continuing Directors shall have approved of Allscripts taking such action or
(2) Allscripts and its Affiliates collectively shall Beneficially Own less than 5% of the then outstanding IDX Voting Shares.

                     (c) In connection with the Merger Agreement, Allscripts's Board of Directors has taken all action to assure that (i) no state takeover statute or similar statute will apply to the Merger Agreement or to any of the transactions contemplated in the Merger Agreement or the items referenced in subclauses (A) or (B) of Section 2.3 and (ii) Section 203 of the DGCL will not apply to the Merger Agreement or any of the transactions contemplated in the Merger Agreement or the items referenced in subclauses (A) or (B) of Section
2.3. Further, Allscripts has no "poison pill" or takeover defense mechanism other than Article Twelfth of Allscripts's Certificate of Incorporation. Allscripts shall not amend or modify any of the foregoing actions nor shall Allscripts implement any new, additional, amended or modified poison pill or takeover defense mechanism, unless, in each and every such case, provision shall be made to exclude IDX and its Affiliates from all effects thereof.

                     (d) Allscripts and IDX agree that the operative provisions, as presently in effect, of Section 203 of the DGCL will apply to any Allscripts Business Combination Transaction and any IDX Business Combination Transaction covered by Section 203 between IDX and its Affiliates and Allscripts, or Allscripts and its Affiliates and IDX, for the term of this Agreement, notwithstanding that the operative provisions of such Section 203 might otherwise be applicable for a shorter period of time.

     2.2        ALLSCRIPTS BOARD OF DIRECTORS.

                     (a) From and after the date hereof and until the earlier of
(i) termination of this Agreement and (ii) the date that IDX and its Affiliates shall Beneficially Own fewer than ____ shares of Allscripts Common Stock [insert an amount equal to 25% of the originally issued IDX Shares] (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Allscripts Common Stock after the date of this Agreement), then, in connection with each election of directors of

Allscripts, whether at an annual or special meeting, Allscripts will nominate, and, subject to the fiduciary obligations of the Allscripts directors, solicit proxies for, in accordance with its procedures for the nomination of, and solicitation of proxies for, management-slate directors, an individual designated by IDX (such individual who, at any time, is or was designated by IDX for purposes of this Agreement is referred to herein as the "IDX Designee"). Upon the earlier of (i) termination of this Agreement and (ii) the date that IDX and its Affiliates shall Beneficially Own fewer than ____ shares of Allscripts Common Stock [insert an amount equal to 25% of the originally issued IDX Shares] (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Allscripts Common Stock after the date of this Agreement), IDX shall cause any IDX Designee then serving as a director of Allscripts to resign immediately unless otherwise requested by Allscripts.

                     (b) The director initially designated by IDX as the IDX Designee is R.E.T. Allscripts shall provide IDX with 30 days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. IDX shall give written notice to Allscripts, no later than 10 days prior to such mailing, of the Person designated pursuant to Section 2.2(a) as nominee for election as director. Allscripts agrees to nominate and recommend for election as director the individual designated, or to be designated, pursuant to Section 2.2(a). If IDX shall fail to give notice to Allscripts as provided above, it shall be deemed that the IDX Designee then serving as director shall be the IDX Designee for election.

                     (c) Except as otherwise provided herein, at all times (i) when there is an IDX Designee on Allscripts's Board of Directors and IDX and its Affiliates shall Beneficially Own ____ or more shares of Common Stock [insert an amount equal to 75% of the originally issued IDX Shares] (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Allscripts Common Stock after the date of this Agreement), and (ii) such designee is R.E.T., the IDX Designee shall be elected as the sole Vice Chairman of the Allscripts Board of Directors, which shall be a non-executive position.

                     (d) In the event that any IDX Designee shall cease to serve as a director for any reason (other than as set forth in Section 2.2(a)), the vacancy resulting thereby shall be filled by the remaining directors of Allscripts in accordance with its Certificate of Incorporation, Bylaws and applicable law by a new IDX Designee and such new IDX Designee shall thereafter serve until the expiration of the term of the IDX Designee replaced by such new IDX Designee.

                     (e) Notwithstanding anything to the contrary contained herein, no IDX Designee may be a Person who previously has been a director of Allscripts and was properly removed for cause from the Board of Directors of Allscripts or a Person who has been convicted of a felony or a crime involving moral turpitude.

                     (f) The IDX Designee will be furnished with all information that is provided to all other directors of Allscripts (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

                     (g) IDX shall cause the IDX Designee serving as a director of Allscripts to comply with the retirement policies of Allscripts as in effect on the date hereof (a copy of which is attached as Exhibit A) or as hereafter amended or modified from time to time by the Board of Directors of Allscripts or its stockholders; provided, however, that no such amendment or modification to such policies shall be binding upon IDX or the IDX Designee unless the IDX Designee shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of Allscripts at or in which it is considered.

                     (h) IDX shall make the initial IDX Designee reasonably available for initial marketing ("road show") efforts undertaken by Allscripts in connection with the Merger Agreement and for subsequent meetings with customers of the Channelhealth business (which shall occur not less frequently than once per month).

     2.3        LIMITATION ON ACQUISITION OF ADDITIONAL VOTING SHARES BY IDX.

                     (a) From and after the date hereof, IDX shall not acquire any Allscripts Voting Shares, other than the IDX Shares owned by IDX as of the date hereof and after giving effect to the Closing, (i) without the prior written consent of a majority of the Allscripts Continuing Directors or (ii) pursuant to Article III of the Merger Agreement; provided, however, that nothing in this Section 2.3(a) shall limit IDX's power and right (A) to purchase or acquire shares as a result of any stock dividend or stock split, reclassification of the Allscripts Common Stock, or the exercise or conversion of any security received by IDX from Allscripts in respect of the IDX Shares, or
(B) to acquire shares of Allscripts Common Stock or any Allscripts Exchangeable Security pursuant to Section 2.6 or to convert, exchange or exercise any such Allscripts Exchangeable Security.

                     (b) From and after the date hereof, Allscripts shall not acquire any IDX Voting Shares without the prior written consent of a majority of the IDX Continuing Directors; provided, however, that nothing in this Section 2.3(b) shall limit Allscripts's power and right (i) to purchase or acquire shares as a result of any stock dividend or stock split, reclassification of the IDX Common Stock, or the exercises or conversion of any security received by Allscripts from IDX in respect of any IDX securities that Allscripts may hold or
(ii) to acquire shares of IDX Common Stock, or the exercise or conversion of any security received by Allscripts in respect of any IDX securities that Allscripts may hold or any IDX Exchangeable Security pursuant to Section 2.6 or to convert, exchange or exercise any such IDX Exchangeable Security.

                     (c) Notwithstanding anything to the contrary contained herein, in the event IDX shall effect a sale of any IDX Shares, IDX shall be entitled to acquire additional Voting Shares, without the necessity of obtaining prior written consent, up to an aggregate amount that would cause IDX to hold the same amount of Voting Shares as IDX held after giving effect to the Closing, and the obligations of Allscripts set forth in Section 2.2 shall be reinstated, if applicable, provided, however, that (i) IDX may not undertake to acquire such additional Voting Shares until the end of the six month period immediately following any such sale, (ii) that in no event will IDX be entitled to reinstate the obligations of Allscripts set forth in Section 2.2(b) once such obligations are terminated and (iii) IDX will be restricted from making any further sales of IDX Shares until the end of the thirty day period immediately following the acquisition of any additional Voting Shares pursuant to this Section 2.3(c).

                     2.4 RESTRICTIONS ON TRANSFER. From and after the date hereof until the termination of this Agreement, IDX and its Affiliates shall not sell, transfer, write options on or otherwise convey (when used as a verb, "Transfer" and, any sale, transfer, writing of options on or other conveyance, a "Transfer") Beneficial Ownership of any Allscripts Voting Shares (including Allscripts Voting Shares subject to Allscripts Exchangeable Securities), without the prior written consent of a majority of the Allscripts Continuing Directors, except that, in any event, any and all of the following Transfers shall be permitted:

                     (a) One or more Transfers to an Affiliate of IDX; provided, however, that each such Affiliate agrees in writing with Allscripts to be bound by the same restrictions as are applicable to IDX hereunder.

                     (b) One or more Transfers to Allscripts or to a Subsidiary of Allscripts (pursuant to a tender offer or otherwise).

                     (c) One or more Transfers pursuant to a merger, consolidation or compulsory share exchange, in which Allscripts is a constituent corporation.

                     (d) One or more Transfers made as a pro rata dividend or distribution to the holders of the common stock of IDX or its Affiliates; provided, however, unless such dividend or distribution is to the public stockholders of IDX, such holders agree in writing with Allscripts to be bound by the same restrictions as IDX hereunder.

                     (e) One or more Transfers to any Person (other than IDX or any of its Affiliates) who shall have commenced a tender or exchange offer for shares of Allscripts Common Stock if, at the time of public announcement of the tender or exchange offer: (i) IDX and its Affiliates collectively Beneficially Own less than 5% of the then outstanding Allscripts Voting Shares and no IDX Designee is serving on the Allscripts Board of Directors, or (ii) IDX and its Affiliates collectively Beneficially Own more than 5% of the then outstanding Allscripts Voting Shares and a majority of the Allscripts Continuing Directors recommend to the holders of the shares of Allscripts Common Stock that such holders accept such tender or exchange offer.

                     (f) From and after the following anniversaries of the date of this Agreement, IDX and its Affiliates may, collectively, Transfer the following percentages of the IDX Shares in one or more Private Placements and/or transactions described below in Sections 2.4(g) or 2.4(h):

                                  PERCENTAGE OF
                                   IDX SHARES

  ANNIVERSARY OF                              PERMITTED TO TRANSFER*
  THIS AGREEMENT                     INCREMENTAL*                  AGGREGATE*
  --------------                     -----------                   ---------

  First                                  25%                          25%
  Second                                 25%                          50%
  Third                                  25%                          75%
  Fourth                                 25%                         100%

                     *These time restrictions and percentages will also apply to any shares of Allscripts Common Stock acquired by IDX and its Affiliates pursuant to Article III of the Merger Agreement, which will result in additional IDX Shares that can be Transferred based on the percentage limitations being applied to a greater number of IDX Shares.

In any month, no more than 16.6667% of the IDX Shares eligible to be Transferred during the then current year may be sold by IDX and its Affiliates pursuant to this Section 2.4(f). IDX and its Affiliates shall not be permitted to cumulate, or carry forward for Transfer in subsequent periods, either (i) unsold maximum monthly eligible share Transfer amounts from month to month during any particular year or (ii) unsold maximum annual eligible share Transfer amounts from year to year.

                     (g) Subject to Section 2.4(f), one or more Transfers in accordance with Rule 144; provided, however, that no Transfers shall be permitted pursuant to Rule 144 except through one of the market makers in Allscripts's Common Stock listed on Schedule II or as otherwise previously approved in writing by Allscripts.

                     (h) (i) During each of the periods (A) from and after the first anniversary of the date hereof through the second anniversary of the date hereof and (B) from and after the third anniversary of the date hereof through the fourth anniversary of the date hereof, IDX may deliver a written notice to Allscripts that IDX desires to Transfer in a single transaction either 50% or 100% of the maximum aggregate number of its IDX Shares that it would be permitted to Transfer in that period, which notice (the "Notice of Proposed Transfer") must set forth (A) the number of IDX Shares that IDX desires to Transfer (which number must equal either 50% or 100% of the maximum aggregate number of shares that it would be permitted to Transfer in that period) and (B) the price at which IDX would be willing to Transfer such shares (the "Target Price"). The Notice of Proposed Transfer shall constitute an offer by IDX, which shall be irrevocable for a period of 10 days following receipt of such notice by Allscripts, to permit Allscripts to arrange for the purchase of such shares by a purchaser selected by Allscripts in its sole discretion for cash at a price per share equal to the average of the Per Share Market Value of such shares for the five Trading Days immediately preceding (and excluding) the date that Allscripts delivers a written notice to IDX (the "Notice of Arranged Transfer") that Allscripts has arranged for such purchase at such price per share (the "Market Price"); provided, however, that IDX shall have no obligation to Transfer any of its IDX Shares to the proposed purchaser if the proposed purchase price per share does not equal at least 90% of the Target Price.

                     (ii) The consummation of such purchase shall take place on such date, not later than 10 days after receipt of the Notice of Arranged Transfer by IDX, as Allscripts and IDX shall select. Upon the consummation of such purchase, (A) IDX shall deliver the certificate or certificates evidencing the IDX Shares so purchased duly endorsed in blank for transfer or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by IDX, free and clear of any liens, encumbrances and claims and (B) the purchaser shall simultaneously with the delivery of the certificate or certificates evidencing the IDX Shares so purchased pay to IDX the aggregate Market Price of such shares.

                     (iii) Allscripts shall have no obligation to deliver a Notice of Arranged Transfer in response to any Notice of Proposed Transfer delivered by IDX, and the decision as to whether to deliver any Notice of Arranged Transfer shall be made by Allscripts in the exercise of its sole discretion. In the event that Allscripts shall have received a Notice of Proposed Transfer from IDX but shall not have given a Notice of Arranged Transfer to IDX with respect thereto prior to the expiration of the 10-day period following receipt of such Notice of Proposed Transfer, nothing in this
Section 2.4(h) shall limit the right of IDX to Transfer any IDX Shares that are not to be purchased pursuant to a Notice of Arranged Transfer, but otherwise subject to and in accordance with the time, percentage and other restrictions set forth in Section 2.4(f).

                     (i) (i) From and after the fifth anniversary of the date hereof, IDX agrees not to effect any Transfer of IDX Shares in any single transaction involving a number of such shares representing in excess of 2.5% of the then issued and outstanding shares of Allscripts Common Stock unless and until IDX delivers a written notice to Allscripts that IDX intends to effect such Transfer, which notice (a "Notice of Block Transfer") must set forth (A) the number of IDX Shares that IDX desires to Transfer, or maximum and minimum number of, such shares and (B) the price per share at which IDX would be willing to Transfer such shares (the "Specified Price"). The Notice of Block Transfer shall constitute an offer by IDX, which shall be irrevocable for a period of 10 days following receipt of such notice by Allscripts, to permit Allscripts to arrange for the purchase of the maximum number (but not fewer than the minimum number) of such shares by a purchaser selected by Allscripts in its sole discretion for cash at a price per share equal to the average of the Per Share Market Value of such shares for the five Trading Days immediately preceding (and excluding) the date that Allscripts delivers a written notice to IDX (the "Notice of Block Purchase") that Allscripts has arranged for such purchase at such price per share (the "Current Price"); provided, however, that IDX shall have no obligation to Transfer any of its IDX Shares to the proposed purchaser if the Current Price does not equal at least 90% of the Specified Price offered in the Notice of Block Transfer.

                     (ii) The consummation of such purchase shall take place on such date, not later than 10 days after receipt of the Notice of Block Purchase by IDX , as Allscripts and IDX shall select. Upon the consummation of such purchase, (A) IDX shall deliver the certificate or certificates evidencing the IDX Shares so purchased duly endorsed in blank for transfer or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed by IDX, free and clear of any liens, encumbrances and claims and (B) the purchaser shall simultaneously with the delivery of the certificate or certificates evidencing the IDX Shares so purchased pay to IDX the aggregate Current Price of such shares.

                     (iii) Allscripts shall have no obligation to deliver a Notice of Block Purchase in response to any Notice of Block Transfer delivered by IDX, and the decision as to whether to deliver any Notice of Block Purchase shall be made by Allscripts in the exercise of its sole discretion. In the event that Allscripts shall have received a Notice of Block Transfer from IDX but shall not have given a Notice of Block Purchase to IDX with respect thereto prior to the expiration of the 10-day period following receipt of such Notice of Block Transfer, nothing in this Section 2.4(i) shall limit the right of IDX to Transfer any IDX Shares that are not to be purchased pursuant to a Notice of Block Purchase.

                     (j) (i) During the period from and after the third anniversary of the date hereof through the fourth anniversary of the date hereof, if Allscripts proposes to file a registration statement under the Securities Act with respect to primary firm commitment underwritten public offering of Allscripts Common Stock (a "Piggyback Registration"), it shall give written notice of such proposed filing to IDX as soon as practicable, but in no event fewer than 20 days before the anticipated filing date. Allscripts shall include in such registration all IDX Shares with respect to which Allscripts has received a written request for inclusion within 10 days after the giving of Allscripts's notice (a "Piggyback Registration Request"); provided, however, that Allscripts may in its sole discretion restrict the number of IDX Shares so requested for inclusion to the maximum aggregate number of such shares that IDX would be permitted to sell in such period after the date that Allscripts gives notice of its intention to effect a Piggyback Registration.

                     (ii) If the managing underwriters of the Piggyback Registration advise IDX that, in their opinion, the number of shares requested to be included in such registration exceeds the maximum number that can be included in such offering without adversely affecting the marketability of the offering (the "Maximum Number"), IDX will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (A) first, the shares of Allscripts Common Stock Allscripts proposes to Transfer, and (B) second, the IDX Shares covered by the Piggyback Registration Request and other shares requested to be included in such registration based upon rights under agreements outstanding on the date hereof; provided, however, that if shares of Common Stock are being offered for the account of Persons other than IDX, the proportion by which the amount of IDX Shares intended to be offered for the account of IDX is reduced shall not exceed the proportion by which the amount of shares of Allscripts Common Stock intended to be offered for the account of such other Persons is reduced.

                     (iii) IDX may not participate in any Piggyback Registration unless it (A) agrees to sell its shares of Allscripts Common Stock on the basis provided in any underwriting arrangements approved by Allscripts, (B) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement, and (C) furnishes in writing to Allscripts such information regarding IDX and other information as Allscripts may from time to time request or as may be legally required in connection with such registration; provided, however, that IDX shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (x) its ownership of its IDX Shares to be Transferred free and clear of all liens, encumbrances and claims, (y) IDX's power and authority to effect such Transfer, and (z) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of IDX to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling securities, and the liability of IDX will be in proportion to, and provided further that such liability will be limited to, the net amount received by IDX from the sale of the IDX Shares pursuant to such registration.

                     (iv) In connection with any Piggyback Registration, Allscripts will enter into such agreements (including an underwriting agreement) as are customary in transactions of the kind contemplated by the intended method or methods of distribution set forth in the Piggyback Registration Statement and reasonably acceptable to Allscripts, and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the Piggyback Registration; and (A) make such representations and warranties with respect to the Piggyback Registration Statement or any post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to IDX and the underwriters of the Piggyback Registration in form, substance, and scope as are customary in connection with transactions of such kind; (B) if requested by the managing underwriters of the Piggyback Registration, obtain an opinion of outside counsel to Allscripts in customary form and covering matters of the type customarily covered by such an opinion, addressed to such underwriters named in the underwriting agreement and dated the date of the closing of the sale of the shares covered by the Piggyback Registration Statement; (C) if requested by the managing underwriters of the Piggyback Registration, obtain a "comfort" letter (or, if a "comfort" letter may not be delivered under applicable accounting pronouncements or standards, a single "procedures" letter) and a single update thereof from each of the independent certified public accountants who have certified the most recent audited financial statements that are incorporated by reference in the Piggyback Registration Statement, which letters shall be addressed to the underwriters of the Piggyback Registration, such letter or letters to be in customary form and covering such matters of the type customarily covered by "comfort" letters of such type; (D) deliver such documents and certificates as may be reasonably requested by IDX and the underwriters of the Piggyback Registration to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by Allscripts; and (E) undertake such obligations relating to expense reimbursement as provided in Section 2.4(j)(v) and indemnification and contribution obligations for the benefit of IDX of the type customarily undertaken by issuers in connection with "piggyback" registrations.

                     (v) In connection with any Piggyback Registration, Allscripts agrees to bear and to pay, or cause to be paid, promptly upon request being made therefor, all expenses incident to Allscripts's performance of, or compliance with, this Section 2.4(j), including, without limitation: (A) all SEC and any National Association of Securities Dealers registration and filing fees and expenses, (B) all fees and expenses in connection with the qualification of the shares covered by any Piggyback Registration Statement for offering and sale under state securities or "blue sky" laws, including reasonable fees and disbursements of counsel for any underwriter in connection with such qualifications, (C) all expenses relating to the preparation, printing, distribution and reproduction of any Piggyback Registration Statement, each prospectus included therein or prepared for distribution pursuant thereto, each amendment or supplement to the foregoing, the certificates representing the shares covered by such Piggyback Registration Statement and all other documents relating hereto, (D) internal expenses of Allscripts, including, without limitation, all salaries and expenses of Allscripts's officers and employees performing legal or accounting duties, (E) fees, disbursements and expenses of Allscripts's counsel and its other advisors and experts and independent certified public accountants of Allscripts (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance) and (F) the fees and expenses incurred in connection with the listing of the shares covered by the Piggyback Registration Statement on the Nasdaq Stock Market, Inc. or any other stock exchange or dealer quotation system on which the Allscripts Common Stock shall at such time be listed or traded (collectively, the "Expenses"). To the extent that any Expenses are incurred, assumed or paid by IDX or any underwriter of shares covered by the Piggyback

Registration Statement, Allscripts shall reimburse IDX for the full amount of the Expenses so incurred, assumed or paid promptly after receipt of a written request therefor, which shall specify in reasonable detail the nature and amount of the Expenses. Notwithstanding the foregoing, IDX shall pay, or cause to be paid, as appropriate, (A) all underwriting discounts and commissions attributable to the sale of the shares covered by the Piggyback Registration Statement by or on behalf of IDX, (B) the fees, disbursements and expenses of its counsel in connection with the offering and sale of such shares and (C) all transfer taxes applicable to the sale of such shares.

                     2.5 VOTING OF IDX SHARES. Except as provided below, during the term of this Agreement, IDX and its Affiliates shall be entitled to vote on all matters all of its or their IDX Shares in its or their complete discretion. Notwithstanding the foregoing, IDX and its Affiliates shall vote all such shares in accordance with the recommendation of the majority of the Allscripts Continuing Directors on any matter that (i) constitutes a Allscripts Business Combination Transaction, (ii) would involve a change of control of Allscripts (for purposes of this section a change in control shall mean the acquisition by a Person other than IDX or its Affiliates of Beneficial Ownership of more than 50% of the then outstanding Allscripts Voting Shares), (iii) involves the issuance by Allscripts of securities for its own account for cash, or (iv) involves any acquisition by Allscripts, whether through merger, share exchange, purchase of assets or otherwise unless (A) the average of the Per Share Market Value for Allscripts's Common Stock for the 90 Trading Days immediately preceding (and excluding) the date on which the matter is voted upon is less than $_____ per share (such amount to be appropriately adjusted to give effect to stock splits, reverse splits, stock dividends, reclassifications and share exchanges since the date hereof) and (B) there shall exist no continuing and uncured default by IDX of any of its obligations under this Agreement, the Merger Agreement, [the Strategic Alliance Agreement or the Cross License Agreement (as such terms are defined in the Merger Agreement)], which default shall have resulted in a material adverse effect on the business, properties, results of operations, prospects, condition (financial or otherwise) or Per Share Market Value of Allscripts's Common Stock in which case, if both conditions described in subclauses (A) and (B) are satisfied, IDX and its Affiliates shall be entitled to vote on each matter described in the foregoing clauses (i) through (iv) all of its or their IDX Shares in its or their complete discretion.

                     2.6 RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES BY
ALLSCRIPTS.

                     (a) If, when, and for so long as, IDX and its Affiliates Beneficially Own shares of Allscripts Common Stock that would constitute, after giving effect to the proposed transaction (but not prior to the proposed transaction), less than the Applicable Percentage of the then outstanding shares of Allscripts Common Stock, Allscripts shall not issue any shares of Allscripts Common Stock or any Allscripts Exchangeable Securities, for any consideration or in any type of transaction, unless Allscripts shall have first complied with, in the case of an issuance other than pursuant to Public Offering, the provisions of Section 2.6(b) or, in the case of a Public Offering, the provisions of
Section 2.6(c).

                     (b) If Allscripts determines to issue any shares of Allscripts Common Stock or any Allscripts Exchangeable Security, other than in a Public Offering, then Allscripts shall provide written notice of such determination to IDX, which notice shall include all the terms of such issuance and shall offer to IDX the right to purchase, at the same price and on the same terms as Allscripts proposes to issue such shares of Allscripts Common Stock or Allscripts Exchangeable Security to others (or, if Allscripts proposes to issue such shares of Allscripts Common Stock or any Allscripts Exchangeable Security other than for cash, at a cash price equal to the current market price of the Allscripts Common Stock or if a Allscripts Exchangeable Security, such value to be determined by agreement between Allscripts or IDX, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by IDX from Schedule I attached hereto (as such Schedule I may be amended in writing from time to time by both Allscripts and
IDX) with the consent of a majority of the Allscripts Continuing Directors, which consent shall not be unreasonably withheld, the cost of which shall be borne by Allscripts) a number or amount of the shares of Allscripts Common Stock or Allscripts Exchangeable Securities proposed to be issued determined by dividing the aggregate number of outstanding shares of Allscripts Common Stock then Beneficially Owned by IDX by the total number of shares of Allscripts Common Stock then outstanding (the "Offer Notice"). If IDX determines to accept the offer contained in the Offer Notice, IDX shall deliver a written notice to Allscripts indicating its acceptance within 10 days after its receipt of the Offer Notice, which notice shall indicate whether IDX has accepted such offer in whole or in part, and, if accepted in part, the number or amount of shares of Allscripts Common Stock or Allscripts Exchangeable Securities as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in an Offer Notice by delivery of an Acceptance Notice shall be irrevocable and shall constitute a commitment by IDX to purchase from Allscripts, and by Allscripts to sell to IDX, the number or amount of shares of Allscripts Common Stock or Allscripts Exchangeable Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice.

           1. If at any time and from time to time, (i) Allscripts determines to issue any Allscripts Voting Shares or any Allscripts Exchangeable Security in a Public Offering, and (ii) as a result thereof IDX and its Affiliates would Beneficially Own less than the Applicable Percentage of the then to be outstanding Allscripts Voting Shares, then (A) Allscripts shall provide written notice of such determination to IDX, which notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of any managing underwriter or placement agent(s) and the date when it is proposed that any such issuance will be made, and (B) Allscripts shall either sell directly or cause the underwriters or placement agent(s) to offer to IDX the right to purchase from Allscripts directly or from the underwriters or placement agent(s), at the applicable offering price, a number or amount of the Allscripts Voting Shares, Allscripts Exchangeable Securities or other securities proposed to be issued that, if purchased by IDX, would permit IDX and its Affiliates to Beneficially Own a number of Voting Shares determined by dividing the aggregate number of outstanding shares of Allscripts Common Stock then Beneficially Owned by IDX by the total number of shares of Allscripts Common Stock then outstanding.

                     3. RESTRICTIONS ON TRANSFER. From and after the date of Closing and until the expiration of the six month period following the Closing, R.E.T. shall not Transfer any shares of Common Stock Beneficially Owned by R.E.T. in his individual capacity, unless and until such time as Glen E. Tullman ("G.E.T.") shall Transfer any shares of Common Stock Beneficially Owned by G.E.T. in his individual capacity.

                     4. STOCK CERTIFICATES AND OTHER RESTRICTIONS.

                     4.1 ENDORSEMENT OF CERTIFICATES.

                     (a) All certificates representing IDX Shares shall, subject to Section 4.1(c), bear the following legend:

                     "THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCK RIGHTS AND RESTRICTIONS AGREEMENT BETWEEN ALLSCRIPTS HOLDING, INC. AND IDX SYSTEMS CORPORATION DATED AS OF __________, 2000. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF ALLSCRIPTS."

                     (b) After such time as the legend set forth in Section 4.1(a) is no longer required hereunder (including without limitation as a result of the termination of this Agreement in accordance with its terms) or if the securities represented by a certificate have been registered under the Securities Act pursuant to an effective registration statement or are to be sold pursuant to Rule 144, or if Allscripts shall have been furnished with an opinion of counsel, which opinion shall be reasonably satisfactory to counsel for Allscripts, that registration under the Securities Act is not required, as the case may be, then, in any such event, upon the request of IDX, Allscripts shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear any legend.

                     4.2 IMPROPER TRANSFER. Any attempt by IDX or its Affiliates to Transfer any IDX Shares other than in accordance with this Agreement shall be null and void and neither Allscripts nor any transfer agent for such securities shall be required to give any effect to such attempted Transfer in its stock records.

                     5. GENERAL PROVISIONS.

                     5.1 REPRESENTATIONS AND WARRANTIES.

                     (a) Allscripts represents and warrants to IDX that (i) Allscripts is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by Allscripts and the consummation by Allscripts of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Allscripts and no other corporate proceedings on the part of Allscripts are necessary to authorize this Agreement or any of the transactions contemplated hereby, and
(iii) this Agreement has been duly executed and delivered by Allscripts and constitutes a valid and binding obligation of Allscripts, and, assuming this

Agreement constitutes a valid and binding obligation of IDX, is enforceable against Allscripts in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                     (b) IDX represents and warrants to Allscripts that (i) IDX is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by IDX and the consummation by IDX of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IDX and no other corporate proceedings on the part of IDX are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by IDX and constitutes a valid and binding obligation of IDX, and, assuming this Agreement constitutes a valid and binding obligation of Allscripts, is enforceable against IDX in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                     5.2 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE. This Agreement may be amended or waived only by written instrument duly executed by the parties. In the event of the amendment or modification of this Agreement in accordance with its terms, the Board of Directors of Allscripts shall adopt any amendment to the Bylaws of Allscripts that may be required as a result of such amendment or modification to this Agreement, and, if required, shall propose any amendment to the Certificate of Incorporation that may be required as a result of such amendment or modification to this Agreement to the Allscripts stockholders entitled to vote thereon at a meeting duly called and held for such purpose, and shall recommend that the Allscripts stockholders vote in favor of such amendment to the Certificate of Incorporation.

                     5.3 INJUNCTIVE RELIEF. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

                     5.4 BYLAWS. At all times while this Agreement shall be in effect, Allscripts shall cause its Bylaws to conform to the provisions of this Agreement, including by causing its Bylaws to be amended.

                     5.5 NO ADOPTION OR AMENDMENT OF RIGHTS PLAN. During the term of this Agreement, Allscripts's Board of Directors shall not adopt any shareholder rights plan or amend any rights plan without the approval of the IDX Designee then on the Board of Directors of Allscripts unless such plan exempts IDX and its Affiliates from all effects thereof.

                     5.6 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                     5.7 TERMINATION.

                     (a) This Agreement may be terminated:

                     (i) by the mutual written consent of the parties hereto;
and

                     (ii) by IDX if (A) Allscripts shall seek relief under any bankruptcy, insolvency, receivership, custodianship, trusteeship, liquidation, reorganization, composition, readjustment, moratorium or similar law (an "Insolvency Law"); or (B) a proceeding or case shall be commenced under an Insolvency Law by a third party against Allscripts and such proceeding or case shall continue undismissed or unstayed for 60 days; or (C) an order for relief under an Insolvency Law shall be entered against Allscripts.

                     (b) Unless this Agreement shall have been earlier terminated as provided in Section 5.7(a), this Agreement shall terminate on the 10th anniversary of the date of this Agreement.

                     5.8 NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

(a)        If to Allscripts:

                                    Allscripts, Inc.
                                    2401 Commerce Drive
                                    Libertyville, IL  60048
                                    Telephone:  (847) 680-3515
                                    Facsimile:  (847) 680-3573
                                    Attention:  President

                          with a copy to:

                          Weil, Gotshal & Manges LLP
                          700 Louisiana Street, Suite 1600
                          Houston, Texas  77002
                          Attention:  James L. Rice III
                          Fax: (713) 224-9511

(b)        If to IDX:

                          IDX Systems Incorporated
                          1400 Shelburne Road
                          South Burlington, VT  05403
                          Telephone:  (802) 862-1022
                          Facsimile:  (802) 865-3681
                          Attention:  General Counsel
                          with a copy to:

                          Hale and Dorr LLP
                          60 State Street
                          Boston, Massachusetts 02109
                          Attention:  Virginia Kapner
                          Fax:  (617) 526-5000

                     5.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                     5.10 ENTIRE AGREEMENT. Except as otherwise expressly stated herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except for the Permitted Transfers to IDX and Affiliates of IDX and except as otherwise expressly permitted or contemplated herein, the rights and obligations under this Agreement shall not be assigned by operation of law or otherwise. Nothing in this Agreement shall be construed as prohibiting Allscripts from effecting a merger, consolidation or other similar transaction with another entity, provided that (i) the operative terms of this Agreement shall be applied in respect of any such transaction and
(ii) under the express terms of such transaction this Agreement will be continued in effect by Allscripts or any successor thereto.

                     5.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and to IDX and the Affiliates of IDX if they receive permitted Transfers in accordance with this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise contemplated herein.

                     5.12 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                     5.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                         ALLSCRIPTS HOLDING, INC.

                                         By:
                                              Name:
                                              Title:



                                         IDX SYSTEMS CORPORATION

                                         By:
                                              Name:
                                              Title:




                                         Richard E. Tarrant (solely with
                                         respect to Section 3 of this Agreement)

                                   SCHEDULE I

                   LIST OF ACCEPTABLE INVESTMENT BANKING FIRMS



1.         Goldman Sachs & Co.

2.         Credit Suisse First Boston Corporation



           The above list may be revised from time to time by a written instrument signed by both Allscripts and IDX.

                                   SCHEDULE II

                   LIST OF ACCEPTABLE ALLSCRIPTS MARKET MAKERS


1.         [                                ]

2.         [                                ]

3.         [                                ]


           The above list may be revised from time to time by Allscripts in its sole discretion by a written instrument signed by Allscripts, a copy of which will be furnished to IDX.

                                    EXHIBIT F
                                     FORM OF

                       AMENDED AND RESTATED CROSS LICENSE
                                       AND
                         SOFTWARE MAINTENANCE AGREEMENT

           THIS AGREEMENT is made and entered into as of the ____day of July 2000, by and between IDX SYSTEMS CORPORATION, a Vermont corporation, with offices at 1400 Shelburne Road, South Burlington, Vermont 05403 ("IDX"), and CHANNELHEALTH, INCORPORATED, a Delaware corporation with offices at 25 Green Mountain Drive, South Burlington, Vermont 05403.

                                   BACKGROUND

           IDX and ChannelHealth entered into that certain Cross License and Software Maintenance Agreement dated January 1, 2000.

           ChannelHealth is in the business of, among other things, developing and marketing products and services known as the "Physician Channel" to automate the delivery of office-based clinical care, the "Patient Channel" to automate communication between physicians and their patients, and the "eCommerce Channel" to automate aspects of claims and payments for healthcare.

           IDX is interested in retaining the eCommerce Channel business and certain components of the Patient Channel business and in divesting the Physician Channel business. Allscripts, Inc., a Delaware corporation ("Allscripts") is interested in acquiring the Physician Channel business of ChannelHealth.

           Concurrently herewith, (i) IDX and ChannelHealth have entered into Asset Purchase Agreement whereby IDX shall acquire the assets and assume the liabilities associated with the eCommerce Channel business and certain components of the Patient Channel business, (ii) IDX and Allscripts have entered into an agreement whereby ChannelHealth shall become a subsidiary of Allscripts or a successor of Allscripts, and (iii) IDX and Allscripts have entered into a Strategic Alliance Agreement whereby they shall cooperatively develop and market integrated office practice management and clinical management systems.

           IDX and ChannelHealth desire to restate and supersede the License Agreement to reflect (i) the conveyance by ChannelHealth of the eCommerce Channel business and certain components of the Patient Channel, and (ii) the conveyance of certain intellectual properties related to the Physician Channel by IDX to ChannelHealth.

           IN CONSIDERATION of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         CONTINGENCY

           This Agreement is contingent and shall become effective only at the Effective Time and shall terminate in the event of the termination of the Merger Agreement.

2.         SCOPE AND EFFECT

           From and after the Effective Time, each party shall be relieved from all obligations to perform the License Agreement that shall have arisen from and after the Effective Time, but this Agreement shall not relieve any party to the License Agreement from any obligation that shall have arisen prior to the Effective Time. Except for any such obligations, this Agreement shall supersede the License Agreement.


3.         DEFINITIONS

           The capitalized terms used in this Agreement shall have the meanings ascribed to them on Schedule 1 attached hereto.



4.         IDX LICENSE GRANTS AND CONVEYANCE OF INTELLECTUAL PROPERTY

           As of the Effective Time, IDX grants licenses to ChannelHealth and makes conveyances of intellectual property to ChannelHealth as set forth in this
Section 4, all of which shall for the purposes of this Agreement be deemed effective as of the Closing Date.

4.1 In General. IDX hereby grants to ChannelHealth a perpetual (except as set forth in Section 4.2), non-exclusive, non-cancellable and non-teminable, fully paid-up license (i) to copy, use, display, perform, adapt, modify, create derivative works of, and maintain the IDX Software, in whole or in part, solely for the purpose of Merging the IDX Software into Allscripts Products, (ii) to market and sublicense (including through one or more Distribution Partners), and in connection therewith to copy, use, distribute, perform, and display the IDX Software, in whole or in part, only as the IDX Software may be Merged into Allscripts Products, and (iii) to use and practice the IDX Licensed Technology to accomplish the purposes set forth in clauses (i) and (ii) of this Section 4.1.

4.2 Subject to Section 4.4.3, IDX shall make no claim to any derivative works developed by or on behalf of ChannelHealth pursuant to Section 4.1.

4.3 New Enabling Technologies. Upon the Termination and/or nonrenewal of the Strategic Alliance Agreement, the licenses granted to ChannelHealth shall terminate with respect to all New Enabling Technologies, except for New Enabling Technologies embodied in the Web FrameWork and ConnectR. From and after such termination, ChannelHealth shall not use any New Enabling Technologies for any purpose other than to create or maintain compatibility or connectivity between Allscripts Products and IDX Products.

4.4        Ownership, Patent Prosecution and Enforcement.

4.4.1 IDX hereby transfers and assigns to ChannelHealth all of its copyrights in and to the products known as CMS and the Physician Channel. IDX shall execute an assignment in the form attached hereto as Exhibit 4.4.1 to effectuate and confirm such assignment.

4.4.2 Except for the rights expressly granted herein to ChannelHealth, IDX reserves and retains all right, title and interest (including without limitation patents and copyrights) in, the IDX Licensed Technology, the Virtual Office, Health Resources, the eCommerce Channel, DietSite, and all customizations, additions, modifications, changes, enhancements, improvements, and derivative works thereof made by IDX or on behalf of IDX, and all rights therein and copies thereof.

4.4.3 IDX reserves and retains all right, title and interest to any and all patentable inventions made, conceived, or reduced to practice by IDX, including without limitation by IDX personnel, employees or contractors, whether in whole or in part, both before and after the Reference Date. ChannelHealth agrees to cooperate in every reasonable way with IDX, at IDX's cost, to prosecute patent applications for such inventions and to perfect IDX's right, title and interest in and to such inventions and patent applications. The parties agree and acknowledge that certain ChannelHealth personnel were IDX employees, or were otherwise associated with IDX, before the Reference Date, and ChannelHealth agrees to cooperate in every reasonable way with IDX to prosecute patent applications for such inventions and to perfect IDX's right, title and interest in and to such inventions and patent applications.

4.4.4 ChannelHealth reserves and retains all right, title and interest to any and all patentable inventions with claims in part or wholely directed to inventions embodied in, or necessary to implement and practice the Physician Channel alone, or in combination with any other product or service made, conceived, or reduced to practice by ChannelHealth, including without limitation by ChannelHealth personnel, employees or contractors.

4.4.5 In the event IDX does not wish to prosecute a patent application for an invention owned by IDX, and directed to, embodied in, or necessary to implement and practice the Physician Channel, ChannelHealth may elect to prosecute that application at its expense.

4.4.6 If IDX decides not to enforce any issued patent with claims claims in part or wholely directed to inventions embodied in, or necessary to implement and practice the Physician Channel alone, or in combination with any other product or service, ChannelHealth may at its sole expense request that either IDX, at its sole discretion, either bring an action for infringement against the alleged infringing party or parties,or, assign sufficient rights in the patent to ChannelHealth to enable ChannelHealth to have standing to enforce the patent on its own.

4.5 Limitations, Restrictions, and Conditions. The licenses granted to ChannelHealth hereunder are subject to the following limitations, restrictions, and conditions:

           4.5.1 Distribution Pursuant to Strategic Alliance Agreement. During the Initial Term of the Strategic Alliance Agreement, ChannelHealth's use of the IDX Licensed Technology or any part thereof, including as Merged into Allscripts Products, is governed the Strategic Alliance Agreement. This restriction shall not apply following the Initial Term or the termination of the Strategic Alliance Agreement.

           4.5.2 ChannelHealth shall have the right to use internally IDX Database Information only in connection with the Integration Methods, so long as such use does not induce disclosure of IDX Database Information to any Person not a party to this Agreement. At no time shall ChannelHealth license or authorize any Person to use any Integration Method or to use any IDX Database Information to exchange data between any IDX products and any products of any Person not a party to this Agreement. The foregoing shall not prohibit or restrict ChannelHealth from (i) providing any Allscripts Products to any ChannelHealth Customer using any Integration Method to provide installation services with respect to such ChannelHealth Customer or using IDX Database Information, in each case solely for the benefit of such Customer in using Allscripts Products, or (ii) using contractors as set forth in Section 4.5.4.

           4.5.3 ChannelHealth may permit third parties to provide to ChannelHealth or ChannelHealth Customers maintenance, disaster recovery, facilities management, outsourcing or other services involving access to the IDX Licensed Technology only if such third parties in each instance shall execute written nondisclosure and non-use agreements with ChannelHealth, in form and substance reasonably satisfactory to IDX and ChannelHealth, prior to using or gaining access to the IDX Licensed Technology.

           4.5.4 ChannelHealth may adapt, modify, merge, and maintain the IDX Licensed Technology as permitted under this Agreement through its own employees or through independent contractors, provided each such independent contractor shall in each instance execute a written nondisclosure and non-use agreement with ChannelHealth, in form and substance reasonably satisfactory to IDX and ChannelHealth, prior to gaining access to the Source Code.

           4.5.5 ChannelHealth may not indicate that any portion of the IDX Licensed Technology originated from IDX, except with IDX's prior written consent, except as may be otherwise expressly set forth in the Strategic Alliance Agreement.

4.6        Certain Terms of Third Party Agreements for IDX Licensed Technology.
           ChannelHealth shall not allow the use of or access to the IDX Licensed Technology by any third party (including a Distribution Partner) unless such party has signed and delivered to ChannelHealth an agreement restricting use of such IDX Licensed Technology in a manner consistent with this Agreement, and ChannelHealth shall use reasonable efforts to include language substantially similar to the following in any such third party agreements:


                IN NO EVENT SHALL COMPANY'S [ChannelHealth's] SUPPLIERS AND LICENSORS BE LIABLE FOR ANY DAMAGES OF ANY KIND OR NATURE, INCLUDING DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL, ARISING OUT OF THE USE OF ANY SOFTWARE SUPPLIED BY COMPANY, ITS SUPPLIERS OR LICENSORS. THE LICENSEE UNDERSTANDS AND AGREES THAT THE SOFTWARE PROVIDED BY COMPANY [ChannelHealth] TO LICENSEE CONTAINS SOFTWARE THAT IS THE COPYRIGHTED PRODUCT AND A TRADE SECRET OF COMPANY [ChannelHealth] OR ITS SUPPLIERS AND LICENSORS, AND THAT LICENSEE WILL NOT USE ANY SUCH SOFTWARE IN VIOLATION OF THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND WILL NOT DISCLOSE THE SOFTWARE TO ANYONE OTHER THAN ITS EMPLOYEES OR AGENTS AS REASONABLY NECESSARY FOR THE PURPOSE OF THIS AGREEMENT AND ON THE CONDITION THAT IT ACCEPTS FULL RESPONSIBILITY FOR ANY BREACH HEREOF BY ANY SUCH INDIVIDUAL. THE FOREGOING AGREEMENTS ARE FOR THE EXPRESS BENEFIT OF COMPANY [ChannelHealth], ITS SUPPLIERS AND LICENSORS, AND MAY BE ENFORCED BY COMPANY [ChannelHealth], AND ITS SUPPLIERS AND LICENSORS.

4.7 Delivery. As of the Reference Date, IDX has delivered one copy (in both object code and Source Code forms) of each component of the IDX Licensed Technology.

4.8 IDX Names and Marks. ChannelHealth may not use any IDX Names or Marks in connection with ChannelHealth's Business or otherwise, except as may be expressly set forth in the Strategic Alliance Agreement.

4.9 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by IDX to ChannelHealth are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. The parties agree that ChannelHealth, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against IDX under the Code, ChannelHealth shall be entitled to retain all of its rights under this Agreement.

5.         LIMITED WARRANTIES OF IDX

           Except for the Warranties made in the Merger Agreement, there are NO WARRANTIES made by IDX in connection with the subject matter of this Agreement. The warranties of IDX set forth below are made only to ChannelHealth and shall be true as of the Reference Date. ChannelHealth acknowledges that, except for the express warranties set forth in this Section 5, it has accepted the license and delivery of the IDX Licensed Technology "AS IS" and "WITH ALL FAULTS." With respect to Software Updates and Support Services the warranties are as follows:

5.1 Encumbrances. The IDX Software Updates shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact on ChannelHealth's use of the IDX Software Updates as permitted under this Agreement.

5.2 Ownership; Right to License. IDX owns or otherwise has adequate rights to make the grants of the licenses to the IDX Software Updates to ChannelHealth hereunder and possesses all rights and interests in the IDX Software Updates necessary to enter into this Agreement.

5.3 No Infringement. IDX Software Updates and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties. The sole and exclusive remedy for breach of this warranty shall be as set forth in Section 9.1.


6.         CHANNELHEALTH LICENSE GRANTS AND CONVEYANCE OF INTELLECTUAL PROPERTY

           ChannelHealth grants licenses to IDX as set forth in this Section 6.

6.1 License to ChannelHealth Licensed Technology. ChannelHealth hereby grants to IDX a perpetual, non-exclusive, non-cancellable and non-terminable, fully paid-up license to copy, use, display, perform, market, sublicense, transmit, create and own derivative works, and distribute (including through one or more Distribution Partners) all or any portion of the ChannelHealth Licensed Technology the use of which is limited to use with the Patient Channel.

6.2 Delivery. ChannelHealth shall deliver one copy (in both object code and Source Code forms) of each component of the ChannelHealth Licensed Technology.

6.3 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by ChannelHealth to IDX are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. The parties agree that IDX, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against ChannelHealth under the Code, IDX shall be entitled to retain all of its rights under this Agreement.

7.         LIMITED WARRANTIES OF CHANNELHEALTH

           Except for the warranties made in the Merger Agreement, there are NO WARRANTIES made by ChannelHealth in connection with the subject matter of this Agreement. The warranties of ChannelHealth set forth below are made only to IDX and shall be true as of the Reference Date. IDX acknowledges that, except for the express warranties set forth in this Section 7, it has accepted the license and delivery of the ChannelHealth Licensed Technology "AS IS" and "WITH ALL FAULTS." With respect to Software Updates and Support Services the warranties are as follows:

7.1 Encumbrances. The ChannelHealth Software Updates shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact on IDX's use of the ChannelHealth Software Updates as permitted under this Agreement.Performance.

7.2 Ownership; Right to License. ChannelHealth owns or otherwise has adequate rights to make the grants of the licenses to the ChannelHealth Software Updates to IDX hereunder and possesses all rights and interests in the ChannelHealth Software Updates necessary to enter into this Agreement.

7.3 No Infringement. ChannelHealth Software Updates and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties. The sole and exclusive remedy for breach of this warranty shall be as set forth in Section 9.1.



8.         SUPPORT AND SERVICES

8.1 IDX Support. During the IDX Support Term, IDX shall provide to ChannelHealth IDX Software Maintenance and IDX Software Updates on a timely basis. IDX shall have no obligation to provide any services to support, maintain or update CMS.

8.2 ChannelHealth Support. During the ChannelHealth Support Term, ChannelHealth shall provide ChannelHealth Maintenance and ChannelHealth Updates on a timely basis.

8.3 Implementation and Consulting. Each party will provide services for customer specific implementation work and consulting services to the other party at the then current consulting rate for the party.

8.4 Level of Support. Each party will further provide the other with the same level of support that is offered to its customers for the specific product for which support is requested.

9.         INDEMNIFICATION

9.1        IDX Indemnity.

           9.1.1 Indemnification Obligations. IDX, at its own expense, shall defend, hold harmless and indemnify ChannelHealth, its officers, directors, employees, agents, successors, affiliates, and assigns, from and against any and all loss, damages, expenses (including attorneys' fees) arising from claims of third parties: (a) that the IDX Software Updates, or any component thereof, whether used alone or in combination with any other item as intended, designed, suggested or induced by IDX or its agents, infringes or violates any patents, copyrights, trademarks, trade secrets, licenses, or other proprietary rights of any third party, ChannelHealth may, at its own expense, assist in such defense if it so chooses, provided that IDX shall control such defense and all negotiations relative to the settlement of any such claim. IDX shall not settle any claim that adversely affects any rights of ChannelHealth without ChannelHealth's prior written consent. ChannelHealth shall promptly provide IDX with written notice of any claim that ChannelHealth believes falls within the scope of this Section. At any time after IDX becomes aware of any such claim under subsection (a) herein, or in the event that the IDX Licensed Technology, the IDX Software, or any portion thereof, is held to constitute an infringement or its use is enjoined, IDX shall have the option at its own expense to: (i) modify the infringing item without impairing in any material respect the functionality or performance, so that it is non-infringing; (ii) procure for ChannelHealth the right to continue to use the infringing item; or (iii) replace the infringing item with an equally suitable, non-infringing item.

           9.1.2 Exceptions. IDX's obligations to indemnify as set forth in this Section shall not apply to any claim to the extent that it arises from (i) any modifications, changes, additions, or enhancements to the IDX Software Updates that have not been made directly by IDX or have not been made at its express direction or under its direct oversight, control or supervision, (ii) any such modifications made by IDX at the request or to the specification of ChannelHealth, ChannelHealth's Customers, or any of their agents.

9.2        ChannelHealth Indemnity.

           9.2.1 Indemnification Obligations. ChannelHealth, at its own expense, shall defend, hold harmless and indemnify IDX, its officers, directors, employees, agents, successors, affiliates, and assigns, from and against any and all loss, damages, expenses (including attorneys' fees) arising from claims of third parties: (a) that the ChannelHealth Updates, or any component thereof, whether used alone or in combination with any other item as intended, designed, suggested or induced by ChannelHealth or its agents, infringes or violates any patents, copyrights, trademarks, trade secrets, licenses, or other proprietary rights of any third party,.

           9.2.2 Exceptions. ChannelHealth's obligations to indemnify as set forth in this Section shall not apply to any claim to the extent that it arises from (i) any modifications, changes, additions, or enhancements to the ChannelHealth Updates that have not been made directly by ChannelHealth or have not been made at its express direction or under its direct oversight, control or supervision, (ii) any such modifications made by ChannelHealth at the request or to the specification of IDX or any of its agents, or (iii) the use of the ChannelHealth Updates in combination with any other item, or in any system or method adopted, permitted, induced, contributed to, or otherwise used by IDX or IDX Customers that is not marketed, recommended, enabled, contributed to, or otherwise directly or indirectly suggested by ChannelHealth.



10.        LIMITATION OF LIABILITY.

           NEITHER PARTY SHALL BE LIABLE TO THE OTHER EXCEPT FOR (I) INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 9 OF THIS AGREEMENT, (II) THIRD-PARTY CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR DEATH, AND OTHER CLAIMS FOR WHICH EITHER PARTY MAY BE ENTITLED TO INDEMNIFICATION OR CONTRIBUTION FROM THE OTHER PURSUANT TO THIS AGREEMENT OR AS A MATTER OF LAW, AND (III) ANY MATERIAL BREACH BY EITHER PARTY OF ANY WARRANTY SET FORTH IN SECTIONS 5 AND 7 OF THIS AGREEMENT.



11.        TERMINATION.

           This Agreement shall terminate and be of no force and effect whatsoever upon the termination of the Merger Agreement.



12.        CONFIDENTIALITY.

12.1 Confidentiality. IDX will receive or learn from ChannelHealth, and ChannelHealth's parents, subsidiaries and affiliates, and ChannelHealth will learn from IDX, and IDX's parents, subsidiaries and affiliates, information, both orally and in writing, concerning the business of ChannelHealth or IDX, respectively, including, without limitation, financial, technical and marketing information, data, and information related to the development of technology and services relating to ChannelHealth's and IDX's business, as the case may be, and the IDX Licensed Technology and Allscripts Products, which information is, in the case of ChannelHealth, proprietary to ChannelHealth and, in the case of IDX, proprietary to IDX. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contain or otherwise reflect or make reference to such information, is hereinafter referred to as "Confidential Information". Both parties hereby agree that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Both parties further agree that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Both parties further agree to protect and not to disclose to anyone (except as provided in this Agreement) for any reason Confidential Information pertaining to the other party; provided, however, that: (a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, our "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that (i) each such Representative will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and (ii) both parties agree to accept full responsibility for any breach of this Section 9 by its respective Representatives; and (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party. Both parties hereby agree, upon the request of the other party, to promptly deliver to the other party at its cost the Confidential Information pertaining to such other party, without retaining any copies thereof. Specifically and without limitation, ChannelHealth agree to (i) reproduce (and refrain from removing or destroying) copyright and proprietary rights notices which are placed on the IDX Licensed Technology or the Allscripts Products, (ii) erase or otherwise destroy, prior to disposing of media, all portions of IDX Licensed Technology or the Allscripts Products contained on such media, and (iii) notify the other party promptly in writing upon any officer or director learning of any unauthorized disclosure or use of the IDX Licensed Technology or the Allscripts Products, and reasonably cooperate with the other party to cure any unauthorized disclosure or use of the IDX Licensed Technology or the Allscripts Products. IDX agrees that ChannelHealth's use and distribution of the IDX Licensed Technology pursuant to and in accordance with the terms of this Agreement shall not be a violation of this Section 12.1.

12.1 Non-Confidential Information. The term "Confidential Information" shall not include any information: (i) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party); (ii) is independently developed by the receiving party, without reference to or use of, the Confidential Information of the other party; (iii) was known by the receiving party as of the time of disclosure without a breach of confidentiality; (iv) is lawfully learned from a third party not under obligation to the disclosing party; or (v) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.


13.        GENERAL

13.1 Force Majeure. Except as expressly provided to the contrary in this Agreement, neither party shall be liable to the other for any delay or failure to perform due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of any such delay.

13.2 Non-revocation. The licenses, immunities, authorities and agreements set forth in Sections 4 and 6 hereof, once effective, are not terminable, cancelable, or revocable.

13.3 Notices. Wherever under this Agreement one party is required or permitted to give notice to the other, such notice shall be deemed given when delivered in hand, when telecopied or faxed and receipt confirmed, when sent by overnight courier service to the address specified below, or when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows: Either party hereto may from time to time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective.

13.4 Governing Law. This Agreement shall be governed by, subject to, and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

13.5 Severability. In the event any provision hereof shall be deemed invalid or unenforceable by any court or governmental agency, such provision shall be deemed severed from this Agreement and replaced by a valid provision which approximates as closely as possible the intent of the parties. All remaining provisions shall be afforded full force and effect.

13.6 No Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

13.7 Further Assurances and Documents. IDX and ChannelHealth shall take all actions and do all things, including without limitation the execution and delivery of instruments and documents, necessary to effectuate the purposes and intent of this Agreement.

13.8 Independent Contractor. In performance of this Agreement, each party is acting as an independent contractor. Personnel supplied by a party hereunder are not the other party's personnel or agents, and each party assumes full responsibility for their acts. Each party shall be solely responsible for the payment of compensation to its employees and subcontractors assigned to perform services hereunder, and such employees and subcontractors shall be informed that they are not entitled to the provision of any employee benefits of the other party. Neither party shall be responsible for payment of workers' compensation, disability benefits, unemployment insurance or for withholding income taxes and social security for any employee or subcontractor of the other.

13.9 Personnel Rules and Regulations. The personnel and subcontractors of each party hereto shall comply with the other party's security regulations particular to each work location, including any procedures which such party's personnel and other consultants are normally asked to follow. Personnel and subcontractors, when deemed appropriate by a party, shall be issued visitor identification cards. Each such card will be surrendered by such personnel and subcontractors upon demand of a party. Unless otherwise agreed to by the parties, the personnel and subcontractors of a party shall observe the working hours, working rules and holiday schedules of the other party while working on the other party's premises.

13.10 Assignment. This Agreement shall be binding upon the parties and their respective successors, representatives and permitted assigns and their Affiliates, respectively. Neither party may assign this Agreement without the prior written consent of the other party, except that either party hereto may assign its rights hereunder to an Affiliate of such party and either party may, without the consent of the other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the License Agreement); provided, however, that such assignee or transferee shall assume all obligations of the assigning or transferring party and any such assignment shall not relieve the assigning or transferring party of its obligations hereunder.

13.11 Availability of Records. IDX and ChannelHealth agree that the Secretary of the Department of Health and Human Services (the "Secretary") and the Comptroller General of the United States, or the designee or duly authorized representative of either of them, shall have access to all books and records of each party pertaining to the subject matter of this Agreement and the provisions of services under it, in accordance with the criteria presently or hereafter developed by the Department of Health and Human Services as provided in Section 952 of the Omnibus Reconciliation Act of 1980 (the "Act"). Upon request of the Secretary, the Comptroller General, or the designee or authorized representative of either of them, IDX and ChannelHealth shall make available (at reasonable times and places during normal business hours) this Agreement, and all books, documents and records of IDX and ChannelHealth that are necessary to verify the nature and extent of the costs of the services provided by IDX or ChannelHealth furnished in connection with this Agreement. Notwithstanding the foregoing provisions, the access to the books, records and documents of IDX and ChannelHealth and any related organization provided for herein shall be discontinued and become null and void upon a finding by a court or quasi-judicial body of competent jurisdiction that this

           Agreement is outside the scope of the regulatory or statutory definition of those contracts and agreements included within the purview of Section 952 of the Act or the rules and regulations promulgated thereunder.


13.12      Survival. Section 12 shall survive the termination of this Agreement.

13.13 Entire Agreement. This Amended and Restated Cross License and Software Maintenance Agreement constitutes the entire sum of changes of any kind or nature to the Agreement, and there are no changes, representatives, warranties, covenants or obligations of any kind except as set forth herein. This Amended and Restated Cross License and Software Maintenance Agreement supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated by Amended and Restated Cross License and Software Maintenance Agreement. There have been no changes to any other agreement entered in to in connection therewith, unless reduced to writing and made a part of an addendum to such other Agreement. Except as otherwise especially provided herein, nothing in this Amended and Restated Cross License and Software Maintenance Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Amended and Restated Cross License and Software Maintenance Agreement.

13.14 Binding Effect. This Amended and Restated Cross License and Software Maintenance Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.15 Amendments. This Amended and Restated Cross License and Software Maintenance Agreement may be amended only in writing executed by the parties affected by such amendment.


           IN WITNESS WHEREOF, the parties hereto have signed this Agreement the date and year first written above by their fully authorized representatives.


IDX SYSTEMS CORPORATION                       CHANNELHEALTH INCORPORATED



By:______________________________             By:_______________________________
   [Signature of Authorized Agent]               [Signature of Authorized Agent]

Print Name and Title:                         Print Name and Title:

                                   SCHEDULE 1
                                       TO
      AMENDED AND RESTATED CROSS LICENSE AND SOFTWARE MAINTENANCE AGREEMENT

                                   DEFINITIONS


"ALLSCRIPTS" means Allscripts, Inc., a Delaware corporation.

"AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

"AGREEMENT" means this Amended and Restated Cross License and Software Maintenance Agreement, including all schedules, exhibits another items attached hereto and incorporated by reference herein.

"ALLSCRIPTS PRODUCTS" means the products and services (i) offered by Allscripts as more fully described in the Development Plan, (ii) the Physician Channel Products as of the Closing Date and (iii) all of the products and services to be developed as set forth under the Development Plan.

"CHANNELHEALTH" means Channelhealth Incorporated, a Delaware corporation, its successors and assigns, and any other entity which, as of the Closing, Controls, is Controlled by, or is under common Control with ChannelHealth.

"CHANNELHEALTH LICENSED TECHNOLOGY" means (i) the object and Source Code for the ChannelHealth Works, (ii) ChannelHealth Updates, (iii) the standard, published editions of textual and graphical works, in whatever form, intended to instruct users in the use of ChannelHealth Works, and published by ChannelHealth from time to time during the ChannelHealth Support Term, and (iv) the intellectual property rights of ChannelHealth, including without limitation patent rights, copyrights, embodied or contained in the items named in clauses (i) through
(iii).

"CHANNELHEALTH MAINTENANCE" means services to correct errors found in the ChannelHealth Works and delivered during the ChannelHealth Support Term.

"CHANNELHEALTH SUPPORT TERM" means the period commencing with the Effective Time and ending on the expiration of the Initial Term of the Strategic Alliance Agreement or later if renewed as set forth in this Agreement.

"CHANNELHEALTH UPDATES" means all additions, corrections, and modifications to the ChannelHealth Works provided as part of ChannelHealth Maintenance and all standard new releases, new versions, and updates to the ChannelHealth Works delivered by ChannelHealth to its customers generally as part of the ChannelHealth Works during the ChannelHealth Support Term.

"CHANNELHEALTH WORKS" the products and works of ChannelHealth known as "WebWorks Task Engine", "Task Engine Database", "My Health" and "Patient Messaging (also known as Secure Messaging)"

"CLINICAL MANAGEMENT SYSTEM" or "CMS" means the product formerly marketed by IDX under the trademark of "CMS" or "Clinical Management System," including its predecessor product known as "CRS."

"CLOSING" means the closing of the acquisition by Allscripts of all of the issued and outstanding capital stock of ChannelHealth pursuant to the Merger Agreement.

"CLOSING DATE" means the date on which the Closing occurs.

"CONNECTR" means the product currently marketed by IDX under the trademark "ConnectR."

"CORE APPLICATION" means any software application expressly designed to automate the business processes of physician billing, physician scheduling, managed care contract administration, hospital clinical practice, hospital patient administration, or hospital billing, including by way of example and not in limitation, as embodied in the products currently marketed by IDX under the trademarks "IDXtendR," "IDXSite" and "LastWord."

"DIETSITE" means the product consisting of the World Wide Web site on the Internet at www.dietsite.com, and all content and services available therein, and all future versions thereof.

"DIRECT COMPETITOR OF IDX" means any Person that develops or markets any Core Application.

"DISTRIBUTION PARTNER" means any Person that has the right to distribute, resell, sublicense, license, sell or otherwise provide a party's products or services, including by way of example and not in limitation, any reseller, distributor, licensee, customer, contractor, service provider, outsourcing vendor or other information technology company.

"ECOMMERCE CHANNEL" means the service currently marketed by IDX under the service mark "eCommerce Channel".

"EFFECTIVE TIME" means the time of completion of the Closing.

"ENTERPRISE INDEX" means the product currently marketed by IDX under the trademark of "Enterprise Index."

"IDX DATABASE INFORMATION" means information concerning the file structure or definition of any IDX Products that would be necessary or useful in using Integration Methods.

 "IDX LICENSED TECHNOLOGY" means (i) the IDX Software, including the object and Source Code therefor, as of the Reference Date, (ii) IDX Software Updates, (iii) Integration Methods as of the Reference Date, and (iv) the intellectual property rights of IDX, including without limitation patent rights (including patent rights owned by IDX with claims in part or wholely directed to inventions embodied in, or necessary to implement and practice the Physician Channel alone, or in combination with any other product or service, invented by former IDX employees that are now ChannelHealth employees), copyrights, and trade secrets embodied or contained in the items named in clauses (i) through (iii).

"IDX NAMES AND MARKS" means trade names, trademarks, service names and service marks used by IDX in marketing any of its products and services.

"IDX PRODUCTS" means all products and services offered by IDX from time to time during the term of this Agreement, whether or not described in the License Agreement or the Marketing Agreement, including without limitation all (i) computer software and (ii) computerized or automated products, services, processes, systems, and methods of any kind or nature.

"IDX SOFTWARE" means (i) the Web FrameWork, (ii) ConnectR, (iii) OutReach, (v) CMS, (v) Enterprise Index, and (vi) the standard, published editions of textual and graphical works, in whatever form, intended to instruct users in the use of the software products named in clauses (i) through (vi) and published by IDX from time to time during the IDX Support Term.

"IDX SOFTWARE MAINTENANCE" means services to correct errors found in the IDX Software, except CMS and OutReach, and delivered during the IDX Support Term as set forth in this Agreement.

"IDX SOFTWARE UPDATES" means all additions, corrections, and modifications to the IDX Software provided as part of IDX Software Maintenance and all standard new releases, new versions, and updates to the IDX Software delivered by IDX to its customers generally as part of the IDX Software during the IDX Support Term. IDX Software Updates include New Enabling Technologies only to the extent necessary to achieve compatibility between IDX Products and ChannelHealth Works.

"IDX SUPPORT TERM" means the period commencing with the Effective Time and ending on the expiration of the Initial Term of the Marketing Agreement or later if renewed as set forth in this Agreement.

"INTEGRATION METHOD" means any method using any programmatic or computerized means, such as a program or data interface (including without limitation OutReach and ConnectR), for extracting or adding to any databases included in any IDX Product or exchanging any data between any IDX Product and any ChannelHealth Product.

"MERGE" means the process of merging all or a portion of existing software or documentation into other software or documentation or adding to existing software or documentation so that the resulting software or documentation contains functionality that is substantially more or different from that of the existing software or documentation. For purposes of illustration, the IDX Software shall be deemed to have been Merged into the ChannelHealth Division Works.

"MERGER AGREEMENT" means the agreement by and between Allscripts, ChannelHealth and IDX executed or intended to be executed concurrently with this Agreement and the Strategic Alliance Agreement

"NEW ENABLING TECHNOLOGIES" means tools and other means for building products and integration methods (similar to the Integration Methods) developed by IDX and incorporated by IDX into IDX Software Updates after the Effective Time. Examples of New Enabling Technologies that may at IDX's election be embodied in IDX Software Updates are the items currently referred to by IDX as "IDX Objects," "IDXml," and "Tabasco."

"OUTREACH" means the product currently marketed by IDX under the trademark "OutReach."

"PATIENT CHANNEL" means the service currently marketed by ChannelHealth under the service mark "Patient Channel".

"PERSON" means any individual, partnership, firm, corporation, association, trust, limited liability company, limited liability partnership, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"PHYSICIAN CHANNEL" means the service currently marketed by ChannelHealth under the service mark "Physician Channel" and the technical components consisting of CMS, EdiXpress, ChangeWorks, DocWorks, ResultWorks, WebWorks, OrderWorks, NoteWorks, MedWorks, Physician Homebase and "Project PotatoHead".

"REFERENCE DATE" means January 1, 2000.

"SOURCE CODE" means the human readable programming statements comprising software, together with such available programmer notes, specifications, schematics, file definitions (including without limitation IDX Database Information) and other documentation that would be necessary for a programmer of ordinary skill to understand, use and Merge the IDX Software.

"STRATEGIC ALLIANCE AGREEMENT" means that certain agreement entitled "Strategic Alliance Agreement" by and between Allscripts, IDX and ChannelHealth executed or intended to be executed on the Closing Date.

"WEB FRAMEWORK" means the product currently marketed by IDX under the trademark "IDX Web FrameWork" and as more fully described in the Development Plan.

                                    EXHIBIT G

                         Transition Services Term Sheet
                                 IDX-ALLSCRIPTS


-------------------------------- -----------------------------------------------
Intent                           1.         Allscripts and IDX want to ensure a
                                            smooth transition and merger of
                                            ChannelHealth with Allscripts.

                                 2.         ChannelHealth and IDX wish to
                                            purchase certain services or share
                                            contracts as part of this
                                            transition.

-------------------------------- -----------------------------------------------

Effective Date                   1.         The Transition Services Agreement
                                            reflecting these terms shall
                                            commence upon the Closing Date (as
                                            defined in the Merger Agreement)

-------------------------------- -----------------------------------------------

IDX services to ChannelHealth
at ChannelHealth's election      2.         Phone/fax and copy services support
                                            for three months post closing

                                 3.         Mail room

                                 4.         Receptionist

                                 5.         Accounting

                                 6.         IS support telecommunications and
                                            network services

-------------------------------- -----------------------------------------------

IDX Services from ChannelHealth  1.         Indy will need to share the Qwest
                                            data center services for Patient
                                            Channel and MyHealth implementations
                                            under way or begun pre-closing.

-------------------------------- -----------------------------------------------

Financial Terms                  1.         For services IDX supplies to Charlie
                                            IDX will be paid according to the
                                            existing Administrative Services
                                            Agreement at Fair Market Value,
                                            provided that if the Transition
                                            Services Agreement goes into effect
                                            prior to January 1, 2001. Until
                                            December 31, 2000 IDX will be paid
                                            the full allocation currently paid
                                            by Charlie minus the amount of the
                                            current allocation attributable to
                                            Charlie's usage of IDX's office
                                            space.

                                 2. IDX cost for QWEST services would be determined on a proportional usage basis

-------------------------------- -----------------------------------------------

Term                             1.         IDX services to ChannelHealth will
                                            continue for not more than three (3)
                                            months after December 31,2000
                                            without agreement of the parties.

                                 2. QWEST services from ChannelHealth to IDX shall continue as long as necessary but not to exceed one (1) year

-------------------------------- -----------------------------------------------

                                    EXHIBIT H
                                     FORM OF

===============================================================================






                                 LEASE AGREEMENT


                                     BETWEEN


                             IDX SYSTEMS CORPORATION

                                       AND

                                ALLSCRIPTS, INC.








                          DATED AS OF _______ __, 2000








===============================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.....................................................................5
Section 2.....................................................................6
TERM OF LEASE.................................................................6
-------------
Section 3.        USE OF PREMISES.............................................6
                  ---------------
Section 4.        MINIMUM RENT................................................6
                  ------------
Section 5.   TENANT'S TAXES...................................................7
             --------------
Section 6.  REAL ESTATE TAXES AND UTILITIES...................................7
            -------------------------------
Section 7.  CASUALTY INSURANCE................................................7
            ------------------
Section 8.        LIABILITY INSURANCE.........................................8
                  -------------------
Section 9.        ALTERATIONS.................................................8
                  -----------
Section 10.       REPAIRS, REPLACEMENTS.......................................9
                  ---------------------
Section 11.       TENANT TO COMPLY WITH LAWS, ETC............................10
                  -------------------------------
Section 12.  NO WAIVER.......................................................10
             ---------
Section 13.       LANDLORD'S RIGHT OF ACCESS.................................10
                  --------------------------
Section 14.       PRIORITY OF MORTGAGES......................................11
                  ---------------------
Section 15.       ASSIGNMENT, SUBLETTING.....................................11
                  ----------------------
Section 16.       DAMAGE OR DESTRUCTION......................................11
                  ---------------------
Section 17.  EMINENT DOMAIN..................................................12
             --------------
Section 18.  INDEMNITY.......................................................12
             ---------
Section 19.  EVENTS OF DEFAULT, REMEDIES, DAMAGES............................13
             ------------------------------------
Section 20.  SIGNS...........................................................14
             -----
Section 21.  BROKER COMMISSIONS..............................................15
             ------------------
Section 22.  ENVIRONMENTAL COVENANTS.........................................15
             -----------------------
Section 23.  LEASE NOT TO BE RECORDED........................................15
             ------------------------
Section 24.  QUIET ENJOYMENT.................................................15
             ---------------
Section 25.  NOTICES.........................................................16
             -------
Section 26.  WAIVER OF RULE OF CONSTRUCTION..................................16
             ------------------------------
Section 27.  DELINQUENT RENT AND ADDITIONAL RENT.............................17
             -----------------------------------
Section 28.  HOLDING OVER....................................................17
             ------------
Section 29.  FORCE MAJEURE...................................................17
             -------------
Section 30.  SUCCESSORS AND ASSIGNS..........................................17
             ----------------------
Section 31.  TERMINATION.....................................................17
             -----------
Section 32.  AUTHORIZATION AND BINDING EFFECT OF AGREEMENT...................17
             ---------------------------------------------
Section 34.  ENTIRE AGREEMENT, APPLICABLE LAW................................18
             --------------------------------
Section 35.  MANDATORY EXPANSIONS............................................18
             --------------------
Section 36.  RIGHT OF FIRST REFUSAL ON SECOND FLOOR SPACE....................19
             --------------------------------------------
Section 35.  MANDATORY EXPANSIONS............................................12
             --------------------
Section 36.  RIGHT OF FIRST REFUSAL ON SECOND FLOOR SPACE....................12
             --------------------------------------------
Section 37.  LANDLORD'S RIGHT TO RELOCATE....................................12
             ----------------------------

Exhibits:
--------

           Exhibit "A" -       Description of Landlord's Lot

                                 LEASE AGREEMENT


           This Lease Agreement (the "Lease" or "Lease Agreement") is by and between IDX SYSTEMS CORPORATION, a Vermont corporation with a place of business in South Burlington, Vermont ("Landlord") and ALLSCRIPTS, INC., a Delaware corporation with a place of business in South Burlington, Vermont ("Tenant").

                                   Background

           1. Landlord owns a parcel of land with a building thereon located at 25 Green Mountain Drive in South Burlington, Vermont.

           2. Landlord wishes to rent to Tenant and Tenant wishes to lease from Landlord a portion of Landlord's building on the parcel of land (the "Building").

           3. Landlord and Tenant enter into this Lease Agreement to set forth the terms and conditions for the leasing of space in the Building.


                           N O W , T H E R E F O R E ,

           In consideration of the premises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

           Section 1.LEASE OF PREMISES. Tenant hereby leases from Landlord, the following described property (hereinafter referred to as the "Premises" or "Leased Premises"):

           Being a portion of the ground floor of the Building located at 25 Green Mountain Drive, containing 2,000 square feet of floor space, more or less (the "Ground Floor Space"), and a portion of the first floor of the Building, containing 13,000 square feet of floor space, more or less (the "First Floor Space"). The lot upon which the Premises are located are described in Exhibit "A" attached hereto (the "Lot").

           The Premises include the right of Tenant and its employees, in common with Landlord and its employees, to use the lobbies, doorways, stairways and hallways in the Building to access the Leased Premises; the right to cross and recross the driveways, parking lots and open lands located on the Lot for the purpose of ingress and egress; and the right to park up to 61 motor vehicles in the parking lot on the Lot.

           The Leased Premises are subject to: (i) leases, covenants, restrictions and easements of record; and (ii) zoning regulations, ordinances, building restrictions, regulations and permits of any municipal, county, state or federal department having jurisdiction over the Leased Premises.

           Landlord shall fit-up the Premises as necessary to secure and separate the Premises from all other tenants' space at the Building. Landlord shall pay the costs incurred by Landlord in connection with such fit-up work.


           Section 2.TERM OF LEASE. The Premises are hereby leased to Tenant subject to all of the terms and conditions herein contained, for a term (the "Term") which shall commence on [Closing], 2000 (the "Commencement Date") and shall expire five (5) years from the date of [Closing]. For purposes hereof, the first Lease year under this Lease (a "Lease Year") shall be deemed to expire one
(1) year from the [Closing] date, and each Lease Year thereafter shall expire on the anniversary of such date. Tenant shall have a one-time right to extend the Term of this Lease for an additional five (5) year period by notifying Landlord in writing no later than the end of the fourth Lease Year. Minimum Rent (as defined in Section 4 below) during such extension Term will be the greater of
(i) ninety-five percent (95%) of the then fair market rental rate, or (ii) 103% of the Minimum Rent in effect under this Lease during the immediately preceding Lease Year. Landlord will notify Tenant of the effective rental rate no later than three (3) months prior to the commencement of the extension Term.

           Section 3.USE OF PREMISES. Tenant shall use the Premises for commercial office, sales and administrative purposes, together with other incidental uses, and for no other purpose without the Landlord's consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not use the Premises for the storage, manufacture, inspection, or packaging of acids, flammables, or hazardous materials of any kind (other than the use of cleaning materials in normal quantities that are consistent with the uses of the Premises for office/sales/administrative and similar uses, provided all such actions are in accordance with all federal, state and local statutes, rules, regulations and laws.) Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day.

           Tenant will operate the Premises in a manner consistent with the character and quality of the Building. Tenant shall keep the Premises in a neat, clean and safe condition. Tenant shall be responsible for providing its own janitorial services with respect to the Premises. In occupying the Premises, Tenant shall not overburden or exceed the capacity of the utility services installed in the Building.

           Section 4.MINIMUM RENT. During the Term, Tenant agrees to pay to Landlord, without demand or set off, in lawful money of the United States, at the address specified in Section 25, or at such other location as Landlord may hereafter designate in writing, Minimum Rent for the Leased Premises which shall be the product computed by multiplying the area of the Premises in square feet (e.g., during the first Lease Year, 15,000 square feet) by the amount of $13.00 triple net per square foot per annum.)

           For the convenience of the Landlord, the Minimum Rent shall be paid in monthly installments of Sixteen Thousand Two Hundred Fifty Dollars ($16,250). Each installment of Minimum Rent shall be due and payable in advance, on the first day of each month. The first payment of Minimum Rent shall be due and payable on or before the Commencement Date. Minimum Rent shall be pro rated for any partial month of the Term.

           Notwithstanding the above, at the end of the first Lease Year (i.e.,365 days from [Closing]), and at the end of every Lease Year thereafter, the Minimum Rent rate shall be adjusted according to the Consumer Price Index
(CPI) published by the Bureau of Labor Statistics of the United States Department of Labor, using the "Consumer Price Index - All Items" (1982-1984 =
100) figure as of the Commencement Date for a base, and adjusting the annual Minimum Rent rate to be paid hereunder in direct proportion to the change in the said CPI; provided, however, that annual Minimum Rent rate (multiplied by the square footage demised by this Lease) shall not increase more than three percent (3%) in any given Lease Year. In the event that the adjusted rent, according to the CPI, shall be less than the Minimum Rent stated above for the prior Lease Year, then the rent shall be the amount of the Minimum Rent for such prior Lease Year.

           The Minimum Rent and all other sums payable under the Lease shall be paid without notice, demand, counterclaim, set off, deduction, or defense and without abatement, suspension, diminution, or reduction, and the obligations and liabilities of Tenant under the Lease shall in no way be released, discharged or otherwise affected (except as otherwise expressly provided in the Lease herein) by reason of any occurrence whatsoever.

           Section 5. TENANT'S TAXES. Tenant shall pay when due all taxes assessed against Tenant on account of Tenant's personal property on the Premises, and Tenant's use and occupancy of the Premises under this Lease. The term "when due" as used in this Lease means on or before the date Tenant will incur penalties for the failure to pay such taxes.

           Section 6. REAL ESTATE TAXES AND UTILITIES. Tenant shall pay its pro rata share of (i) all real estate taxes assessed against Landlord's Lot and the Building, and (ii) all charges for water, sewer, gas, electricity, and all other utilities serving the Building and the Leased Premises. During the first Lease Year, Tenant's pro rata share shall be 32%. Pursuant to the terms of Section 36, during the second Lease Year, Tenant's pro rata share shall be 39% and during the third Lease Year, Tenant's pro rata share shall be 47%. In the event Tenant leases any additional space in the Building during the Term or any extension Term pursuant to Section 36 or otherwise, its pro rata share shall be adjusted accordingly.

           Section 7. CASUALTY INSURANCE. Landlord will insure the Building against loss by fire, in such amounts as Landlord may consider reasonable, by a policy which shall include standard extended coverage endorsements. Tenant shall pay its pro rata share of the cost of the premiums for such insurance. Tenant shall be responsible for maintaining any and all insurance upon Tenant's property in and upon the Leased Premises. Neither Tenant nor Landlord, nor their respective agents, employees or guests, shall be liable to the other for any loss or damage to the Leased Premises by fire or any other cause within the scope of such fire and extended coverage insurance, it being understood that the parties shall look solely to the insurer for reimbursement for such loss or damage.

           Section 8.LIABILITY INSURANCE. Tenant, at Tenant's own cost and expense, will maintain a policy or policies of liability insurance insuring Landlord and Tenant against all claims or demands for personal injuries to or death of any person, and damage to or destruction or loss of property, which may or may be claimed to have occurred on the Leased Premises or in the vicinity of the same. Such policies shall cover such risks and be in such amounts as Landlord from time to time may reasonably request, but in any event in an amount not less than $1,000,000.00 per occurrence, $3,000,000.00 aggregate, for injury to or death of any one person, and not less than $1,000,000.00 per occurrence, $3,000,000.00 aggregate, for damage to or destruction or loss of property. Tenant shall deliver to Landlord certificates of such insurance coverage upon request by Landlord, which certificates shall name Landlord as an additional insured.Tenant may provide such coverage by Umbrella policies.

           Landlord, at Landlord's own cost and expense, will maintain a policy or policies of liability insurance insuring Landlord and Tenant against all claims or demands for personal injuries to or death of any person, and damage to or destruction or loss of property, which may or may be claimed to have occurred in the common areas of the Building (e.g., lobbies, doorways, stairways, hallways, driveways, parking lots and open lands). Such policies shall cover such risks and be in such amounts as Landlord shall deem reasonable. Landlord shall deliver to Tenant certificates of such insurance coverage upon request by Tenant, which certificates shall name Tenant as an additional insured.

           Section 9.ALTERATIONS.
                     -----------

           a. Except as hereinafter expressly provided, Tenant shall not make or permit to be made any alterations, additions, changes or improvements in or to the Leased Premises or any part thereof without first obtaining the written consent of Landlord thereto (which consent Landlord agrees not to unreasonably withhold with respect to nnn-structural alterations, additions, changes or improvements, provided Tenant has fully complied with each and every term, covenant and condition in this Lease Agreement and, with respect to such alterations, additions, changes or improvements, has provided Landlord with such liability insurance policies and/or surety bonds as Landlord may reasonably request).

           b. Before requesting Landlord's consent, Tenant shall submit to Landlord detailed plans and specifications in duplicate of such proposed alterations, changes, additions or improvements, one of which copies may be retained by Landlord. Landlord shall be entitled to withhold its consent to any such alterations, additions, changes, or improvements, until such time as Tenant provides Landlord with reasonable evidence of the approval of such alterations, additions, changes or improvements by any and all municipal, state, federal or other governmental or other authorities, offices and departments now existing or hereafter created having jurisdiction over the Premises, and of the Board of Fire Underwriters or other like body, which approvals Tenant shall obtain at its own cost and expense.

           c. Landlord, its architect, agents and employees, shall have the right to enter upon the Leased Premises in a reasonable manner and at all reasonable times during the course of any such alterations, additions, changes or improvements for the purpose of inspection and of finding out whether such work conforms to the approved plans and specifications and with the agreements herein contained.

           d. Any and all alterations, additions, improvements and changes made by Tenant at any time and all governmental approvals therefor shall immediately be and become the property of Landlord without any payment therefor by Landlord; provided, however, that it is expressly understood and agreed that any trade fixtures or other fixtures added by Tenant shall remain the property of Tenant and may be removed by Tenant, at Tenant's expense, upon the expiration or earlier termination of the Lease, provided that any damage caused thereby is immediately repaired by Tenant.

           e. Tenant, at its own cost and expense, will cause any and all mechanics' liens and perfections of the same which may be filed against the Leased Premises to be paid and satisfied of record within thirty (30) days after Landlord shall send to Tenant written notice by registered mail of the filing of any notice thereof against the Premises or the owner, for or purporting to be for labor or materials alleged to be furnished or to be charged by or for Tenant at the Leased Premises, or will bond such mechanics' liens and use its best efforts to have such liens discharged by an order of a court of competent jurisdiction within said thirty
                     (30) day period.

           f. Any alterations, improvements or other work once begun must be prosecuted with reasonable diligence to completion and, subject to the provisions of Subsection 9(e), above, be paid for by Tenant in full, free and clear of liens or encumbrances against the Leased Premises or Landlord, and must be performed in all respects in accordance with law.

           Section 10. REPAIRS, REPLACEMENTS. Tenant has inspected and is familiar with the condition of the Leased Premises, and Tenant shall take and accept the same "as is," with no representations or warranties of any kind with respect to the quality of the Premises or the suitability of the Premises for Tenant's intended use. Landlord represents and warrants that it has no knowledge of any current violation of any law, rule, code, or ordinance with respect to the Leased Premises. Tenant shall make all non-structural, maintenance, repairs and replacements to the interior portions of the Leased Premises as may be reasonably required to place, keep and maintain the same in good order and state of repair, including repairs to any glass which may become broken, and any repairs to other portions of Landlord's building which are necessitated by the actions or negligence of Tenant, its employees and agents.

           Landlord shall be responsible for all structural repairs to the Premises and all maintenance and repairs to the Building, the systems within and serving the Building, and the landscaping and other amenities located on the Lot, including, without limitation, the removal of snow from the walkways and parking lot located on the Lot. In the event Landlord fails to comply with its obligations hereunder for a period of thirty (30) days after written notice of such failure from Tenant, or such longer period as may be reasonably necessary to remedy such failure provided that Landlord has commenced such remedy within such thirty (30) day period and is diligently prosecuting the same to completion, then Tenant may undertake to perform such repairs or maintenance, and Landlord shall promptly reimburse Tenant for its out of pocket expenses in connection therewith. If Landlord fails to reimburse Tenant as aforesaid, then Tenant may offset the Minimum Rent due hereunder in the amount of such expenses provided Tenant provides Landlord with a written summary of such offset and copies of invoices supporting its offset amounts.

           Section 11. TENANT TO COMPLY WITH LAWS, ETC. Tenant shall and will at its own cost and expense promptly execute and comply with any and all requirements at any time affecting the Leased Premises imposed by any present or future, foreseen or unforeseen, law, statute, or governmental authority now existing or hereafter created, whether the same or any of them relate to changes or requirements incidental to or the result of any use or occupation thereof or otherwise. Tenant shall further so comply with each and every rule, order and requirement of any federal, state, municipal, legislative, executive, judicial or other governmental body, commissioner or officer or of any bureau or department thereof, whether now existing or hereafter created, having jurisdiction over the Leased Premises or any part thereof, or exercising any power relative thereto or to the owners, tenants or occupants thereof. Landlord shall cure, or shall reimburse Tenant for the cost of curing, any violation of any such rule, order or requirement provided (i) such violation did not arise as a result of Tenant's use in a manner not permitted under this lease of the Premises, and (ii) Tenant's alteration, repair or other work at the Leased Premises did not jeopardize or eliminate any so-called grandfather status under which such violation would have been otherwise exempt from such cure requirement.

           Section 12. NO WAIVER. The failure of Landlord to insist in any one or more instances upon the strict performance of any of the terms, covenants, conditions and agreements of this Lease Agreement, or to exercise any option herein conferred, shall not be considered as waiving or relinquishing for the future any such terms, covenants or conditions, agreements or options, but the same shall continue and shall remain in full force and effect; and the receipt of any rent or any part thereof, whether the rent be that specifically reserved or that which may become payable under any of the covenants herein contained, and whether the same be received from Tenant or from any one claiming under or through Tenant or otherwise shall not be deemed to operate as a waiver of the rights of Landlord to enforce the payment of rent or charges of any kind previously due or which may thereafter become due, or the right to terminate this Lease Agreement and to recover possession of the Premises by summary proceedings or otherwise, as Landlord may deem proper, or to exercise any of the rights or remedies reserved to Landlord hereunder or which Landlord may have at law, in equity or otherwise.

           Section 13. LANDLORD'S RIGHT OF ACCESS. Landlord or Landlord's agents shall have the right to enter the Premises in a reasonable manner upon twenty-four (24) hours advance notice to Tenant to examine the same, and to show them to prospective purchasers, mortgagees, or lessees. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair, of the Leased Premises or any part thereof, other than as herein expressly provided.

           Section 14. PRIORITY OF MORTGAGES. This Lease Agreement shall automatically and without further act or deed be and remain subject and subordinate to any existing mortgage and any mortgage or mortgages that may hereafter be placed against the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant will execute any estoppel certificates and Subordination and Non-Disturbance Agreements which Landlord may request, provided that the same are in reasonable form.

           Section 15. ASSIGNMENT, SUBLETTING. Without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold or delay, due consideration being given to the experience of the proposed assignee or subtenant in the conduct of businesses permitted by this Lease Agreement and also to the financial stature of such proposed assignee or subtenant), neither Tenant, nor Tenant's legal representatives or successors in interest shall assign this Lease Agreement, by operation of law or otherwise, or sublet the whole or any part of the Leased Premises. If Tenant sublets the Premises, then Landlord shall be entitled to receive fifty percent (50%) of all amounts paid pursuant to such sublease in excess of the full amount otherwise due from Tenant under this Lease net of the costs of such subletting (e.g., brokers' fees, attorneys' fees and expenses and fit-up costs).

           Section 16. DAMAGE OR DESTRUCTION. If the Premises are damaged by fire or by any other cause, the following provisions shall apply:

           a. If the damage is to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed $50,000.00, Landlord may, no later than sixty (60) days following the damage, give Tenant a notice stating that Landlord elects to terminate this Lease Agreement. If such notice shall be given: (i) this Lease Agreement shall terminate on the third day after the giving of said notice; (ii) Tenant shall surrender possession of the Premises within a reasonable time thereafter; and (iii) all rent shall be apportioned to the date of such surrender, and any rent paid for any period beyond the date of such surrender shall be repaid to Tenant.

           b. If the cost of restoration, as reasonably estimated by Landlord, shall amount to less than $50,000.00, or if despite the cost Landlord does not give notice to Tenant of its election to terminate in accordance with Subsection 16(a), above, Landlord shall restore the Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in making of insurance adjustments by Landlord, and Tenant shall not have the right to terminate this Lease Agreement on account of such damage (unless such restoration cannot be completed within sixty (60) days, in which event Tenant will have the right to terminate this Lease Agreement forthwith, by written notice to Landlord).

           In the case of either clause (a) or clause (b) above, if which the use of the Premises is affected by any such damage, there shall be either an abatement or a reduction in rent during the period for which the Premises are not reasonably usable for the purposes for which they are leased hereunder, the amount of such abatement or reduction to fairly and appropriately reflect the degree to which Tenant is thereby prevented from using the Premises for such purposes. The words "restoration" and "restore" as used in this Section shall include repairs.

           Section 17. EMINENT DOMAIN. If, at any time during the term of this Lease Agreement, title to a substantial portion of the Premises (meaning thereby so much as shall render the remaining portion substantially unusable by the Tenant for the purposes set forth in Section 3 shall be taken by exercise of the right to condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right (all such proceedings being collectively referred to as a "Taking"), this Lease shall terminate and expire on the date of such Taking and rent shall be apportioned and paid to the date of such Taking. Except as expressly set forth below, any award for the value of the Premises, land, buildings and improvements, and loss of rent from Tenant, shall belong to Landlord, and Tenant shall not be entitled to share in any such award. To the extent such compensation award or recovery to Tenant does not diminish the amount of the compensation award or recovery otherwise awardable to Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of any condemnation, for and on account of any cost or loss to which Tenant might be put in relocating its equipment or removing Tenant's furniture, fixtures and equipment from the Premises, for any cost or loss to Tenant's improvements, or for loss of the value, if any, of Tenant's leasehold interest at the time of the Taking.

           If the title to less than a "substantial portion" of the Premises shall be taken in condemnation so that the business conducted on said Premises can be continued without material diminution, this Lease shall continue in full force and effect. If the Taking does not amount to a substantial portion but does materially adversely affect the Tenant's ability to conduct its business, the rent from and after the date of the vesting of title in the condemnor shall be equitably adjusted to reflect the diminished value of the Premises to the Tenant as a direct result of the condemnation.

           Section 18.  INDEMNITY.
                        ---------

           a. Tenant shall indemnify and save harmless Landlord from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature, including Landlord's costs and reasonable attorneys' fees, suffered or incurred as a result of any breach by Tenant, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or as a result of Tenant's use or occupancy of the Leased Premises, or the carelessness, negligence or improper conduct of Tenant, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Tenant hereunder shall not extend to the negligence or willful misconduct of Landlord, its employees, agents or representatives.

           b. Landlord shall indemnify and save harmless Tenant from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature, including Tenant's costs and reasonable attorneys' fees, suffered or incurred by Tenant as a result of any breach by Landlord, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Landlord, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Landlord hereunder shall not extend to the negligence or willful misconduct of Tenant its employees, agents or representatives.


         Section 19.  EVENTS OF DEFAULT, REMEDIES, DAMAGES.
                      ------------------------------------

           a.        Each of the following shall constitute an Event of Default:

                      (i) Tenant shall fail to pay when and as due any Minimum Rent payable under this Lease Agreement, and, provided no such default has occurred more than two times within the previous twelve (12) months, such default shall continue for a period of ten (10) days after written notice of such default from Landlord to Tenant; or

                      (ii) Tenant shall fail to perform or comply with any of the agreements, terms, covenants or conditions in this Lease Agreement, other than those referred to in Subsection 19(a)(i), for a period of thirty (30) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or contingency which cannot with due diligence be cured within said thirty (30) day period, Tenant shall fail to commence within said thirty (30) day period the steps necessary to cure the same and thereafter to prosecute the curing of such default with due diligence (it being understood that the time of Tenant within which to cure shall be extended for such period as may be reasonably necessary to complete the same with all due diligence); or

                      (iii) Tenant shall file a voluntary petition in bankruptcy or shall have a petition in bankruptcy filed against it which is not removed within thirty (30) days after filing, or shall be adjudicated insolvent, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant or Tenant shall make any assignment for the benefit of Tenant's creditors, or Tenant shall vacate the Premises.

           b. For so long as an Event of Default shall exist and be continuing, Landlord may give written notice to Tenant specifying the Event of Default and stating that Tenant's rights to the possession, use and occupancy of the Premises under this Lease Agreement shall expire and terminate on the date specified in such notice, which date shall be at least ten (10) days after the giving of notice, and upon the date so specified, all rights of Tenant under this Lease Agreement shall so expire and terminate.

           c. Upon termination of Tenant's rights to possession, use and occupancy of the Premises under this Lease Agreement in accordance with the provisions of Subsection 19(b), above, Tenant shall pay Landlord an amount equal to any Minimum Rent and any damages which shall have been due or sustained prior to such termination, together with all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord in pursuit of its remedies hereunder.

           d. Upon any termination of this Lease Agreement pursuant to this Section 19, Tenant shall immediately vacate the Premises and surrender the same to Landlord restored to the same condition as received, reasonable wear and tear excepted. In the event Tenant fails to so vacate and surrender the Premises, Tenant shall pay all costs reasonably incurred by Landlord in requiring Tenant to vacate, including reasonable attorneys' fees and disbursements and, further, will pay Landlord a daily occupancy charge equal to two hundred percent (200%) of the average daily rental payable by Tenant during the most recent Lease Agreement year until Tenant vacates the Premises as provided in the terms of this Lease Agreement. Tenant expressly agrees that, for so long as any Event of Default shall exist and be continuing, Landlord shall have the right to immediately regain possession of the Premises and to exclude Tenant from further use, occupancy and enjoyment thereof, and Tenant waives any and all claims which it may have against Landlord, regardless of when the same arise, on account of such regaining of possession by Landlord or such exclusion. Upon the termination of this Lease Agreement, Tenant will remove all goods and effects not the property of Landlord, at Tenant's expense. Any damage thereby caused to the Premises shall be promptly repaired by Tenant, at Tenant's expense. At Landlord's option, any goods and effects not so removed shall be deemed abandoned by Tenant and thereupon shall become the sole property of Landlord. In the event Tenant shall fail or refuse to vacate the Premises without breach of the peace after termination, Landlord may obtain a court order for the payment of rent into court in accordance with the terms of 12 V.S.A.ss. 4853a. Landlord shall also have all other rights and remedies as may be available under applicable law at the time of the occurrence of the Event of Default.

           Section 20. SIGNS. Tenant shall not install or display any sign, logo or advertising medium on or outside of the Premises unless Landlord shall have given its prior written consent to the sign, display or advertising medium, which consent shall not be unreasonably withheld or delayed, and Tenant shall have obtained from such others including government authorities and agencies with or claiming jurisdiction over the Premises all necessary permits and approvals for the proposed sign, display or advertising medium. Tenant shall be allowed to install a sign on the exterior of the building, in the parking lot and in the inside of the Building subject to Landlord's approval which approval shall not be unreasonably withheld or delayed.

           Section 21. BROKER COMMISSIONS. Landlord and Tenant each warrant and represent to each other that they have no knowledge of any real estate broker or agent to whom a commission may be payable as a result of this transaction or any such knowledge of any finder's fees or commissions related thereto. Each party agrees to indemnify and hold harmless the other for all claims or demands of any real estate agent or broker claiming by, through, or under such party. This indemnification shall also include payment of costs and attorneys' fees incurred by a party in defense of a claim for such real estate commissions or fees.

           Section 22. ENVIRONMENTAL COVENANTS. Tenant shall comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances." Tenant shall indemnify, defend and hold harmless Landlord and its officers, employees, agents, and contractors, from and against and to pay in full on demand by Landlord all loss, cost and expense (including, without limitation, attorneys' fees and disbursements and fees of other professionals advising Landlord) of whatever nature suffered or incurred by Landlord on account of the existence on the Leased Premises, or the release or discharge from the Leased Premises, of "hazardous substances," including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action by any party against Tenant, Landlord or the Leased Premises based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Leased Premises under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq., as amended ("CERCLA"), and the Vermont Waste Management Statutes, Vt. Stat. Ann. Title 10, Ch. 159, or any other laws pursuant to which a lien or liability may be imposed on Landlord (together, the "Hazardous Waste Liabilities") due to the existence of hazardous substances, caused by Tenant or its employees, agents, licensees, subtenants, and subcontractors.

           Landlord shall indemnify, defend and hold harmless Tenant and its officers, employees, agents, and contractors, from and against any Hazardous Waste Liabilities suffered by Tenant which are caused by Landlord, or Landlord's employees, agents, licensees or subcontractors.

           Section 23. LEASE NOT TO BE RECORDED. If this Lease Agreement shall be recorded by or on behalf of Tenant, except at the express request of Landlord, at the option of Landlord, it thereupon shall be and become null, void and of no further force or effect, and all rights of Tenant hereunder shall cease; provided, however, that the parties expressly agree that a short-form notice of lease containing the information required by 27 V.S.A.ss.341(c) and signed by both Landlord and Tenant, may be recorded by either Landlord or Tenant.

           Section 24. QUIET ENJOYMENT. Landlord covenants that the said Tenant, on paying all rent required to be paid by Tenant, and observing and performing all covenants and undertakings by Tenant to be performed hereunder, shall and may peaceably have and enjoy said Premises for the term aforesaid in accordance with the terms of this Lease Agreement.

           Section 25. NOTICES. Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such party at the address or number set forth below:

           If to Landlord:                IDX Systems Corporation
                                          Attention: John Kane
                                          1400 Shelburne Road
                                          South Burlington, VT  05403
                                          Telephone No.:  (802) 864-1758
                                          Telecopier No.:  (802) ________

           With a copy to:                Robert Baker, Esq.
                                          IDX Systems Corporation
                                          1400 Shelburne Road
                                          South Burlington, VT 05403
                                          Telephone No.:  (802) 864-1758
                                          Telecopier No.:  (802) 864-6351

           If to Tenant                   Allscripts, Inc.
                                          Attention: ____________
                                          Telephone No.:  (___) _____________
                                          Telecopier No.:  (___) _____________

           With a copy to:                _____________________
                                          Telephone No.:  (___) _____________
                                          Telecopier No.:  (___) _____________

or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, when deposited in the mail, properly addressed and with postage prepaid; or (ii) if sent by telecopy, when transmitted.

           Section 26. WAIVER OF RULE OF CONSTRUCTION. The parties waive the benefit of any rule that this Lease Agreement is to be construed strictly against one party or the other.

           Section 27. DELINQUENT RENT AND ADDITIONAL RENT. If Tenant shall fail to pay any Minimum Rent within ten (10) days of when the same is due and payable hereunder, the unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of 1-1/2% per month; provided, however, that if such rate is higher than the maximum rate of interest allowed under applicable law, the interest payable hereunder shall be the maximum rate allowed.

           Section 28. HOLDING OVER. Any holding over after the expiration of the term hereof shall be construed to be a tenancy from day to day only, at the rate of two hundred percent (200%) of the rent in effect immediately prior to such expiration (prorated on a daily basis) and otherwise on the terms and conditions herein specified so far as applicable.

           Section 29. FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder, by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

           Section 30. SUCCESSORS AND ASSIGNS. All the terms and conditions of this Lease Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and permitted assigns of the parties hereto. The term "Landlord" means only the owner of the Leased Premises for the time, and upon any transfer of title to the Leased Premises, the transferor shall automatically be relieved of all further liability under this Lease Agreement, and the transferee shall automatically be and become responsible for all obligations of Landlord hereunder.

           Section 31. TERMINATION. On the termination date of the Term, or such earlier termination of this Lease Agreement, Tenant shall: (a) immediately vacate the Premises and surrender the same to Landlord; and (b) repair all damage to the Premises and the fixtures and personal property of Landlord located on the Premises caused by Tenant's removal of its equipment and trade fixtures from the Premises, and restore the Premises to the same condition which existed on the Commencement Date, reasonable wear and tear and any alterations previously approved by Landlord excepted. In addition, in the event Tenant fails to vacate and restore the Premises as set forth herein, Landlord shall be entitled to all remedies set forth in Section 19(d) of this Lease Agreement.

           Landlord's and Tenant's indemnity obligation under Section 18 and Landlord's and Tenant's Environmental Covenants under Section 22 shall survive the termination or expiration of this Lease Agreement.

           Section 32. AUTHORIZATION AND BINDING EFFECT OF AGREEMENT. The execution, delivery and performance of this Lease and each other document or instrument required to be delivered pursuant hereto by Landlord and Tenant have been duly authorized by their respective Boards of Directors, and this Lease and each other document or instrument required to be delivered pursuant hereto is the legal, valid and binding obligation of Landlord and Tenant and is enforceable against Landlord and Tenant in accordance with its respective terms; subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

           Section 33. COUNTERPARTS. This Lease Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one document.

           Section 34. ENTIRE AGREEMENT, APPLICABLE LAW. This Lease Agreement with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or effect, unless the same are in writing and signed by or on behalf of the party to be charged. The captions of particular Sections are inserted as a matter of convenience only and are in no way to affect or define the scope or intent of this Lease Agreement or any provision thereof. This Lease Agreement shall be governed by and interpreted in accordance with the laws of the State of Vermont.

           Section 35. MANDATORY EXPANSIONS. Tenant shall be obligated to lease from Landlord, and Landlord hereby agrees to rent to Tenant the following additional space at the following times (collectively, the "Expansion Premises") without any additional notice or amendment to this Lease:

           a. Being a portion of the ground floor of the Building containing approximately 3,000 additional square feet of space, more or less (the "Initial Ground Floor Expansion Space") commencing on the first day of the second Lease Year. Tenant shall have the right to park an additional 14 motor vehicles (for a total of 75) in the parking lot on the Lot in connection with the Initial Ground Floor Expansion Space.

           b. Being a portion of the ground floor of the Building containing approximately 3,750 additional square feet of space, more or less (the "Additional Ground Floor Expansion Space") commencing on the first day of the third Lease Year. Tenant shall have the right to park an additional 15 motor vehicles (for a total of 90) in the parking lot on the Lot in connection with the Additional Ground Floor Expansion Space.

           The terms, provisions and conditions set forth in this Lease, including the rental provisions and expiration date, shall govern the Expansion Premises.

           Section 36. RIGHT OF FIRST REFUSAL ON SECOND FLOOR SPACE. After the end of the third Lease Year, Landlord grants Tenant a one time right of first refusal to lease all, but not part, of the second floor of the Building under the following terms and conditions.

           a. If Landlord determines to lease the space on the second floor of the Building after the third Lease Year, Landlord shall notify Tenant in writing of the terms on which it would be willing to lease all, but not part, of the second floor space ("Landlord's Offer"). Tenant shall accept or reject Landlord's Offer within ten (10) days after receipt thereof. If Tenant accepts Landlord's Offer, Landlord shall lease the second floor to Tenant on the terms of Landlord's Offer and a new lease, or an amendment to this Lease, on terms acceptable to Landlord and Tenant shall be signed within thirty (30) days after Tenant accepts Landlord's Offer.

           b. If Tenant does not accept Landlord's Offer within ten (10) days after receipt thereof, Tenant's right of first refusal under this Section shall terminate and Landlord may lease all or any part of the second floor space to any third party on any terms acceptable to Landlord.

           Section 37. LANDLORD'S RIGHT TO RELOCATE. During the Term of this Lease, Landlord shall have the right to relocate Tenant to separate, contiguous space of approximately the same square footage as then in effect under this Lease (except for the 35 GMD Expansion Space) in the building currently occupied by Landlord located on a parcel of land located at 1400/1500 Shelburne Road (the "Relocation Space"). Such right to relocate may only be exercised by Landlord's delivering written notice to Tenant of its exercise of such right (the "Relocation Notice") no later than one hundred eighty (180) days before the date of such relocation. The terms, provisions and conditions set forth in this Lease, including the rental provisions and expiration date, shall govern the Relocation Space, except that the 35 GMD Expansion Space shall not be affected by such relocation. Landlord shall pay all out of pocket costs incurred in connection with such relocation. Such Relocation Space shall be appropriately segregated from Landlord's space and Tenant shall be entitled to signage, at Landlord's expense, comparable to the signage permitted at the Premises. Landlord shall not be entitled to exercise this relocation right during the last Lease Year of the original Term of this Lease unless Tenant has exercised its right to extend the Term of the Lease in accordance with Section 2. In the event Tenant exercises such right to extend the Term of the Lease, Landlord shall not be entitled to exercise this relocation right during the last Lease Year of the extended Term.

           IN WITNESS WHEREOF, the parties have executed or caused this Lease Agreement to be executed as of the ____ day of _______________, 2000.


                                           LANDLORD
IN PRESENCE OF:                            IDX SYSTEMS CORPORATION


__________________________________      By:____________________________________
Witness                                    Duly Authorized Agent

STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

           At ____________________, in said County and State, this _____ day of ____________, 2000, personally appeared ________________________, Duly
Authorized Agent of IDX SYSTEMS CORPORATION, to me known, and he/she acknowledged this instrument, by him/her signed, to be his/her free act and deed and the free act and deed of IDX SYSTEMS CORPORATION.


                      Before me,_____________________________________
                                                     Notary Public

                      Notary commission issued in Chittenden County My commission expires: 2/10/2003


                       (signatures continued on next page)

                                               TENANT
                                               ------
                                               ALLSCRIPTS, INC.


______________________________________     By: _________________________________
Witness                                        Duly Authorized Agent



STATE OF _______________
COUNTY OF _____________, SS.

           At ____________________, in said County and State, this _____ day of ____________, 2000, personally appeared ___________________ Duly Authorized
Agent of ALLSCRIPTS, INC., to me known, and he/she acknowledged this instrument, by him/her signed, to be his/her free act and deed and the free act and deed of ALLSCRIPTS, INC.



                Before me,_____________________________________
                                               Notary Public

                Notary commission
                issued in
                ____________
                County My
                commission
                expires:
                ________________



[add notary seal if signed outside Vermont]

                                   EXHIBIT "A"
                                   -----------

                          Description of Landlord's Lot
                          -----------------------------


A certain piece or parcel of land, with the improvements thereon and appurtenances thereto, located in South Burlington, County of Chittenden, State of Vermont, and more particularly described as follows:

           A parcel of land with appurtenances thereto and improvements thereon, being known as 25 Green Mountain Drive, and designated as Lot 17 as depicted on a plan entitled: "National Life Insurance Company, Shelburne Road, South Burlington, Vermont" by Webster-Martin, Inc. dated June 12, 1973 and recorded in Volume 105 at Page 21 of the City of South Burlington Land Records. Reference is made to Notice of Recording dated March 12, 1998 and recorded in Volume 424 at Page 67 of the City of South Burlington Land Records.

           Being all and the same land and improvements conveyed to IDX Systems Corporation by Warranty Deed of Green Mountain Power Corporation dated April 28, 1999, recorded in Volume 453, Page 286 of the City of South Burlington Land Records.

           Reference is hereby made to the above-referenced documents, the instruments therein described, and the references therein contained in further aid of this description.


--------------------------------------------------------------------------------